UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Diamondback Energy, Inc.
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500 West Texas, Suite 1200
Midland, Texas 79701

NOTICE OF
2019
ANNUAL STOCKHOLDERS
MEETING

and

PROXY STATEMENT

Thursday
June 6, 2019

11:30 a.m. local time
1200 N Walker Ave
Oklahoma City, Oklahoma 73103

April 26, 2019

Dear Diamondback Energy, Inc. Stockholder:

On behalf of your board of directors and management, you are cordially invited to attend the Annual Meeting of Stockholders to be held at 1200 N Walker Ave, Oklahoma City, Oklahoma 73103 on Thursday, June 6, 2019, at 11:30 a.m.

It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting in person, we urge you to grant your proxy to vote your shares by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials that you received, or if you requested to receive a paper copy of the proxy card, to mark, date, sign and return the proxy card in the envelope provided. Please note that submitting a proxy will not prevent you from attending the meeting and voting in person. Please note, however, if a broker or other nominee holds your shares of record and you wish to vote at the meeting, you must obtain from that registered holder a proxy card issued in your name.

You will find information regarding the matters to be voted on at the meeting in the proxy statement.  In addition to the formal items of business to be brought before the meeting, there will be a report on our operations, followed by a question and answer period. Your interest in Diamondback Energy, Inc. is appreciated. We look forward to seeing you on June 6, 2019.

Sincerely,

/s/ Steven E. West
Steven E. West
Chairman of the Board

DIAMONDBACK ENERGY, INC.
500 West Texas, Suite 1200
Midland, Texas 79701

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 6, 2019

To the Stockholders of Diamondback Energy, Inc.:

The Annual Meeting of Stockholders of Diamondback Energy, Inc. will be held on June 6, 2019 at 11:30 a.m., local time, at 1200 N Walker Ave, Oklahoma City, Oklahoma 73103, for the following purposes:

1.	To elect seven directors to serve until the Company’s 2020 Annual Meeting of Stockholders;

2.	To approve the Company’s 2019 Amended and Restated Equity Incentive Plan;

3.	To hold an advisory vote on the Company’s executive compensation;

4.	To ratify the appointment of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2019; and

5.	To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

We are providing access to our proxy materials, including this proxy statement and our 2018 Annual Report to Stockholders, over the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. The notice contains instructions on how to access those proxy materials over the Internet, as well as instructions on how to request a paper or email copy of our proxy materials. Those stockholders who request a paper copy of our proxy materials as provided in the Notice of Internet Availability will receive such proxy materials by mail. This electronic distribution process reduces the environmental impact and lowers the costs of printing and distributing our proxy materials.

Your vote is important. Please carefully consider the proposals and vote in one of these ways:

•	Follow the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card to vote through the Internet;

•	Follow the instructions on the proxy card to vote by phone;

•	If you request to receive a paper copy of our proxy materials, mark, sign, date and promptly return the proxy card in the postage-paid envelope; or

•	Submit a ballot at the Annual Meeting.

Only stockholders of record at the close of business on April 12, 2019 or their proxy holders may vote at the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6, 2019. This proxy statement and the Company’s 2018 Annual Report to Stockholders are available at www.envisionreports.com/FANG.

By Order of the Board of Directors,

/s/ Matt Zmigrosky
Matt Zmigrosky
Executive Vice President, General Counsel and
Secretary

The Notice of Internet Availability of Proxy Materials is first being mailed to stockholders on April 26, 2019.

i

About the Annual Meeting

Who is soliciting my vote?

The board of directors of Diamondback Energy, Inc., which we refer to as “Diamondback,” the “Company” and “we” in this proxy statement, is soliciting your vote at the 2019 Annual Meeting of Stockholders.

What am I voting on?

You are voting on:

•	The election of directors (see Proposal 1 beginning on page 4);

•	The approval of our 2019 Amended and Restated Equity Incentive Plan (see Proposal 2 on page 54);

•	The approval, on an advisory basis, the compensation paid to the Company’s named executive officers as reported in this proxy statement (see Proposal 3 on page 59);

•	The ratification of Grant Thornton LLP as our independent auditors for 2019 (see Proposal 4 beginning on page 60); and

•	Any other business properly coming before the meeting.

How does the board of directors recommend that I vote my shares?

Unless you give other instructions on your proxy, the persons named as proxy holders on the proxy or proxy card will vote in accordance with the recommendations of our board of directors. The board of directors’ recommendation can be found with the description of each item in this proxy statement. In summary, the board of directors recommends a vote:

•	“FOR” the proposal to elect nominated directors;

•	“FOR” the proposal to approve our 2019 Amended and Restated Equity Incentive Plan;

•	“FOR” the proposal to approve, on an advisory basis, the compensation paid to the Company’s named executive officers as reported in this proxy statement;

•	“FOR” the proposal to ratify Grant Thornton LLP as the Company’s independent auditors for 2019.

Who is entitled to vote?

You may vote if you were the record owner of our common stock as of the close of business on April 12, 2019. Each share of common stock is entitled to one vote. As of April 12, 2019, we had 164,617,181 shares of common stock outstanding and entitled to vote. There is no cumulative voting.

How many votes must be present to hold the meeting?

Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly grant your proxy by telephone, Internet or mail. In order for us to hold our meeting, holders of a majority of the voting power of our outstanding shares of common stock as of the close of business on April 12, 2019 must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

What is a broker non-vote?

If a broker does not have discretion to vote shares held in street name on a particular proposal and does not receive instructions from the beneficial owner on how to vote those shares, the broker may not vote on that proposal. This is known as a broker non-vote. No broker may vote your shares without your specific instructions on any of the proposals to be considered at the Annual Meeting other than the ratification of our independent auditors.

How many votes are needed to approve each of the proposals?

Assuming the presence of a quorum, directors will be elected by the affirmative vote of a majority of the votes cast, in person or by proxy, which means that the number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee. Abstentions and broker non-votes will not be counted for voting purposes with respect to the re-election of directors. Stockholders may not cumulate their votes with respect to the re-election of directors. If any incumbent director is not elected because he or she does not receive a majority of the votes cast, he or she is required to immediately tender his or her resignation for consideration by our board of directors. Our board of directors will evaluate whether to accept or reject such resignation, or whether other action should be taken; provided, however, that the board will act on such resignation and publicly disclose its decision to accept or reject such resignation and the rationale behind such decision within 90 days from the date of the certification of the director election results. Unless you indicate otherwise, the persons named as your proxies will vote your shares “FOR” all the nominees for director named in Proposal 1.

Each of Proposals 2, 3 and 4 requires the affirmative “FOR” vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. Only votes for or against Proposals 2 and 3 will be counted as votes cast, and abstentions and broker non-votes will not be counted for voting purposes. Broker non-votes will be counted as votes cast with respect to Proposal 4.

How do I vote?

You can vote either in person at the meeting or by proxy without attending the meeting.

To vote by proxy, you may vote by telephone or through the Internet by following the instructions included on the Notice of Internet Availability of Proxy Materials or proxy card, or, if you request to receive a paper copy of the proxy card, by returning a signed, dated and marked proxy card. If you are a registered holder or hold your shares in street name, votes submitted by Internet or telephone must be received by 1:00 a.m. central time on June 6, 2019.

Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. If you plan to vote in person at the Annual Meeting, and you hold your stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

Can I change my vote?

Yes. You can change or revoke your vote at any time before the polls close at the Annual Meeting. You can do this by:

•	Submitting another valid proxy bearing a later date and returning it to us prior to the meeting;

•	Sending our Corporate Secretary a written document revoking your earlier proxy; or

•	Voting again at the meeting.

However, if your shares are held in street name by a broker or other nominee, you must contact your broker or such other nominee to revoke your proxy.

Who counts the votes?

We have hired Computershare Trust Company, N.A., our transfer agent, to count the votes represented by proxies cast by telephone, Internet, mail or ballot. Employees of Computershare Trust Company, N.A. will act as inspectors of election.

Will my vote be confidential?

Yes. As a matter of Company policy, proxies, ballots and voting tabulations that identify individual stockholders are treated as confidential. Only the tabulation agent and the inspectors of election have access to your vote. Directors and employees of the Company may see your vote only if there is a contested proxy solicitation, as required by law or in certain other special circumstances.

Will my shares be voted if I don’t provide my proxy and don’t attend the Annual Meeting?

If you do not provide a proxy or vote your shares held in your name, your shares will not be voted.

If you hold your shares in street name, your broker may be able to vote your shares for certain “routine” matters even if you do not provide the broker with voting instructions. The ratification of Grant Thornton LLP as our independent auditors for 2019 is considered routine. For matters not considered “routine,” if you do not give your broker instructions on how to vote your shares, the broker may not vote on that proposal. This is a broker non-vote.

The proposals to elect directors, to approve our 2019 Amended and Restated Equity Incentive Plan and to approve, on an advisory basis, the Company’s executive compensation are not considered routine. As a result, no broker may vote your shares on these proposals without your specific instructions.

How are votes counted?

In the election of directors contemplated by Proposal 1, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to one or more of the nominees. For Proposals 2, 3 and 4, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

What if I submit my proxy but don’t indicate my vote on the proposals?

If you submit a proxy by telephone or Internet, or if you request a paper copy of our proxy materials and return a signed proxy card by mail, in each case without indicating your vote, your shares will be voted “FOR” the director nominees listed on the card, “FOR” approving our 2019 Amended and Restated Equity Incentive Plan, “FOR” approving, on an advisory basis, the Company’s executive compensation as described in this proxy statement and “FOR” the ratification of Grant Thornton LLP as our independent auditors for 2019.

Could other matters be decided at the Annual Meeting?

We have not received any stockholder proposals and are not aware of any other matters that will be considered at the Annual Meeting. If any other matters arise at the Annual Meeting, the persons named in your proxies will vote in accordance with their best judgment.

Who can attend the meeting?

The Annual Meeting is open to all holders of our common stock.

What do I need to bring to attend the Annual Meeting?

You will need proof of ownership of our common stock to enter the meeting. If your shares are in the name of your broker or bank or other nominee, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement. All stockholders will be required to present valid picture identification. IF YOU DO NOT HAVE VALID PICTURE IDENTIFICATION AND PROOF THAT YOU OWN SHARES OF OUR STOCK, YOU MAY NOT BE ADMITTED INTO THE MEETING.

What are the directions to the Annual Meeting location?

The Annual Meeting will be held at 1200 N Walker Ave, Oklahoma City, Oklahoma 73103. From I-40, take exit 150A - Shields Blvd. Turn left (North) onto Shields. Shields will turn into E.K. Gaylord. Continue on E.K. Gaylord. E.K. Gaylord will then turn into North Broadway. Continue driving on North Broadway to NW 11th Street and turn left (West). Continue on NW 11th Street to N. Walker Avenue and the Ambassador Hotel is on the Northeast corner of NW 11th Street and Walker Avenue. Please note that there may be construction along this route and it is subject to detours.

How can I access the Company’s proxy materials and annual report electronically?

This proxy statement and the Company’s 2018 Annual Report to Stockholders are available at www.envisionreports.com/FANG.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?

We are providing access to our proxy materials, including this proxy statement and our 2018 Annual Report to Stockholders, over the Internet in accordance with the rules of the Securities and Exchange Commission, or the SEC.  As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of a paper copy of our proxy materials. Your Notice of Internet Availability of Proxy Materials contains instructions on how to access our proxy materials over the Internet, as well as instructions on how to request a paper copy of our proxy materials by mail.

Our proxy materials are also available at www.envisionreports.com/FANG.

How can I request a full set of proxy materials?

You may request, without charge, a full set of our proxy materials, including our 2018 Annual Report to Stockholders, for one year following the annual meeting of stockholders.  If a broker or other nominee holds your shares of record, you may request a full set of our proxy materials by following the instructions contained in the Notice of Internet Availability of Proxy Materials that you received.

Election of Directors

(Proposal 1 on the Proxy Card)

Director Nominations

The board is committed to recruiting and nominating directors for election who will collectively provide the board with the necessary diversity of skills, backgrounds and experiences to meet the Company’s ongoing needs and support oversight of our business strategy and priorities. In recommending candidates for election to the board, the nominating and corporate governance committee evaluates a candidate’s character, judgment, skill set, experience, independence, other time commitments and any other factors that the nominating and corporate governance committee deems relevant. In addition, in determining whether to recommend incumbent directors for re-election to the board, the nominating and corporate governance committee also reviews and considers the director’s board and committee meeting attendance, the level of support that the director’s nomination received at the most recent annual stockholders’ meeting and the well-roundedness of the board as a whole.

In 2019, the nominating and corporate governance committee recommended to the board, and the board approved, the nomination of Steven E. West, Travis D. Stice, Michael L. Hollis, Michael P. Cross, David L. Houston, Mark L. Plaumann and Melanie M. Trent to serve for a one-year term ending at the 2020 Annual Meeting, but in any event, until his or her successor is elected and qualified, unless ended earlier due to his or her death, resignation, disqualification or removal from office. All of these director nominees, except for Mr. Stice, our Chief Executive Officer, and Mr. Hollis, our President and Chief Operating Officer, are independent under the Nasdaq listing standards and SEC rules, comprising a supermajority of independent directors currently serving on our board of directors.

About Director Nominees

Our board of directors currently consists of seven members who are elected annually. All of the director nominees are currently directors of the Company who were elected by stockholders at the 2018 Annual Meeting. In the event any nominee should be unavailable to serve at the time of the meeting, the proxies may be voted for a substitute nominee selected by the board.

Biographical information with respect to each of the director nominees, together with a list of competencies that contributed to the conclusion that such person should serve as a director, are presented below. An overview of the core competencies of each director nominee is featured in a skills matrix on page 7.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THESE DIRECTORS

STEVEN E. WEST, age 58. Mr. West has served as a director of the Company since December 2011 and Chairman of the Board since October 2012. Mr. West served as our Chief Executive Officer from January 2009 to December 2011. From January 2011 until December 2016, Mr. West was a partner at Wexford Capital LP, or Wexford Capital, focusing on Wexford Capital’s private equity energy investments. From August 2006 until December 2010, Mr. West served as senior portfolio advisor at Wexford Capital. From August 2003 until August 2006, Mr. West was the Chief Financial Officer of Sunterra Corporation, a former Wexford Capital portfolio company. From December 1993 until July 2003, Mr. West held senior financial positions at Coast Asset Management and IndyMac Bank. Prior to that, Mr. West worked at First Nationwide Bank, Lehman Brothers and Peat Marwick Mitchell & Co., the predecessor of KPMG LLP. Since February 2014, Mr. West has also served as a director and Executive Chairman of the general partner of Viper Energy Partners LP, our publicly traded subsidiary, which we refer to as Viper. Mr. West holds a Bachelor of Science degree in Accounting from California State University, Chico. We believe Mr. West’s background in finance, accounting and private equity energy investments, as well as his executive management skills developed as part of his career with Wexford Capital, its portfolio companies and other financial institutions qualify him to serve on our board of directors. In particular, we believe Mr. West’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; Finance/Capital Markets; Financial Reporting/Accounting Experience; Industry Background; Executive Experience; Executive Compensation; and Risk Management.

TRAVIS D. STICE, age 57. Mr. Stice has served as our Chief Executive Officer since January 2012 and as a director of the Company since November 2012. Mr. Stice has also served as the Chief Executive Officer and a director of the general partner of Viper since February 2014. Prior to his current positions with us and Viper, he served as our President and Chief Operating Officer from April

2011 to January 2012. From November 2010 to April 2011, Mr. Stice served as a Production Manager of Apache Corporation, an oil and gas exploration company. He served as a Vice President of Laredo Petroleum Holdings, Inc., an oil and gas exploration and production company, from September 2008 to September 2010 and as a Development Manager of ConocoPhillips/Burlington Resources Mid Continent Business Unit, an oil and gas exploration company, from April 2006 until August 2008. Prior to that, Mr. Stice held a series of positions of increasing responsibilities at Burlington Resources, most recently as a General Manager, Engineering, Operations and Business Reporting of the Mid Continent Division from January 2001 until Burlington Resources’ acquisition by ConocoPhillips in March 2006. He started his career with Mobil Oil in 1985. Mr. Stice has 33 years of industry experience in production operations, reservoir engineering, production engineering and unconventional oil and gas exploration and over 20 years of management experience. Mr. Stice graduated from Texas A&M University with a Bachelor of Science degree in Petroleum Engineering. Mr. Stice is a registered engineer in the State of Texas, and is a 33-year member of the Society of Petroleum Engineers. We believe that Mr. Stice’s leadership within the Company, his management experience and his knowledge of the critical internal and external challenges facing the Company and the oil and natural gas industry as a whole qualify him for service on our board of directors. In particular, we believe Mr. Stice’s strengths in the following core competencies provide value to our board of directors: Industry Background; Executive Experience; Executive Compensation; and Risk Management.

MICHAEL L. HOLLIS, age 43. Mr. Hollis has served as our President since his appointment effective January 1, 2017, as our Chief Operating Officer since July 2015 and as a director of our Company since April 2018. He joined us in September 2011 and served as our Vice President—Drilling prior to becoming our Chief Operating Officer. Mr. Hollis has also served as a director of the general partner of Viper since June 2014. Prior to joining us, Mr. Hollis served in various roles, most recently as drilling manager at Chesapeake Energy Corporation, an oil and gas exploration company, from June 2006 to September 2011. Mr. Hollis worked for ConocoPhillips Company as a senior drilling engineer from January 2002 to June 2006. Mr. Hollis received his Bachelor of Science degree in Chemical Engineering from Louisiana State University. We believe that Mr. Hollis’ executive management experience and knowledge of the oil and natural gas industry as a whole qualify him for service on our board of directors. In particular, we believe Mr. Hollis’s strengths in the following core competencies provide value to our board of directors: Environmental, Health, Safety & Sustainability, Industry Background; Executive Experience; and Risk Management.

MICHAEL P. CROSS, age 67. Mr. Cross has served as a director of the Company since October 2012. Mr. Cross is owner of Michael P. Cross, Inc., an independent oil and natural gas producer, and serves as its President, a position he has held since January 2007. Mr. Cross also currently serves as a director of Warren Equipment Company, a position he has held since 2002. Mr. Cross served as a member of the executive committee of the Oklahoma Energy Resources Board from February 2005 until March 2014, where he was a member of the executive committee from 2007 until 2014. Mr. Cross served as a member of the Board of Directors of the Oklahoma Independent Petroleum Association for over 18 years, and was inducted into its Wildcatters Hall of Honor. Mr. Cross served on the Board of Directors for OGE Enogex GP LLC from October 2007 to October 2008. Mr. Cross also served as Chief Executive Officer and President of Windsor Energy Resources, Inc. from December 2005 until December 2006. Mr. Cross served as President of Twister Gas Services, L.L.C., an oil and gas exploration, production and marketing company, from its inception in 1996 until June 2003 and served as President of its predecessor, Twister Transmission Company, from 1990 to 1996. Mr. Cross graduated from Oklahoma State University with a Bachelor of Science degree in Business Administration. We believe that Mr. Cross’s strong oil and gas background and executive management experience qualify him for service on our board of directors. In particular, we believe Mr. Cross’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; Financial Reporting/Accounting Experience; Government, Legal & Regulatory; Industry Background; Executive Experience; Executive Compensation; and Risk Management.

DAVID L. HOUSTON, age 66. Mr. Houston has served as a director of the Company since October 2012. Since 1991, Mr. Houston has been the principal of Houston Financial, a firm providing wealth management services with a focus on the energy sector. Since 2000, Mr. Houston has managed a mineral trust with approximately 9,200 net acres in Oklahoma, Texas, Kansas and New Mexico, which includes responsibility for leasing and production matters. Mr. Houston served on the board of directors and executive committee of Deaconess Hospital, Oklahoma City, Oklahoma, from January 1993 until December 2008. Mr. Houston has served as a director of Gulfport Energy Corporation, or Gulfport, since July 1998, and has been Chairman of its Board since June 2013. Mr. Houston also serves on Gulfport’s nominating and governance, audit and compensation committees. He served as a director of Bronco Drilling Company from May 2005 until December 2010 and was a member of its audit committee. Mr. Houston received a Bachelor of Science degree in business from Oklahoma State University and a graduate degree in banking from Louisiana State University. We believe that Mr. Houston’s financial background and his executive management experience qualify him for service on our board of directors. In particular, we believe Mr. Houston’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; Financial Reporting/Accounting Experience; Industry Background; Executive Experience; Executive Compensation; and Risk Management.

MARK L. PLAUMANN, age 63. Mr. Plaumann has served as a director of the Company since October 2012. He is currently a Managing Member of Greyhawke Capital Advisors LLC, or Greyhawke, which he co-founded in 1998. Prior to founding Greyhawke, Mr. Plaumann was a Senior Vice President of Wexford Capital. Mr. Plaumann was formerly a Managing Director of Alvarez & Marsal, Inc. and the President of American Healthcare Management, Inc. He also was Senior Manager at Ernst & Young LLP. Mr. Plaumann served as a director and audit committee chairman for ICx Technologies, Inc. from 2006 until October 2010, served as a director and a member of the audit and compensation committees of Republic Airways Holdings, Inc. from 2002 until April 2017 and currently serves as a director of a private company. Mr. Plaumann served as a director, an audit committee chairman and a member of the conflicts committee of the general partner of Rhino Resource Partners LP, a coal operating company, from September 2010 until March 2016. Mr. Plaumann holds an M.B.A. and a B.A. in Business from the University of Central Florida, where he currently serves on the Dean’s Advisory Board for the College of Business. We believe that Mr. Plaumann’s service on the boards of other public companies and his executive management experience, including previous experience as chairman of audit committees, qualifies him for service on our board of directors. In particular, we believe Mr. Plaumann’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; Finance/Capital Markets; Financial Reporting/Accounting Experience; Executive Experience; Executive Compensation; and Risk Management.

MELANIE M. TRENT, age 54. Ms. Trent has served as a director of the Company since April 2018. Ms. Trent served in various legal, administrative and compliance capacities for Rowan Companies plc, an offshore drilling services company, from 2005 until April 2017, including as an Executive Vice President, General Counsel and Chief Administrative Officer from 2014 until April 2017, as Senior Vice President, Chief Administrative Officer and Company Secretary from 2011 until 2014 and in various other capacities from 2005 to 2011. Ms. Trent has served as a director of Arcosa, Inc., a provider of infrastructure-related products and solutions, with leading positions in construction, energy and transportation markets, since November 2018, and is a member of its audit and corporate governance and directors nominating committees. Ms. Trent has served as a supervisory director of Frank’s International N.V., a global tubular and oil and gas service provider, since January 2019, and is a member of its audit committee. Ms. Trent holds a Bachelor’s degree from Middlebury College and holds a Juris Doctorate degree from Georgetown University Law Center. We believe that Ms. Trent’s strong legal and executive management experience, diverse background and knowledge of oil and gas and energy industries qualify her for service on our board of directors. In particular, we believe Ms. Trent’s strengths in the following core competencies provide value to our board of directors: Corporate Governance; Finance/Capital Markets; Financial Reporting/Accounting Experience; Government, Legal & Regulatory; Industry Background; Executive Experience; Executive Compensation; and Risk Management.

Summary of Director Nominee Core Competencies

The diversity of experience and wide variety of skills, qualifications and viewpoints of the director nominees embody key competencies that our nominating and corporate governance committee considers valuable to effective oversight of the Company. The following chart illustrates how the current board members individually and collectively represent these core competencies. The lack of an indicator for a particular item does not mean that the director does not possess that qualification, skill or experience, as each director is expected to be knowledgeable in all of these areas. The indicator merely represents a core competency that the director nominee brings to our board. For more information about each director nominee, see the individual biographies set forth beginning on page 4 above.

	West	Stice	Hollis	Houston	Cross	Plaumann	Trent
Corporate Governance Contributes to the board’s understanding of best practices in corporate governance matters.	●			●	●	●	●
Environmental, Health, Safety & Sustainability
Contributes to the board’s oversight and understanding of environmental, health, safety and sustainability issues and their relationship to our business and strategy as we strive to provide the energy necessary for economic growth and social well-being, while securing a stable and healthy environment for the future.
		●	●		●
Finance/Capital Markets Valuable in evaluating our financial statements, capital structure and financial strategy.	●	●				●	●
Financial Reporting/Accounting Experience Critical to the oversight of our financial statements and financial reports.	●			●	●	●	●
Government, Legal & Regulatory Contributes to the board’s ability to guide us through government regulations, complex legal matters and public policy issues.					●		●
Industry Background
Offers pertinent background and knowledge to the board, providing valuable perspective on issues specific to our business, operations and strategy, including key performance indicators and the competitive environment.
	●	●	●	●	●		●
Executive Experience
Demonstrates leadership ability and provides valuable insights into operations and business strategy through a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.
	●	●	●		●		●
Executive Compensation Contributes to the board’s ability to attract, motivate and retain executive talent.	●	●		●	●	●	●
Risk Management Contributes to the identification, assessment and prioritization of significant risks we face.	●	●	●	●	●	●	●

Corporate Governance Matters

Corporate Governance Highlights

We believe that effective corporate governance should include regular constructive discussions with our stockholders. We have a proactive stockholder engagement process that encourages feedback from our stockholders. This feedback helps shape our governance practices, which include:

✓ Increased size of the board of directors from five to seven
✓ Supermajority of independent director nominees under the Nasdaq listing standards and SEC rules
✓ Independent chair of the board of directors
✓ Majority voting to elect directors (for uncontested elections)
✓    Mandatory resignation if a majority vote is not received (for uncontested elections)
✓ Advancement of board diversity, with an addition of a female director to our board in 2018 and emphasis on diversity in the nominating and corporate governance committee’s charter
✓ Declassified board of directors
✓ Active stockholder outreach with respect to corporate governance and executive compensation
✓ Active board oversight of risk and risk management
✓ Independent director meetings in executive sessions
✓ Commitment to social responsibility with respect to our people, community and environment
✓ Periodic board and committee self-assessments
✓ Independent director meetings in executive sessions
✓ 89% attendance at 2018 board and committee meetings
✓ All financially literate audit committee members and three of the four members of the audit committee qualify as financial experts

For additional discussion of our stockholder engagement and actions that we have taken in response to stockholder feedback, see “Corporate Governance Matters—Stockholder Engagement” on page 14.

Corporate Governance Guidelines

The board has adopted our Corporate Governance Guidelines as a way to reinforce its commitment to sound governance practices and policies. These Corporate Governance Guidelines include provisions concerning the following:

•	role and responsibilities of the board and its committees;

•	size of the board;

•	selection, qualifications, independence, responsibilities, tenure and compensation of directors

•	director resignation process;

•	selection of chairman and chief executive officer;

•	other public company directorships and committee service;

•	board meetings and agendas;

•	director access to management and advisors;

•	executive sessions of non-employee directors;

•	director orientation and education;

•	annual performance evaluations of the board and its committees;

•	succession planning;

•	director compensation;

•	stockholder and third party communications with the board;

•	board communications with third parties; and

•	confidentiality.

Our Corporate Governance Guidelines can be found on our website at www.diamondbackenergy.com under the “Investors—Corporate Governance” caption. You may also obtain copies of the Corporate Governance Guidelines, at no charge to you, by writing to Corporate Secretary, Diamondback Energy, Inc., 500 West Texas Ave, Suite 1200, Midland, TX 79701.

Director Qualifications and Nomination Process

Skills and Qualifications We Seek in Directors

As provided by the nominating and corporate governance committee’s charter and our Corporate Governance Guidelines, our nominating and corporate governance committee identifies, evaluates and recommends to our board of directors candidates with the goal of creating a balance of knowledge, experience and diversity.

It is our policy that potential directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the interests of our stockholders. We also require that the members of our board of directors be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on our behalf, including attending all meetings of the board of directors and applicable committee meetings. We also require that at least a majority of our directors meet the standards of independence promulgated by Nasdaq and the SEC. For a discussion of the core competencies that each director brings to our board, see “Summary of Director Nominee Core Competencies” above on page 7.

Board Refreshment and Diversity

Our nominating and corporate governance committee is committed to continuous improvement and employs a rigorous process to ensure that the composition of the board is diverse, balanced and aligned with the evolving needs of the Company. The board ensures refreshment and continued effectiveness by evaluating the composition of the board on a periodic basis to ensure its composition reflects a range of talents, skills and expertise sufficient to provide sound and prudent guidance with respect to our operations and the interests of our stockholders. In particular, the board seeks to maintain a balance of experience in the areas of accounting and finance, management, leadership and oil and gas related industries as well as other core competencies discussed under “Summary of Director Nominee Core Competencies.”

Additionally, it is our policy that our nominating and corporate governance committee considers diversity in its evaluation of candidates for board membership. To this end, our board believes that diversity with respect to viewpoint, including such that is held by candidates of different gender, race, ethnicity, background, age, thought and tenure on our board (in connection with the consideration of the renomination of an existing director), should be an important factor in board composition. To reflect this policy and to ensure a competitive recruitment process, our nominating and corporate governance committee, in accordance with its charter, seeks to include diverse candidates in all director searches, taking into account diversity of gender, race, ethnicity, background, age, thought and tenure on our board (in connection with the consideration of the renomination of an existing director), including by affirmatively instructing any search firm retained to assist the nominating and corporate governance committee in identifying director candidates to seek to include diverse candidates from traditional and nontraditional candidate groups. In accordance with its charter, our nominating and corporate governance committee also ensures that diversity considerations are discussed in connection with each potential nominee, as well as on a periodic basis in connection with its periodic review of the composition of the board and the size of the board as a whole.

As part of our ongoing commitment to board refreshment and board diversity, we increased the size of our board of directors from five to seven in April 2018, adding Michael L. Hollis and Melanie M. Trent. These directors advance the operational and executive management expertise and gender and age diversity of our board of directors.

How We Select our Director Nominees

The board is responsible for nominating directors and filling vacancies that may occur between annual meetings, based upon the recommendation of our nominating and corporate governance committee. The nominating and corporate governance committee considers the Company’s current needs and long-term and strategic plans to determine the skills, experience and characteristics needed by our board. The nominating and corporate governance committee then identifies, considers and recommends director candidates to the board in light of its commitment to board refreshment and diversity discussed above. Generally, the committee identifies candidates through the business and organizational contacts of our advisors, directors and management team and through the use of third-party search firms.

The nominating and corporate governance committee, in accordance with its charter and our Corporate Governance Guidelines, takes into consideration the key qualifications and skills described above when evaluating candidates. The nominating and corporate governance committee also considers whether potential candidates will likely satisfy independence standards for service on the board and its committees and the number of public boards on which the candidate already serves.

Stockholder Recommendation of Candidates and Nomination of Candidates

Our board of directors will consider stockholder nominations for director candidates upon written submission of such recommendation to our Corporate Secretary along with, among other things, the nominee’s qualifications and certain biographical information regarding the nominee, such nominee’s written consent to serving as a director if elected and being named in the proxy or information statement and certain information regarding the status of the stockholder submitting the recommendation, all in the manner required by our bylaws and the applicable rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Following verification of the stockholder status of persons proposing candidates, recommendations will be aggregated and considered by our board of directors at a regularly scheduled or special meeting. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials will be forwarded to our board of directors. See “Submission of Future Stockholder Proposals” below for additional detail regarding submitting director nominees.

Majority Voting

To be elected, a director must receive a majority of the votes cast with respect to that director at the meeting. Our bylaws and Corporate Governance Guidelines provide that if the number of shares voted “FOR” a nominee who is serving as a director (an incumbent) does not exceed 50% of the votes cast “AGAINST” that director, he or she will tender his or her resignation to the board. The board will evaluate whether to accept or reject such resignation, or whether other action should be taken. Within 90 days of the certification of the stockholder vote, the board is required to decide whether to accept the resignation and publicly disclose its rationale for the decision.

In a contested election, where the number of nominees exceeds the number of directors to be elected, the required vote would be a plurality of votes cast, which means that the directors receiving the largest number of “FOR” votes will be elected in such contested election.

Director Independence

Our Corporate Governance Guidelines provide that a majority of the directors of the board must be “independent” in accordance with Nasdaq listing standards. Our board of directors has determined that each of David L. Houston, Michael P. Cross, Mark L. Plaumann, Melanie M. Trent and Steve West meets the standards regarding independence set forth in the Nasdaq listing standards and is free of any relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out their responsibilities as directors of the Company.

Our board of directors has determined that each member of the audit committee is independent for purposes of serving on such committee under the Nasdaq listing standards and SEC rules. In addition, our board of directors has determined that each current member of the audit committee is financially literate under the Nasdaq listing standards and that each of Mr. Plaumann, Mr. Cross and Mr. Houston qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K.

Our board of directors has also determined that each member of the compensation committee and the nominating and corporate governance committee meets the independence requirements applicable to those committees under the Nasdaq rules. In addition, our board of directors determined that each member of our compensation committee is a “non-employee director” in accordance with Rule 16b-3 under the Exchange Act.

Executive Sessions of Independent Directors

Our independent directors have the opportunity to meet in an executive session following each regularly scheduled meeting of the board of directors and its committees. Our independent directors met in an executive session on four (4) occasions in 2018.

Board Leadership Structure

In accordance with our Corporate Governance Guidelines, the positions of Chairman of the Board and Chief Executive Officer are held by two different individuals. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business and operations, while allowing our Chairman of the Board to lead the board in its fundamental role of providing advice to and oversight of management. The Chairman of the Board provides leadership to our board of directors and works with the board of directors to define its structure and activities in the fulfillment of its responsibilities. The Chairman of the Board sets the board agendas, with the input from other members of the board and our management, facilitates communications among and information flow to directors, has the power to call special meetings of our board of directors and stockholders and presides at meetings of our board of directors and stockholders. The Chairman of the Board also advises and counsels our Chief Executive Officer and other officers.

We believe that our directors bring a broad range of leadership experience to the boardroom and regularly contribute to the thoughtful discussion involved in effectively overseeing the business and affairs of the Company. We believe that the atmosphere of our board is collegial, that all board members are well engaged in their responsibilities, and that all board members express their views and consider the opinions expressed by other directors. Five of the seven directors on our board are independent under the Nasdaq listing standards and SEC rules, and Mr. Houston has been appointed as the lead director among our independent directors. In such capacity, Mr. Houston’s duties include presiding at all meetings of the board at which the Chairman of the Board is not present, including executive sessions of the independent directors, and serving as a liaison between the Chairman of the Board and the independent directors. We believe that all of our independent directors have demonstrated leadership in business enterprises and are familiar with board processes. Our independent directors are involved in the leadership structure of our board by serving on our audit, nominating and compensation committees, each having a separate independent chairperson. Specifically, the chair of our audit committee oversees the accounting and financial reporting processes, as well as compliance with legal and regulatory requirements. The chair of our compensation committee oversees the annual performance evaluation of our Chief Executive Officer and our compensation policies and practices and their impact on risk and risk management. The chair of our nominating and corporate governance committee monitors matters such as the composition of the board and its committees, board performance and best practices in corporate governance. As such, each committee chair provides independent leadership for purposes of many important functions delegated by our board of directors to such committee.

Board Meetings, Committees and Membership

Our board of directors met sixteen (16) times, in person or telephonically, in 2018. In addition to these meetings, the board of directors adopted resolutions by unanimous written consent. Each director attended at least 89% of the meetings of the board of directors and the meetings of the committees on which he or she served.

Recognizing that director attendance at our Annual Meeting can provide our stockholders with an opportunity to communicate with directors about issues affecting the Company, we actively encourage our directors to attend the Annual Meeting of Stockholders. All of our directors attended our 2018 Annual Meeting of Stockholders.

Board Committee Membership

The table below shows the membership of each of the board’s committees, as well as information about each committee’s principal functions.

Committee	Members		Principal Functions	Number of Meetings in 2018
Audit	Mark L. Plaumann*	●
Reviews and discusses with management and the independent auditors the integrity of our accounting policies, internal controls, financial statements, accounting and auditing processes and risk management compliance.
Four (4)
Michael P. Cross
David L. Houston
	Melanie M. Trent	●	Monitors and oversees our accounting, auditing and financial reporting processes generally, including the qualifications, independence and performance of the independent auditor.

		●	Monitors our compliance with legal and regulatory requirements.
●
Establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

		●	Reviews and approves related party transactions.
		●	Appoints, determines compensation, evaluates and terminates our independent auditors.
		●	Pre-approves audit and permissible non-audit services to be performed by the independent auditors.
		●	Prepares the report required by the SEC for the inclusion in our annual proxy statement.
		●	Reviews and reassesses the adequacy of the audit committee charter on a periodic basis.

Committee	Members		Principal Functions	Number of Meetings in 2018
●
Inform our independent auditors of the audit committee’s understanding of significant relationships and transactions with related parties and review and discuss with our independent auditors the auditors’ evaluation of our identification of, accounting for and disclosure of our relationships and transactions with related parties, including any significant matters arising from the audit regarding our relationships and transactions with related parties.

		●	Conducts a periodic performance evaluation of the committee.

Compensation	Michael P. Cross*	●	Oversees and administers our executive compensation policies, plans and practices and evaluates their impact on risk and risk management.	Six (6)
David L. Houston
	Mark L. Plaumann	●	Reviews and makes recommendations to the board of directors with respect to compensation plans and policies for employees generally.
Melanie M. Trent
		●	Discharges the board of directors’ responsibilities relating to the compensation of our Chief Executive Officer and other executive officers.
		●	Where appropriate or required, makes recommendations to our stockholders with respect to incentive compensation and equity-based plans.
		●	Reviews, approves and administers our Executive Annual Incentive Compensation Plan, including the establishment of performance criteria and targets and awards under such plan.
		●	Reviews, approves and administers our equity-based compensation plans, including the grants of stock options, restricted stock units and other equity awards under such plans.
		●	Makes recommendations to the board with respect to director compensation.
		●	Determines any stock ownership guidelines for our chief executive officer and other executive officers and directors.
		●	Conducts a periodic performance evaluation of the committee.
		●	Reviews disclosure related to executive compensation in our proxy statement.
		●	Reviews and reassesses the adequacy of the compensation committee charter.
		●	Advise the board of directors regarding the stockholder advisory vote on executive compensation and golden parachutes, including the frequency of such votes.
		●	Reviews and considers the stockholder advisory vote on executive compensation when determining policies and making decisions on executive compensation.
●
Has the sole authority to appoint, compensate and oversee work of any compensation consultant and other advisors with respect to executive compensation and assistance with other charter responsibilities and determines any conflict of interest with such compensation consultant.

Nominating and Corporate Governance	David L. Houston*	●	Assists the board of directors in developing criteria for, identifying and evaluating individuals qualified to serve as members of our board of directors.	Two (2)
Michael P. Cross
	Mark L. Plaumann	●	Identifies and recommends director candidates to the board of directors to be submitted for election at the Annual Meeting and to fill any vacancies on the board of directors.
Melanie M. Trent
		●	Evaluates candidates for board of directors membership, including those recommended by stockholders of the Company.

Committee	Members		Principal Functions	Number of Meetings in 2018
		●	Periodically reviews and makes recommendations regarding the composition and size of the board of directors and each of its committees.
		●	Conducts a periodic performance evaluation of the committee.
		●	Reviews and reassesses the adequacy of the nominating and corporate governance committee charter and recommends any proposed changes to the board of directors for approval.
*Committee Chairperson.

Committee Charters

The charters for our audit committee, compensation committee and nominating and corporate governance committee can be found on our website at www.diamondbackenergy.com under the “Investors—Corporate Governance” caption. You may also obtain copies of these charters at no charge to you, by writing to Corporate Secretary, Diamondback Energy, Inc., 500 West Texas Ave, Suite 1200, Midland, TX 79701.

Board Evaluation Process

The board is committed to continuous improvement with respect its ability to carry out its responsibilities. In accordance with our Corporate Governance Guidelines, the board and its committees conduct self-evaluations relating to their performance. These self-evaluations are a critical tool in assessing the composition and effectiveness of the board, its committees and its directors and presents an opportunity to identify areas of strength and areas capable of improvement. Our nominating and corporate governance committee supervises these evaluations, which are conducted by outside counsel and include an assessment of, among other things:

•	the effectiveness of the board and committee structure;

•	board and committee composition, including assessment of skills, experience and occupational and personal backgrounds;

•	board culture and dynamics, including the effectiveness of discussion and debate at board and committee meetings;

•	the quality of board and committee agendas and the appropriateness of board and committee priorities; and

•	the quality of communication between management and board members.

The board considers the results of the evaluations to assess whether the board and its committees have the necessary diversity of skills, backgrounds and experiences to meet the Company’s needs and to further enhance the effectiveness of the board and its committees over time.

Board’s Role in Risk Oversight

As an exploration and production company, we face a number of risks, including risks associated with supply of and demand for oil and natural gas, volatility of oil and natural gas prices, exploring for, developing, producing and delivering oil and natural gas, declining production, environmental and other government regulations and taxes, weather conditions, including hurricanes, that can affect oil and natural gas operations over a wide area, adequacy of our insurance coverage, political instability or armed conflict in oil and natural gas producing regions and overall economic environment. Management is responsible for the day-to-day management of risks we face as a company, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

Our board of directors believes that full and open communication between management and the board of directors is essential for effective risk management and oversight. Our Chairman of the Board meets regularly with our Chief Executive Officer and our Chief Financial Officer to discuss strategy and risks facing the Company. Our executive officers regularly attend the board meetings and are available to address any questions or concerns raised by the board on risk management-related and any other matters. Other members of our management team periodically attend the board meetings or are otherwise available to confer with the board to the extent their expertise is required to address risk management matters. Periodically, our board of directors receives presentations from senior management on strategic matters involving our operations. During such meetings, our board of directors also discusses strategies, key challenges, and risks and opportunities for the Company with senior management.

Committee Risk Oversight Responsibilities

While our board of directors is ultimately responsible for risk oversight at the Company, the board’s three committees assist the board in fulfilling its oversight responsibilities in certain areas of risk. The audit committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements, and discusses policies with respect to risk assessment and risk management. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The nominating and corporate governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure and executive officers, and corporate governance.

Stockholder Engagement

We value the views of our stockholders and embrace active stockholder engagement as an important tenet of good governance. Because positive and ongoing dialogue builds informed relationships that promote transparency and accountability, members of senior management employ a year-round approach, including proactive engagement as well as responsiveness to specific areas of focus. Information and feedback received through our engagement activities is shared with our board, which helps inform its decisions. In response to feedback obtained during our stockholder outreach efforts, the following past actions, some of which had already been independently considered for implementation by our board of directors or committees, were undertaken:

•
our board of directors amended our bylaws to provide for the majority vote requirement to elect directors to our board of directors, which replaced the prior plurality voting standard applicable to our director election;

•
our board of directors and the nominating and corporate governance committee approved enhancements to the nominating committee charter and director nomination process that focused on increasing the size of the board and number of independent directors, with a supermajority of the board currently being independent, and increasing the board’s diversity, which resulted in a female director being added to our board in April 2018;

•
the compensation committee fully transitioned to three-year performance-based equity awards, with no two-year performance-based equity awards granted during 2018 and no two-year performance-based awards contemplated in the future, and implemented double-trigger change of control provisions in equity awards granted since the beginning of 2018;

•
the compensation committee enhanced the disclosure of targets and goals for performance-based awards, the discussion of equity award process for our named executive officers and the underlying rationale for such awards;

•	the addition of return on average capital employed as a metric for determining cash performance awards;

•	the implementation of stock ownership guidelines for our non-employee directors and all executive officers; and

•	the release of our inaugural 2018 Corporate Responsibility Report.

During 2018, we continued our stockholder outreach efforts and solicited feedback on our executive compensation programs, corporate governance, corporate responsibility and other important issues. We also had discussions of certain of these matters with other investors during investor presentation events and earnings and other investor calls throughout the year.

Already in 2019, we have spoken to 11 of our largest stockholders, who represent over 50% of our outstanding common stock. These discussions have provided us an opportunity to further explore issues important to us and our stockholders, including corporate governance policies, executive compensation and corporate sustainability and environmental policies. In particular, we received constructive feedback that will help us further refine our corporate responsibility reports in the future. We look forward to continued engagement with stockholders throughout the year so that we can incorporate their ideas to further strengthen our compensation programs, improve our disclosure practices and enhance our governance practices.

Corporate Responsibility and Sustainability

As an oil and gas company, we understand that we have the potential to make a uniquely positive impact in the world. We provide affordable, domestically produced energy that helps run our homes, businesses, transportation networks and other key components of our economy. As we continue to provide a critical product that contributes to economic growth and society, we view the connection between responsible operations and business success a fundamental necessity. We are committed to the safe and responsible development of our resources in the Permian Basin. We operate in the same areas in which a majority of our employees and their families live, and are dedicated to preserving and protecting the environment for the benefit of our stockholders, employees and our community. We have identified key areas of focus, including energy, emissions, waste and spills, water use, compliance, health and safety, training and education, and community, and have described below certain of our efforts relating to these areas.

Commitment to Protecting People—The well-being of our employees and contractors matters to us. Whether it is minimizing workplace incidents or preparing for the unexpected, we continue to make protecting our people a fundamental component of our corporate responsibility efforts. We maintain a formal health and safety program that includes employee training and new hire orientation on a variety of environmental and safety topics, including proper reporting. We also ensure our employees have all necessary equipment to operate safely. Employees undergo significant training and education each year to become knowledgeable on regulatory compliance, industry standards and innovative opportunities to effectively manage the challenges of developing our resources. In light of the nature of our work and the locations of some sites in and near communities, we also proactively prepare for the unexpected by developing emergency response plans to cover potentially hazardous situations.

Commitment to Environmental Responsibility—We are committed to exploration, exploitation, acquisition and production of oil, natural gas and natural gas liquids in an environmentally responsible manner and in compliance with applicable federal, state and local laws, including laws regulating emissions of greenhouse gases, such as methane. We take actions beyond those required by law to reduce methane emissions, recycle an increasing percentage of water and make significant investment in infrastructure to reduce environmental impact. In keeping with that commitment, our overall approach includes these key activities:

•	Investing in and implementing the best available technology;

•	Focusing on the hydrocarbon gathering infrastructure, as well as freshwater disposal and produced-water recycling;

•	Safely transporting oil and gas and minimizing impacts from air emissions, flared gas and spills; and

•	Maximizing fluid transportation via pipelines rather than diesel powered trucks.

Commitment to Community—Giving back to society and the community in which we operate is part of who we are and we strongly believe these investments of time, money and compassion allow our employees to both experience and demonstrate the core values of our company. In particular, we sponsor improvements in public education, participate in and support many community and national organizations and actively promote local groups.

Moving Forward—We are proud of what we have been able to accomplish as a company and believe our achievements to date demonstrate a serious and growing commitment to corporate responsibility. We are firmly resolved to live our core values of leadership, integrity, excellence, people and teamwork and we will continue to strive for continuous improvement in the years ahead. As we enhance our corporate responsibility efforts and increase stockholder value, we look forward to providing periodic updates in future reports that detail both our challenges and successes.

Our inaugural 2018 Corporate Responsibility Report can be found on our website under the “About—Sustainability” caption.

Code of Business Ethics and Conduct

We have adopted a Code of Business Conduct and Ethics designed to help directors and employees resolve ethical issues. Our Code of Business Conduct and Ethics embodies our commitment to conduct our businesses in accordance with all applicable laws, rules and regulations and the highest ethical standards. Our Code of Business Conduct and Ethics applies to all directors and employees, including the Chief Executive Officer, the Chief Financial Officer, principal accounting officer and controller and persons performing similar functions. Our Code of Business Conduct and Ethics covers various topics including, but not limited to, conflicts of interest, fair dealing, discrimination and harassment, confidentiality, compliance procedures and employee complaint procedures. Our Code of Business Conduct and Ethics is posted on our website under the “Investors-Corporate Governance” caption. You may also obtain copies of our Code of Business Conduct and Ethics at no charge to you, by writing to Corporate Secretary, Diamondback Energy, Inc., 500 West Texas Ave, Suite 1200, Midland, TX 79701.

Communications with the Board

Individuals may communicate with our board of directors or individual directors by writing to Corporate Secretary, Diamondback Energy, Inc., 500 West Texas Ave, Suite 1200, Midland, TX 79701. Our Corporate Secretary will review all such correspondence and forward to our board of directors a summary of all such correspondence and copies of all correspondence that, in the opinion of our Corporate Secretary, relates to the functions of our board of directors or any committee thereof or that he otherwise determines requires their attention. Directors may review a log of all such correspondence received by us and request copies. Concerns relating to accounting, internal control over financial reporting or auditing matters will be immediately brought to the attention of the chairman of the audit committee and handled in accordance with the audit committee procedures established with respect to such matters.

Director Compensation

Members of our board of directors who are also officers or employees of the Company do not receive compensation for their services as directors.

Cash Compensation

During 2018, non-employee directors of the Company received a base annual retainer of $65,000 in cash plus additional annual payments of $135,000 for the Chairman of the Board, $20,000 for the chairperson of the audit committee, $10,000 for each other member of the audit committee, $15,000 for the chairperson of all other committees and $5,000 for each other member of each other committee, with such amounts paid in quarterly installments.

Equity Compensation

We provide our non-employee directors with equity compensation under our equity incentive plan. The value of such annual equity compensation granted to non-employee directors in restricted stock units is $180,000 based on the average closing price per share of our common stock on the Nasdaq Global Select Market for the five trading days immediately preceding the date of grant. The annual grant of restricted stock will be made to non-employee directors at the close of business on the date of each annual meeting of our stockholder. On June 7, 2018, each non-employee director was granted 1,574 restricted stock units which will vest on the earlier of the first anniversary of the date of grant and the next annual meeting of our stockholders following the date of grant.

No equity awards have been granted to our non-employee directors during 2019 to date. Further details regarding our director compensation in 2018 are set forth under the heading “Compensation— 2018 Director Compensation” below.

Audit Committee Report

The audit committee is responsible for providing independent, objective oversight for the integrity of the Company’s financial reporting process and internal control system. Other primary responsibilities of the audit committee include the review, oversight and appraisal of the qualifications, independence and audit performance of the Company’s independent registered public accounting firm and providing an open venue for communication among the independent registered public accounting firm, financial and senior management, our internal auditors and the board of directors of the Company. A more detailed description of the responsibilities of the audit committee is set forth in its written charter, which is posted on our website at www.diamondbackenergy.com. The following report summarizes certain of the audit committee’s activities with respect to its responsibilities during 2018.

Review with Management and Independent Registered Public Accounting Firm. The audit committee has reviewed and discussed with management and Grant Thornton LLP, an independent registered public accounting firm, the audited consolidated financial statements of the Company for the year ended December 31, 2018.

Controls and Procedures. The audit committee discussed with management and Grant Thornton LLP the quality and adequacy of the Company’s disclosure controls and procedures. The audit committee also reviewed and discussed with management and Grant Thornton LLP the Company’s system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act of 2002.

Discussions with Independent Auditing Firm. The audit committee has discussed with Grant Thornton LLP, independent auditors for the Company, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. The audit committee has received the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and has discussed with that firm its independence from the Company.

Recommendation to the board of directors. Based on its review and discussions noted above, the audit committee recommended to the board of directors that the audited financial statements and management’s report on internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

THE AUDIT COMMITTEE

Mark L. Plaumann, Chairman
Michael P. Cross
David L. Houston
Melanie M. Trent

Executive Officers

The following table sets forth the name, age and positions of each of our executive officers as of the record date:

Name	Age	Position
Travis D. Stice	57	Chief Executive Officer and Director
Michael L. Hollis	43	President and Chief Operating Officer; Director
Kaes Van’t Hof	32	Chief Financial Officer and Executive Vice President—Business Development
Teresa L. Dick	49	Chief Accounting Officer, Executive Vice President and Assistant Secretary
Russell D. Pantermuehl	59	Executive Vice President and Chief Engineer
Matt Zmigrosky	40	Executive Vice President, General Counsel and Secretary
Thomas F. Hawkins	65	Executive Vice President—Land
Jennifer Soliman	48	Executive Vice President and Chief Human Resources Officer

Biographical information for each of Messrs. Stice and Hollis is set forth in this proxy statement under the heading “Election of Directors and Director Biographies.”

KAES VAN’T HOF. Mr. Van’t Hof has served as Chief Financial Officer and Executive Vice President of Business Development since February 2019. Prior to his current position with us, he served as our Senior Vice President of Strategy and Corporate Development from January 2017 to February 2019 and as our Vice President of Strategy and Corporate Development since joining us in July 2016. Before joining Diamondback, Mr. Van’t Hof served as Chief Executive Officer for Bison Drilling and Field Services from September 2012 to June 2016. From August 2011 to August 2012, Mr. Van’t Hof was an analyst for Wexford Capital responsible for developing operating models and business plans, including for our initial public offering, and before that worked for the Investment Banking - Financial Institutions Group of Citigroup Global Markets, Inc. from February 2010 to July 2011. Mr. Van’t Hof was a professional tennis player from May 2008 to January 2010. Mr. Van’t Hof received a Bachelor of Science in Accounting and Business Administration from the University of Southern California.

TERESA L. DICK. Ms. Dick has served as our Executive Vice President since February 2017 and as our Chief Accounting Officer since March 2019. Ms. Dick served as our Chief Financial Officer from November 2009 to March 2019, as our Senior Vice President from November 2009 to February 2017, as our Corporate Controller from November 2007 to November 2009 and as our Assistant Secretary since November 2009. Ms. Dick has served as Chief Financial Officer and Executive Vice President of the general partner of Viper since February 2017 and served as its Chief Financial Officer and Senior Vice President from February 2014 to February 2017. From June 2006 to November 2007, Ms. Dick held a key management position as the Controller/Tax Director at Hiland Partners, a publicly-traded midstream energy master limited partnership. Ms. Dick has over 20 years of accounting experience, including over eight years of public company experience in both audit and tax areas. Ms. Dick received her Bachelor of Business Administration degree in Accounting from the University of Northern Colorado. Ms. Dick is a certified public accountant and a member of the American Institute of CPAs and the Council of Petroleum Accountants Societies.

RUSSELL D. PANTERMUEHL. Mr. Pantermuehl has served as our Executive Vice President and Chief Engineer since March 2019. Prior to his current position with us, Mr. Pantermuehl served as our Executive Vice President—Reservoir Engineering from February 2017 until March 2019, and served as our Vice President—Reservoir Engineering from August 2011 to February 2017. Mr. Pantermuehl has also served as Executive Vice President—Reservoir Engineering of the general partner of Viper since February 2017 and served as its Vice President—Reservoir Engineering from February 2014 to February 2017. Prior to his positions with us and Viper, Mr. Pantermuehl served as a reservoir engineering supervisor for Concho Resources Inc., an oil and gas exploration company, from March 2010 to August 2011 where he was responsible for reserve reporting and estimates of the Midland Basin Wolfberry assets. Mr. Pantermuehl worked for ConocoPhillips Company as a reservoir engineering advisor from January 2005 to March 2010 where he provided advice with respect to ConocoPhillips’ Bakken assets, reserve reporting and capital allocation. Mr. Pantermuehl received a Bachelor of Science degree in Petroleum Engineering from Texas A&M University.

MATT ZMIGROSKY. Mr. Zmigrosky has served as Executive Vice President, General Counsel and Secretary since joining us in February 2019. Before joining us, Mr. Zmigrosky was in private practice of law, most recently as a partner in the corporate section of Akin Gump Strauss Hauer & Feld LLP from October 2012 to February 2019, where he worked extensively with the Company and its subsidiaries. Mr. Zmigrosky holds a Bachelor of Science in Management degree in Finance from Tulane University and a Juris Doctorate degree from Southern Methodist University Dedman School of Law.

THOMAS F. HAWKINS. Mr. Hawkins has served as our Executive Vice President of Land since March 2019. Prior to his current position with us, Mr. Hawkins served as our Senior Vice President—Land from March 2017 until March 2019. Mr. Hawkins has also served as Senior Vice President—Land of the general partner of Viper since March 2017. Prior to his employment with us, Mr. Hawkins was an independent Consultant for Land Activities from July 2016 to February 2017. Mr. Hawkins has over 38 years of experience in the oil and gas industry. Mr. Hawkins spent seven years with Oasis Petroleum, Inc., an active oil and gas company in the Williston Basin, as its Senior Vice President of Land (or in similar capacities) from March 2009 until June 2016, retiring from that position. Prior to his tenure at Oasis Petroleum, Inc., Mr. Hawkins spent 31 years at ConocoPhillips and Burlington Resources (which ConocoPhillips acquired in 2006) in various operations and managerial positions in Land, Marketing, Planning and the Corporate Acquisitions and Divestitures group, retiring in February 2009. While at ConocoPhillips (Burlington Resources), Mr. Hawkins has worked in several major regions in the continental United States, including the San Juan Basin, the Williston Basin and the Austin Chalk/Wilcox Trends in South Texas. Mr. Hawkins holds a Bachelor of Business Administration degree in Finance from the University of Texas at El Paso.

JENNIFER SOLIMAN. Ms. Soliman has served as our Executive Vice President and Chief Human Resources Officer since March 2019. Prior to her current position with us, Ms. Soliman served as our Senior Vice President and Chief Human Resources Officer from January 2018 until March 2019. Prior to joining us, Ms. Soliman served as Senior Vice President and Chief Human Resources Officer at Sunnova Energy Corporation from December 2015 to January 2018, and prior to that, served in various human resources leadership roles at Freedom Oil & Gas Ltd. (formerly, Maverick Drilling & Exploration Ltd.), Woodside USA and BP America, each an oil and gas company, and Koch Industries, Inc., a diversified industrial, including chemicals and refining. Ms. Soliman serves on the board of Jones Partners at the Rice Business School and previously served as a member of the United States Air Force Reserves. Ms. Soliman holds a Bachelor of Arts degree in Organizational Behavior from Rollins College and a Master of Business Administration degree from Rice University.

Compensation Discussion and Analysis

Overview

The compensation discussion and analysis set forth below provides an overview of our compensation program, including the objectives and rationale of each element of compensation, for each of our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers, which we refer to in this proxy statement as our named executive officers. This compensation discussion and analysis describes the actions and decisions of the compensation committee of our board of directors, and of our board of directors, to the extent applicable, as they relate to our executive compensation decisions. The compensation committee, which is composed entirely of independent directors, is primarily responsible for establishing, implementing and monitoring our compensation programs, including those applicable to our named executive officers. In particular, the compensation committee’s current role is to oversee, on behalf of our board of directors, our compensation and benefit plans and policies, review and approve incentive compensation and equity based plans (including establishing, reviewing and approving performance-based cash incentive bonuses and equity grants to our executive officers and directors, as may be applicable) and establish, review and approve annually all compensation decisions relating to our named executive officers, including those with respect to employment agreements, performance targets, severance arrangements, change in control provisions and any special supplemental benefits applicable to our Chief Executive Officer and other named executive officers. The compensation committee meets at least annually to review executive compensation programs, approve compensation levels, consider performance targets, review management performance and administer our equity-based and cash incentive compensation plans. The compensation committee may delegate any or all of its responsibilities to a subcommittee, although no such delegation was made in 2018 or to date in 2019. The compensation committee operates in accordance with its charter, which sets forth the committee’s powers and responsibilities described in more detail under the heading “Election of Directors—Board Meetings, Committees and Memberships.”

Certain of our executive officers and directors are also executive officers and/or directors of the general partner of Viper, our publicly traded subsidiary, and allocate their time between managing our business and managing the business of Viper. We own the general partner of Viper and approximately 54% of the limited partner interest in Viper. Viper’s general partner has the sole responsibility for conducting its business and for managing its operations, and its board of directors and executive officers make decisions on Viper’s behalf.

Except with respect to any awards that may be granted under the Viper Energy Partners LP Long-Term Incentive Plan, which we refer to as the Viper LTIP, the executive officers of Viper’s general partner do not receive separate amounts of compensation in relation to the services they provide to Viper. In accordance with the terms of Viper’s amended and restated limited partnership agreement, Viper reimburses Diamondback for compensation related expenses attributable to the portion of the executive’s time allocated to providing services to Viper. The responsibility and authority for compensation-related decisions for these executive officers resides with our compensation committee. However, all determinations with respect to awards that are made to Viper’s executive officers, key employees and non-employee directors under the Viper LTIP are made by the board of directors of Viper’s general partner. For a description of the Viper LTIP and awards granted to our named executive officers thereunder, please see “Viper’s Long-Term Incentive Plan,” and “Compensation Tables—Outstanding Equity Awards under the Viper LTIP at Fiscal 2018 Year-End” below.

Executive Compensation Highlights

What we do:		What we don’t do:
✓
We provide pay for performance - The majority of our executive officers’ compensation is “at risk” and is paid only if the Company achieves certain performance objectives, which are designed to increase the value of our stock.
		✗	We do not permit hedging of Company securities, including our publicly traded options, puts, calls and short sales, by executive officers or directors.
✓	We measure our long-term equity awards by total stockholder return, or TSR, as compared to the TSR of peer group companies.	✗	We prohibit our directors and executive officers from holding our common stock in a margin account.
✓
Since 2018, all of our new performance-based equity awards vest over a three-year performance period, subject to achieving a specified total stockholder return measured against our peer group and satisfaction of continuous services requirements.
		✗	We do not provide for tax gross-ups for executive officers.
✓	Since 2018, all of our new equity awards contain double-trigger change of control provisions.	✗	We do not allow repricing of underwater stock options or stock appreciation rights.
✓	We provide short-term incentive compensation based on pre-established performance metrics (with payout caps) and provide robust disclosure of our performance metrics and targets.	✗	We do not allow our executive officers to compete with us for a specified period of time after the end of employment (except in the event of a “no cause” termination following a change in control).
✓
We require substantial stock ownership for our non-employee directors and executive officers and their applicable stock ownership levels are required to be maintained for as long as they serve on our board or are employed by us.
		✗	We do not set performance metrics that would encourage excessive risk taking by our executive officers.
✓	We maintain a competitive compensation package designed to attract, motivate and reward experienced and talented executive officers.	✗	We do not award discretionary bonuses to our executive officers.
✓	We hold annual advisory “say-on-pay” vote.	✗	We do not allow our executive officers or directors to pledge Company securities as collateral for a loan.
✓	We engage in active stockholder outreach with respect to executive compensation and corporate governance.	✗	We do not provide significant perquisites to our executive officers.
✓	Each member of our compensation committee meets the independence requirements under SEC rules and Nasdaq listing standards.	✗	We do not provide pension or supplemental retirement benefits to our executive officers (other than under our broad-based 401(k) plan).
✓	We use an independent compensation consultant.
✓
Our 2016 Amended and Restated Equity Incentive Plan contains a “clawback” policy that allows us to recover incentive compensation based on misconduct or, in certain instances, if our financial results are restated.

✓	We utilize a balanced approach to compensation, which combines performance and time-based, short-term and long-term, and cash and equity compensation components.

Executive Compensation Policy and Objectives

Our general compensation policy is guided by several key principles:

•	designing competitive total compensation programs to enhance our ability to attract and retain knowledgeable and experienced senior management level employees;

•	motivating employees to deliver outstanding financial performance and meet or exceed general and specific business, operational and individual objectives;

•	setting compensation and incentive levels relevant to the market in which the employee provides service;

•
providing a meaningful performance-based compensation incentive, based on the performance of the individual and the financial performance of the Company to assure an alignment of interests between our senior management-level employees and our stockholders; and

•
providing a meaningful portion of the total compensation to our named executive officers in equity, thus assuring an alignment of interests between our senior management level employees and our stockholders.

Our compensation committee determines, subject to the terms of the employment agreements with our named executive officers, the mix of compensation, both among short-term and long-term compensation and cash and equity compensation, to establish structures that it believes are appropriate for each of our named executive officers. In making compensation decisions with respect to each element of compensation, the compensation committee considers numerous factors, including:

•	aligning the compensation of our executives with the performance of the Company on both a short-term and long-term basis;

•	achievement of individual and company performance goals and other expectations relating to the position;

•	comparison to other executives within the Company having similar levels of expertise and experience and the uniqueness of the individual’s industry skills;

•	the individual’s particular background and circumstances, including training and prior relevant work experience;

•	the individual’s role with us and the compensation paid to similar persons at comparable companies; and

•	the demand for individuals with the individual’s specific expertise and experience.

The compensation committee seeks to provide a total compensation package to our named executive officers designed to drive performance and reward contributions in support of our business strategies and to attract, motivate and retain high quality talent with the skills and competencies required by us. The compensation committee also seeks to balance these goals by designing our compensation policies and programs to encourage and reward prudent business judgment over the long term by structuring long-term awards as both time-vesting and performance-based and setting meaningful performance criteria and targets, while also offering a competitive base salary component of executive compensation. The compensation committee believes that this combination should avoid encouraging management-level employees to engage in excessive risk-taking, while at the same time promoting performance and retention. In structuring our compensation policies and programs, the compensation committee also takes into consideration the compensation practices of our peer companies and may also review compensation data from the oil and natural gas industry in general. The compensation committee also may review any relevant compensation surveys and consult with compensation consultants with respect to determining any changes in the compensation for our named executive officers, subject to their respective employment agreements. The compensation committee also takes into consideration recommendations from our Chief Executive Officer with respect to our other named executive officers’ compensation.

Highlights of Company Performance in 2018

In 2018, we achieved key operational and financial objectives, completed strategic transactions, including most notably our acquisition of Energen, and continued to create value for our stockholders as evidenced by our total stockholder return. We elaborate on each of these accomplishments below.

Operational and Financial Performance

During 2018, we achieved the following financial and operational metrics, in each case, as compared to 2017:

•	our production volumes increased 65%;

•	our total proved reserves increased 196%;

•	our proved developed reserves increased 210%;

•	net income increased 75%;

•	Consolidated Adjusted EBITDA increased 71%, and Adjusted EBITDA attributable to Diamondback increased 66%;

•	continuous improvement in our expense structure, with lease operating expense, or LOE, averaging $4.31 per barrel of oil equivalent, or BOE, in 2018, down 2% from $4.38 per BOE in 2017; and

•	peer leading cash margins, with cash operating costs per BOE up by only 3%.

Additionally, during 2018, we achieved average well costs of $791 and $1,232 per lateral foot in the Midland Basin and Delaware Basin, respectively, and average total proved developed finding and development, or PD F&D, costs of $11.36 per BOE. During 2018, we also reduced general and administrative costs per BOE, achieving average general and administrative costs of $1.13 per BOE, and realized a return on average capital employed, or ROACE, of 11.4%, which is calculated by dividing our consolidated earnings before income taxes, or Consolidated Adjusted EBIT, for 2018 by the average total assets less the average current liabilities for 2017 and 2018.For a reconciliation of Consolidated Adjusted EBIT to net income, see Schedule A.

At year-end 2018, we had $192 million in standalone cash and approximately $1.5 billion outstanding under our revolving credit facility with $0.5 billion of available borrowing capacity.

We also initiated an annual cash dividend of $0.50 per common share in 2018, which we increased to $0.75 per common share in 2019. The annual cash dividend, which is payable quarterly, is designed to return capital to our stockholders and reward them for their support of our growth since becoming a public company, as well as evidence of our continued commitment to capital discipline.

2018 Transactions

In 2018, we completed our acquisition of Energen Corporation, or Energen, in an all-stock transaction. The addition of Energen’s assets increased our assets to: (i) over 273,000 net Tier One acres in the Permian Basin, an increase of 57% from third quarter 2018 Tier One acreage of approximately 174,000 net acres; (ii) over 7,200 estimated total net horizontal Permian locations, an increase of over 120% from third quarter 2018 estimated net locations; and (iii) approximately 394,000 net acres across the Midland and Delaware Basins.

On October 31, 2018, we acquired certain leasehold interests and related assets of Ajax Resources, LLC, which acquisition included approximately 25,493 net leasehold acres in the Northern Midland Basin, for $900.0 million in cash, subject to certain adjustments, and approximately 2.6 million shares of our common stock, which we refer to as the Ajax acquisition. This acquisition was effective as of July 1, 2018.

On October 31, 2018, we acquired certain leasehold interests and related assets of ExL Petroleum Management, LLC, ExL Petroleum Operating, Inc. and EnergyQuest II LLC, which included an aggregate of approximately 3,646 net leasehold acres in the Northern Midland Basin, for a total of $312.5 million in cash, subject to certain adjustments. These acquisitions were effective as of August 1, 2018.

On August 15, 2018, we sold to Viper mineral interests underlying 32,424 gross (1,696 net royalty) acres primarily in Pecos County, Texas, in the Permian Basin, approximately 80% of which are operated by us, for $175.0 million.

Stockholder Value Creation and Total Stockholder Return

Since our initial public offering in October of 2012, our executive management has been focused not only on achieving peer-leading operational performance in the Permian Basin, but also on creating superior stockholder value.

Further, our cumulative total stockholder return was not only consistently and substantially above our 2017 and 2018 proxy peer groups, but also consistently and substantially above the applicable industry index and S&P 500 index in each year following our initial public offering. The following performance graph compares our cumulative total stockholder return from the first trading date following our IPO through December 31, 2018, with the average performance of our four proxy peer groups identified below under “Compensation Decisions for 2018 and Changes in Compensation for 2019,” the Standard & Poor’s 500 Stock Index, a broad market index, or the S&P 500 Index, and the SPDR S&P Oil & Gas Exploration and Production ETF, or XOP Index. The graph assumes an investment of $100 on such date, and that all dividends were reinvested and are weighted on a market capitalization basis.

Date	S&P 500	XOP	Diamondback Energy Inc.	2017 Proxy Peer Group	2018 Proxy Peer Group
10/12/2012	$100.00	$100.00	$100.00	$100.00	$100.00
12/31/2012	$99.83	$97.32	$109.26	$93.60	$95.67
3/28/2013	$109.84	$108.85	$153.37	$103.83	$109.83
6/28/2013	$112.44	$104.70	$190.40	$103.12	$109.01
9/30/2013	$117.71	$118.50	$243.66	$126.08	$127.63
12/31/2013	$129.38	$123.32	$302.06	$128.26	$130.50
3/31/2014	$131.06	$129.26	$384.63	$134.56	$134.89
6/30/2014	$137.21	$148.07	$507.43	$155.76	$158.07
9/30/2014	$138.06	$123.86	$427.31	$135.86	$142.34
12/31/2014	$144.12	$86.13	$341.60	$94.60	$101.72
3/31/2015	$144.75	$92.96	$439.09	$100.16	$105.20
6/30/2015	$144.42	$83.97	$430.74	$97.97	$100.99
9/30/2015	$134.40	$59.10	$369.14	$72.92	$76.06
12/31/2015	$143.07	$54.38	$382.29	$68.28	$70.14
3/31/2016	$144.18	$54.62	$441.03	$73.95	$75.75
6/30/2016	$146.92	$62.64	$521.20	$91.98	$92.07
9/30/2016	$151.78	$69.21	$551.66	$105.59	$106.85
12/31/2016	$156.72	$74.54	$577.49	$108.26	$109.86
3/31/2017	$165.39	$67.37	$592.66	$99.34	$99.12
6/30/2017	$169.64	$57.44	$507.49	$80.13	$80.82
9/29/2017	$176.35	$61.35	$559.77	$86.42	$87.19
12/29/2017	$187.15	$66.91	$721.43	$98.02	$98.86
3/29/2018	$184.86	$63.38	$722.97	$95.45	$95.03
6/29/2018	$190.28	$77.49	$751.83	$105.28	$108.24
9/29/2018	$203.98	$77.90	$772.51	$99.68	$108.78
12/31/2018	$175.48	$47.74	$529.71	$57.33	$66.40

Compensation Decisions for 2018 and Changes in Compensation for 2019

During 2018, our named executive officers’ target annual compensation was set in their employment agreements, subject to any salary adjustments by the compensation committee.

During 2018, the principal elements of compensation for our named executive officers contemplated by their respective employment agreements were:

•	base salary;

•
performance-based annual incentive bonus award under our Annual Incentive Plan (defined below), subject to attainment of certain performance goals established by our compensation committee and continuous service requirements;

•
performance-based equity awards granted to our named executive officers in February 2018, subject to attainment of certain performance goals established by our compensation committee, based on our total stockholder return relative to our proxy peer group during the applicable performance periods, and continuous service requirements;

•
time vesting equity awards granted to our named executive officers in February 2018, vesting in three approximately equal annual installments, with the first installment vesting on the date of grant and the remaining installments vesting in February of each subsequent year; and

•	health insurance, life and disability insurance and 401(k) plan benefits available to all of our other employees.

Stockholder Outreach and 2018 “Say On Pay” Advisory Vote

The compensation committee carefully reviews our executive pay programs and focuses on emphasizing pay for performance in making annual compensation decisions. The compensation committee values the insight we glean from our stockholder outreach and from our annual say-on pay advisory vote on executive compensation. In 2018, approximately 98% of votes cast by our stockholders were in favor of our say-on-pay proposal. Although this vote demonstrates substantial support of our executive compensation programs, our management undertakes stockholder engagement efforts to solicit stockholder input on our executive compensation structure and ensure on-going stockholder support of our executive compensation programs. For example, during 2018, we continued our stockholder outreach efforts and solicited feedback on our executive compensation programs and other important issues. For a discussion of our stockholder engagement and actions that we have taken in response to stockholder feedback, see “Corporate Governance Matters—Stockholder Engagement” on page 14.

2018 Executive Compensation Analysis

In the fall of 2017, the compensation committee retained Aon Hewitt to conduct a competitive review of compensation practices for certain executive officers, including our named executive officers, and to establish marketplace compensation levels for such executives for 2018. The compensation committee considered any potential conflicts of interest with the compensation consultant and determined that there were no such conflicts of interest. The compensation committee considered changes to the companies to be included in the peer group that would serve as reference for making compensation decisions for 2018, primarily based on industry segment, annual revenue and market capitalization considerations provided by management to the compensation consultant and discussed such considerations with management. Aon Hewitt prepared its executive compensation analysis, dated January 8, 2018, which we refer to as the January 2018 Aon Hewitt study, based on the information available to it from its Oil & Gas Industry compensation surveys of oil and gas companies of similar size (measured by annual revenue) and market capitalization, which we refer to herein as the survey peer group companies, and the review of compensation practices in our peer group companies determined in consultation with the compensation committee and management, based on such companies’ proxy statements filed in 2017, which we refer to herein as our proxy peer group companies. Our proxy peer group used in the January 2018 Aon Hewitt study consisted of the following 17 companies:

Cimarex Energy Company	Noble Energy, Inc.
Concho Resources Inc.	Parsley Energy, Inc.
Continental Resources, Inc.	Pioneer Natural Resources Company
Encana Corporation	QEP Resources, Inc.
Energen Corporation	RSP Permian, Inc.
Laredo Petroleum, Inc.	SM Energy Company
Marathon Oil Corporation	Whiting Petroleum Corporation
Murphy Oil Corporation	WPX Energy, Inc.
Newfield Exploration Company

In the January 2018 Aon Hewitt study, the compensation consultant provided competitive data for similarly situated executives at both the survey peer group and the proxy peer group companies, focusing on the following elements of compensation: (i) the annual base salary; (ii) the target annual cash incentive bonus, assuming target performance is achieved; (iii) the total target annual cash compensation consisting of the two elements referenced above; (iv) the value of long-term incentive awards as of the date of grant; and (v) the total direct compensation, consisting of the total target annual cash compensation and the value of long-term incentive awards as of the date of grant. The compensation consultant also analyzed how these elements of compensation compare to elements of compensation afforded to our executive officers, including the named executive officers.

In the January 2018 Aon Hewitt study, the compensation consultant determined that (i) the 2017 target total direct compensation for our named executive officers was generally competitive with the 75th percentile of both our survey peer group and our proxy peer group, (ii) the 2017 annual base salary was generally competitive with the median of the survey peer group and the 75th percentile of the proxy peer group and (iii) the 2017 target total annual compensation was generally competitive with the median of the survey peer group and the 75th percentile of the proxy peer group. The compensation consultant also determined that the 2017 long-term incentive awards granted to each of our named executive officers were generally above the 75th percentile of both our survey peer group and our proxy peer group.

In considering changes to the 2018 executive compensation packages, the compensation committee evaluated, among other things, aspects of executive compensation in general, market data and competitive analysis provided by the compensation consultant in the January 2018 Aon Hewitt study, the Company’s 2017 and multi-year performance, our executives’ individual contributions to such performance, compensation alignment with future performance and stockholder value creation, our focus on performance-qualified equity awards, retention considerations in light of recruitment efforts by peer and private equity companies, input obtained from our stockholder outreach efforts and, with respect to our named executive officers other than our Chief Executive Officer, our Chief Executive Officer’s recommendations. Our Chief Executive Officer’s recommendations to the compensation committee related to such other executive officers’ annual base salaries for 2018, annual incentive compensation plan target award percentages and long-term incentive awards under the 2016 Amended and Restated Equity Incentive Plan, which we refer to as the Equity Incentive Plan. The compensation committee and our Chief Executive Officer discussed compensation alignment with future performance and stockholder value creation, individual performance of our named executive officers (other than our Chief Executive Officer), retention considerations in light of recruitment efforts by peer and private equity companies, our focus on performance-qualified equity awards, and market data and competitive analysis provided by the compensation consultant in the January 2018 Aon Hewitt study. The compensation committee also discussed, in his absence, our Chief Executive Officer’s individual performance and compensation. The compensation committee took this information under advisement and did not make any changes to the executive compensation at that time.

In mid-February 2018, following the issuance of our earnings release reporting our financial and operational results for the fourth quarter and full-year ended December 31, 2017, the compensation committee set the compensation of our named executive officers for 2018.

The following charts reflect key financial metrics and our performance relative to such metrics considered by the compensation committee when analyzing our Company performance for 2017 (as compared to 2016) and making compensation decisions for 2018.

84% Increase in Production Volumes	63% Increase in Total Proved Reserves and 75% Increase in Proved Developed Reserves	392% Increase in Net Income and 152% Increase in Consolidated Adjusted EBITDA	16% Decrease in LOE per BOE	11% Decrease in Cash Operating Costs per BOE	$3.2 billion in Accretive Acquisitions Closed

In setting compensation for 2018, the compensation committee was guided by the goal that, consistent with our prior practices, a material amount of executive compensation in 2018 should be tied to performance, and a significant portion of the total prospective compensation of each named executive officer should be tied to measurable financial and operational objectives, including performance criteria relative to our peer group. Based on the recommendations from our Chief Executive Officer with respect to the compensation of other named executive officers for 2018 and the compensation committee’s assessment of the 2018 compensation package for our Chief Executive Officer, peer group data and considerations discussed above, the compensation committee set our named executive officers’ base salary and total compensation (consisting of the value of their long-term equity awards, annual cash incentive bonus and base salary) for 2018, as discussed below.

Based on the foregoing considerations, during the February 2018 meeting, the compensation committee increased annual base salaries for Mr. Stice, Ms. Dick, Mr. Hollis, Mr. Pantermuehl and Mr. Molnar, effective January 1, 2018, as set forth below.

	2018 Base Salary	2017 Base Salary
Travis D. Stice	$990,000	$850,000
Teresa L. Dick	$430,000	$410,000
Michael L. Hollis	$625,000	$590,000
Russell Pantermuehl	$590,000	$560,000
Paul Molnar	$500,000	$475,000

During the meeting, the compensation committee also set the annual incentive bonus targets for 2018 for Mr. Stice, Ms. Dick, Mr. Hollis, Mr. Pantermuehl and Mr. Molnar at 125%, 80%, 90%, 80% and 80% of their annual base salary, respectively, increasing the annual incentive bonus target for our Chief Executive Officer to 125% from 100% and leaving such targets for the other named executive officers at prior levels. Further, the compensation committee determined to grant both performance-based and time-vesting restricted stock unit awards to our named executive officers, giving more weight to performance-based awards. In setting 2018 performance-based and time-vesting restricted stock unit awards, the compensation committee determined to grant such awards at lower levels than the awards granted to such named executive officers in 2017. Consistent with the compensation committee’s focus on giving more weight to the performance component of our executive compensation, the 2018 performance-based equity award granted to each named executive officer represented approximately two thirds of the total 2018 equity award, with the time-vesting component of such award representing only approximately one third of the total 2018 equity award. The 2018 performance-based awards represented our complete transition to the three-year performance-based awards, vesting of which will depend on achieving a specified total stockholder return measured against our peer group during the three-year performance period beginning with the year of grant and satisfaction of continuous service requirements. No two-year performance-based awards were granted in 2018 or contemplated in the future.

Looking Ahead: Compensation Changes for 2019

In the fall of 2018, the compensation committee again retained Aon Hewitt, its independent compensation consultant, to conduct a competitive review of compensation practices for certain executive officers, including our named executive officers, and to establish marketplace compensation levels for such executives for 2019. The compensation committee considered and made changes to the companies to be included in the peer group that would serve as reference for making compensation decisions for 2019, primarily based on industry segment, annual revenue and market capitalization, following its discussion of such considerations with management and the compensation consultant. Aon Hewitt prepared its executive compensation analysis, dated February 2019, which we refer to as the February 2019 Aon Hewitt study, based on information available to it from compensation surveys of oil and gas companies of similar size (measured by annual revenue and assets) and market capitalization, which we refer to herein as the survey peer group companies, and the review of compensation practices in our peer group companies determined in consultation with the compensation committee and management, based on such companies’ market capitalization and revenue, which we refer to herein as our proxy peer group companies. Our proxy peer group used in the February 2019 Aon Hewitt study consisted of the following 14 companies:

Anadarko Petroleum Corporation	Hess Corporation
Apache Corporation	Marathon Oil Corporation
Cimarex Energy Co.	Noble Energy, Inc.
Concho Resources Inc.	Parsley Energy, Inc.
Continental Resources, Inc.	Pioneer Natural Resources Company
Devon Energy Corporation	SM Energy Company
Encana Corporation	WPX Energy, Inc.

In the February 2019 Aon Hewitt study, the compensation consultant provided competitive data for similarly situated executives at both the survey peer group and the proxy peer group companies, focusing on the same compensation elements as those considered for purposes of evaluating the 2018 executive compensation packages, and analyzing how these elements of compensation correlate to the elements of compensation afforded to our executive officers, including the named executive officers.

In the February 2019 Aon Hewitt study, the compensation consultant determined that, on average, our 2018 target total direct compensation fell between the median and 75th percentile of both our survey peer group and our proxy peer group, with the 2018 target total annual compensation being generally competitive with the median of both our survey peer group and our proxy peer group and our 2018 long-term incentive awards being generally competitive with the 75th percentile of both our survey peer group and our proxy peer group. In general, the compensation committee uses competitive compensation data, such as that contained in the February 2019 Aon Hewitt study, to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the compensation committee uses multiple reference points when establishing targeted compensation levels. The compensation committee does not benchmark specific compensation elements or total compensation to any specific percentile relative to the peer companies or the broader U.S. market. Instead, the compensation committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as Company, business and individual performance, scope of responsibility, critical needs and skill sets, leadership potential and succession planning. In particular, in considering changes to the 2019 executive compensation packages, the compensation committee evaluated, among other things, aspects of executive compensation in general, market data and competitive analysis provided by the compensation consultant in the February 2019 Aon Hewitt study, the Company’s 2018 and multi-year performance, our executives’ individual contributions to such performance, compensation alignment with future performance and stockholder value creation, our focus on performance-qualified equity awards, retention considerations in light of recruitment efforts by peer and private equity companies, input obtained from our stockholder outreach efforts and, with respect to our named executive officers other than our Chief Executive Officer, our Chief Executive Officer’s recommendations. Our Chief Executive Officer’s recommendations to the compensation committee related to such other executive officers’ annual base salaries for 2019, annual incentive compensation plan target award percentages and long-term incentive awards under the Equity Incentive Plan. The compensation committee also evaluated, in his absence, our Chief Executive Officer’s individual performance and compensation.

In mid-February 2019, following the issuance of our earnings release reporting our financial and operational results for the fourth quarter and full-year ended December 31, 2018, the compensation committee set the compensation of our named executive officers for 2019.

The following charts reflect key financial metrics and our performance relative to such metrics considered by the compensation committee when analyzing our Company performance for 2018 (as compared to 2017) and making compensation decisions for 2019.

65% Increase in Production Volumes	196% Increase in Total Proved Reserves and 210% Increase in Proved Developed Reserves	75% Increase in Net Income and 71% Increase in Consolidated Adjusted EBITDA	2% Decrease in LOE per BOE	3% Increase in Cash Operating Costs per BOE	Closing of multiple transactions, including the acquisition of Energen

The compensation committee also considered results of 2018 performance metrics, including average well costs of $791 and $1,232 per lateral foot in the Midland Basin and Delaware Basin, average total PD F&D costs of $11.36 per BOE, average general and administrative costs of $1.13 per BOE and a ROACE of 11.4%.

In setting compensation for 2019, the compensation committee was guided by the goal that, consistent with our prior practices, a material amount of executive compensation in 2019 should be tied to performance, and a significant portion of the total prospective compensation of each named executive officer should be tied to measurable financial and operational objectives, including performance criteria relative to our peer group. Based on the recommendations from our Chief Executive Officer with respect to the compensation of other named executive officers for 2019 and the compensation committee’s assessment of the 2019 compensation package for our Chief Executive Officer, peer group data and considerations discussed above, the compensation committee set our named executive officers’ base salary and total compensation (consisting of the value of their long-term equity awards, annual cash incentive bonus and base salary) for 2019, as discussed below.

Based on the foregoing considerations, during February 2019, the compensation committee set the annual base salaries for Mr. Stice, Ms. Dick, Mr. Hollis, Mr. Pantermuehl and Mr. Molnar, effective March 1, 2019, as set forth below.

	2019 Base Salary	2018 Base Salary
Travis D. Stice	$1,250,000	$990,000
Teresa L. Dick	$447,000	$430,000
Michael L. Hollis	$650,000	$625,000
Russell Pantermuehl	$615,000	$590,000
Paul Molnar (1)	$500,000	$500,000

(1)	Mr. Molnar retired from the Company effective April 1, 2019.

During February 2019, the compensation committee also set the annual incentive bonus targets for 2019 for Mr. Stice, Ms. Dick, Mr. Hollis, Mr. Pantermuehl and Mr. Molnar at 125%, 80%, 90%, 80% and 80% of their annual base salary, respectively, leaving such targets for these named executive officers at prior levels. Further, the compensation committee determined to grant both performance-based and time-vesting restricted stock unit awards to our named executive officers, giving more weight to performance-based awards. Consistent with the compensation committee’s focus on giving more weight to the performance component of our executive compensation, the 2019 performance-based equity award granted to each named executive officer represented approximately 60% of the total 2019 equity award, with the time-vesting component of such award representing only approximately 40% of the total 2019 equity award. Vesting of the 2019 performance-based equity awards will depend on achieving a specified total stockholder return measured against our peer group during the three-year performance period beginning with the year of grant and satisfaction of continuous services requirements.

Executive Compensation Program Elements

Subject to the terms of the employment agreements with our named executive officers, our compensation committee determines the mix of compensation, both among short-term and long-term compensation and cash and non-cash compensation, to establish structures that it believes are appropriate for each of our named executive officers. While emphasizing pay for performance, the compensation committee believes that the mix of base salary, annual incentive bonus awards based on pre-established financial and operational performance targets, performance-weighted equity awards, existing equity awards under their employment agreements, and the other benefits that are or will be available to our named executive officers will accomplish our overall compensation objectives. We believe that these elements of compensation create competitive compensation opportunities to align and drive executive performance in support of our business strategies and to attract, motivate and retain high quality talent with the skills and competencies required by us.

CEO Pay Mix
Base Salary 9%
Non-Equity Incentive Plan 19%
Time Vested Stock Awards 22%
Perf. Based Stock Awards 50%
Pay Aligned with Shareholders 91%

Average Named Executive Officer Pay Mix
Base Salary 11%
Non-Equity Incentive Plan 15%
Time Vested Stock Awards 23%
Perf. Based Stock Awards 51%
Pay Aligned with Shareholders 89%

Pay for Performance Driven Compensation Structure

As illustrated below, the total direct compensation of our named executive officers is heavily weighted towards variable, at-risk compensation that is tied to performance. Our Chief Executive Officer pay mix in 2018 was 91% aligned with our stockholders and our other named executive officers’ average pay mix was 89% aligned with our stockholders. The performance component of our Chief Executive Officer’s and our other named executive officers’ pay mix represented 69% and 66%, respectively, of such executive officers total direct compensation.

The following describes each element of our executive compensation program, which we use to meet our compensation objectives discussed above.

Base Salary

Our named executive officers’ base salaries are established in their respective employment agreements. Subject to the terms of the applicable employment agreements, as they may be amended or amended and restated from time to time, the compensation committee may increase base salaries to align such salaries with market levels for comparable positions in other companies in our industry if we identify significant market changes. Additionally, the compensation committee may increase base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities. The compensation committee may also evaluate our named executive officers’ salaries together with other components of their compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy and market practices in our peer group or our industry in general. Pursuant to the employment agreements with the named executive officers, the base salaries of such named executive officers can be increased from time to time by the compensation committee, but cannot be decreased. See “Compensation Decisions for 2018 and Changes in Compensation for 2019” for a discussion of considerations involved in the determination of our named executive’s base salaries.

Performance-Based Annual Incentive Bonus

2018 Performance Bonus. Performance bonuses to our named executive officers are granted under our 2014 Annual Incentive Plan, referred to herein as the Annual Incentive Plan. The Annual Incentive Plan was approved by our board of directors on April 2, 2014, which was then approved by our stockholders at the 2014 Annual Meeting. The Annual Incentive Plan is designed to provide an incentive to executive officers and other selected employees of the Company to contribute to the growth, profitability and increased value of the Company by providing cash incentive or “performance-based” compensation. The Annual Incentive Plan focuses on achievement of certain annual objectives and goals, as determined by the compensation committee at the beginning of each calendar year, and provides that the participants may earn a pre-determined percentage of their respective base salaries for the achievement of such specified goals. Under the Annual Incentive Plan, the payout opportunity may be contingent upon meeting the threshold performance levels (with no award payable unless the threshold is reached), and thereafter varies for performance above and below the pre-established target performance levels, subject to a maximum award level, which is generally capped at 300% of the base salary of the participant at the time the award is established. With respect to each of our named executive officers, the target award opportunity was initially established for each such named executive officer in his or her employment agreement, and adjusted subsequently by the compensation committee for each year in connection with setting the annual performance goals and targets for such year, which cannot exceed a maximum payment limit specified by the compensation committee.

The Annual Incentive Plan also provides that the awards granted to executive officers and covered employees under the Annual Incentive Plan will be forfeited if their respective employment does not continue through the date that the compensation committee certifies attainment of the applicable performance targets. In the event of a change in control, each named executive officer will be paid the target award amount (mid-point of any specified range of potential award payment amount) based on the assumption that the performance target was attained at the target level (generally a mid-point of any specified range of performance targets) for the entire performance period. The target award amount will be paid within ten days following the consummation of the change in control transaction. For a more detailed description of the Annual Incentive Plan, see “2014 Executive Annual Incentive Compensation Plan” on page 39.

For 2018, the performance goals and targets listed in the table below were established by the compensation committee in March 2018, based on, among other things, a review of our prior year’s performance, benchmarking considerations relative to our peers’ performance, execution challenges ahead, acquisition integration considerations, service and commodity markets and capital requirements. We identify goals that align with how management views our success and how stockholders evaluate our performance, both on a standalone basis and relative to our peers and the broader energy industry. For example, the goals given the highest weight on our pre-established 2018 performance metrics measure our capital discipline and efficiency, which directly impact our corporate ROACE and return on stockholder equity. We set goals that we believe are rigorous based on our capital budget and business plan and are competitive with the metrics of the best operators in our peer group in each respective category.

In February 2019, the compensation committee certified to the attainment of the pre-established performance goals and targets for 2018. Of the target performances set by the compensation committee for 2018, the compensation committee certified that the performance measures were attained at the following levels against the pre-established goals and targets for 2018:

Pre-Established Performance Goals	Performance Levels(1)	Annual Results as of December 31, 2018 Achieved	Percentage of Performance Target Achieved	Weighted % of Bonus Target	Weighted % of Bonus Target Earned
Capital Efficiency ($/Lateral Foot) - Midland Basin	Threshold $825 Target $800 Maximum $775	$791	136%	20%	27%
Capital Efficiency ($/Lateral Foot) - Delaware Basin	Threshold $1,300 Target $1,200 Maximum $1,150	$1,232	84%	10%	8%
Capital Efficiency - ( Total PDP F&D) (per BOE)	Threshold $13.00 Target $11.50 Maximum $10.50	$11.36	114%	20%	23%
Lease Operating Expense (per BOE)	Threshold $5.50 Target $5.00 Maximum $4.50	$4.31	200%	15%	30%
General and Administrative Cost - Cash (per BOE)	Threshold $2.00 Target $1.75 Maximum $1.50	$1.13	200%	15%	30%
ROACE (%)	Threshold 7.5% Target 9.0% Maximum 10.5%	11.4%	200%	20%	40%
Total				100%	158%

(1)	No payouts are made under the Annual Incentive Plan unless the threshold performance levels are achieved.

In 2018, we (i) exceeded our target performance level for capital efficiency in the Midland Basin by 136%, achieving an average cost of $791 per lateral foot, (ii) exceeded the threshold level and came close to achieving our target performance level for capital efficiency in the Delaware Basin, achieving an average cost of drilling of $1,232 per lateral foot, (iii) exceeded our target performance level for capital efficiency levels for PD F&D costs per BOE, by 114%, achieving an average PD F&D cost of $11.36 per BOE, (iv) exceeded both our target and maximum performance levels for reducing lease operating expense per BOE, achieving a peer-leading average lease operating expense of $4.31 per BOE, (v) exceeded both our target and maximum performance levels for reducing general and administrative cost per BOE, achieving an average general and administrative cost of $1.13 per BOE, and (vi) exceeded both the target and maximum performance levels for our ROACE, by achieving a ROACE of 11.4%. After applying the weighting established by the compensation committee to each category, the achievement of these performances resulted in an award of approximately 158% of the applicable targeted bonus to each named executive officer. In connection with reaching these goals, the compensation committee approved awards to Mr. Stice, Ms. Dick, Mr. Hollis, Mr. Pantermuehl and Mr. Molnar in the amounts of $1,955,250, $543,520, $888,750, $745,760 and $632,000, respectively.

In March 2019, the compensation committee established the performance criteria and targets for 2019 for the named executive officers and other covered employees under the Annual Incentive Plan and specified the weighting attributable to such performance metrics. For 2019, the performance levels require achieving certain financial and operational metrics (with no award payable unless the threshold performance levels are achieved) with respect to the same metrics used in 2018, except that well costs per lateral foot in the Midland Basin will be weighted at 15% instead of 20% and the ROACE performance metric will be weighted at 25% instead of 20%. The other performance metrics will be weighted the same in 2019 as they were for 2018.

The compensation committee determined that these metrics are principal drivers of profitability and growth for the Company for 2019. The compensation committee determined that these performance levels, as well as bonus targets set forth in our named executive officers’ employment agreements, as amended and restated to date, would further motivate our named executive officers to contribute to the Company’s performance and growth, align our named executive officers’ interests with those of our stockholders and put a larger portion of our named executives’ compensation at risk.

Long Term Equity Incentive Compensation

We seek to promote an ownership culture among our executive officers in an effort to enhance our long-term performance. We believe the use of stock and stock-based awards offers the best approach to achieving our compensation goals and to align the interests of our executive officers with those of our stockholders. To achieve this purpose, our board of directors adopted and our stockholders approved the Equity Incentive Plan. The purpose of the Equity Incentive Plan is to enable us, and our affiliates, to attract and retain the services of the types of employees, consultants and directors who will contribute to our long term success and to provide incentives that will be linked directly to increases in share value that will inure to the benefit of our stockholders. The Equity Incentive Plan provides a means by which eligible recipients of awards may be given an opportunity to benefit from increases in value of our common stock through the granting of equity awards. The terms of the Equity Incentive Plan are described in more detail below. Under the employment agreements with each of our named executive officers, each such executive is eligible to participate in the Equity Incentive Plan or such other equity incentive plan or plans then in existence for the benefit of employees, and may in the discretion of the compensation committee receive an equity award in accordance with the terms of such plan or plans. The timing and amount of such equity awards, any target performance goals and the vesting terms of such awards will be determined by the compensation committee in its sole discretion. If any of such executive’s employment terminates prior to any scheduled vesting date then, except as expressly provided in any existing or future equity award, the applicable executive shall forfeit all rights and interests in and to such unvested equity awards.

2018 Performance-Based and Time-Vesting Awards

In February 2018, the compensation committee granted Mr. Stice, Ms. Dick, Mr. Hollis, Mr. Pantermuehl and Mr. Molnar time vesting restricted stock units and three-year performance based restricted stock units in each case under the Equity Incentive Plan.

	Time-Vested Restricted Stock Units(1)	Performance-Based Restricted Stock Units(2)
Travis D. Stice	20,391	30,585
Teresa L. Dick	5,598	8,396
Michael L. Hollis	11,835	17,751
Russell Pantermuehl	10,236	15,353
Paul Molnar	9,597	14,393

(1)	Time-vested restricted stock units of which one-third of the award vested in each of February 2018 and February 2019, with the remaining one-third of the award vesting in February 2020.

(2)	The three-year performance-based restricted stock units are for the performance period from January 1, 2018 through December 31, 2020.

The performance-based restricted stock units are subject to the satisfaction of the total stockholder return performance conditions relative for our peer group set forth in a table below for the applicable performance period, and continuous service requirements, with no awards vesting if the relative total stockholder return falls below the threshold percentile.

Total Stockholder Return Percentile	Grant Vesting Percentage
<25th Percentile of Peer Group	0% of Target
25th Percentile of Peer Group	50% of Target (Threshold)
50th Percentile of Peer Group	100% of Target (Target)
75th Percentile of Peer Group	Up to a maximum of 200% of Target (Maximum)

These awards were designed to incentivize our named executive officers to continue to contribute to the Company’s performance at the top of its peer group, similar to the Company’s performance in prior periods, as well as to promote retention of our named executive officers who have been pursued not only by industry competitors but also by private equity groups.

2019 Performance-Based and Time-Vesting Awards

In February 2019, the compensation committee approved the grant to Mr. Stice, Ms. Dick, Mr. Hollis, Mr. Pantermuehl and Mr. Molnar of time vesting restricted stock units and three-year performance based restricted stock units in each case under the Equity Incentive Plan.

	Time-Vested Restricted Stock Units(1)	Performance-Based Restricted Stock Units(2)
Travis D. Stice	32,958	49,436
Teresa L. Dick	8,790	13,183
Michael L. Hollis	17,577	26,366
Russell Pantermuehl	15,381	23,070
Paul Molnar(3)	13,184	19,775

(1)
Time-vested restricted stock units of which one-third of the award vested in March 2019, with the remaining restricted stock units vesting in two substantially equal annual installments beginning in March 2020.

(2)	These three-year performance-based restricted stock units are for the performance period from January 1, 2019 through December 31, 2021.

(3)	Mr. Molnar retired effective April 1, 2019.

The performance-based restricted stock units are subject to the satisfaction of the total stockholder return performance conditions relative for our peer group for the applicable performance period, and continuous service requirements. These awards were designed to incentivize our named executive officers to continue to contribute to the Company’s performance at the top of its peer group, similar to the Company’s performance in prior periods. In addition, the time vesting awards were designed to promote retention of our named executive officers who have been pursued not only by industry competitors but also by private equity groups. Consistent with our compensation committee’s commitment to emphasize performance-based compensation to motivate our executive officers, while maintaining a balanced approach to executive compensation, the 2019 performance-based awards were granted at higher levels than the 2019 time-vesting awards.

In the event of a change in control, the time-vesting restricted stock units granted to each of our named executive officers in 2018 and 2019 will vest immediately upon the occurrence of such event and will be settled upon the consummation of such event. In the event of the executive’s death or disability during a period of continuous service, the deceased or disabled executive’s restricted stock units will vest immediately and will be settled in full on the payment date coincident with or next following the date of vesting. In the event of our change in control, the performance period for performance-based restricted stock units granted to each named executive officer in 2018 and 2019 will be accelerated to the last trading day of the month preceding the date of the consummation of our change in control, and the number of shares subject to performance-based restricted stock units will be determined based on meeting the total stockholder return percentile for such accelerated performance period, which shares will vest immediately following such determination and will be settled upon the consummation of the change in control. In the event of the named executive’s death or disability during a period of continuous service, the deceased or disabled executive’s vesting percentage will be determined at the end of the performance period and settled at the same payment date as if the participant remained in continuous service through the end of the performance period.

Satisfaction of Performance Targets for 2016 and 2017 Performance-Based Awards for Performance Periods ended December 31, 2018

In February 2019, the compensation committee certified to the attainment of the pre-established performance goals with respect to performance-based restricted stock units granted to our named executive officers in January 2016, which awards were subject to the satisfaction of certain total stockholder return performance conditions relative to our peer group for the performance period commencing on January 1, 2016 and ending on December 31, 2018, and continuous service requirements. The compensation committee certified that, based on publicly available information, (i) our total stockholder return for the above-referenced performance period is in the 77th percentile of the peer group total stockholder return, which is above the 75th percentile of the total stockholder return for the peer group, (ii) the total stockholder return percentile equates to a total target grant vesting percent of 200% of the target number of restricted stock units granted to the named executive officers and (iii) the applicable performance target and other material terms of such performance-based restricted stock unit awards were achieved at such levels for the above-referenced performance period. In connection with reaching these performance goals, the 2016 performance-based restricted stock unit awards received by Mr. Stice, Ms. Dick, Mr. Hollis, Mr. Pantermuehl and Mr. Molnar have vested at 200% of the target, resulting in the issuance of 90,168, 6,012, 30,056, 24,044 and 12,022 shares underlying these performance-based restricted stock units to these named executive officers, respectively, in February 2019.

In February 2019, the compensation committee also certified to the attainment of the pre-established performance goals with respect to performance-based restricted stock units granted to our named executive officers in February 2017, which awards were subject to the satisfaction of certain total stockholder return performance conditions relative to our peer group for the performance period commencing on January 1, 2017 and ending on December 31, 2018, and continuous service requirements. The compensation committee certified that, based on publicly available information, (i) our total stockholder return for the above-referenced performance period is in the 78th percentile of the peer group total stockholder return, which is above the 75th percentile of the total stockholder return for the peer group, (ii) the total stockholder return percentile equates to a total target grant vesting percent of 200% of the target number of restricted stock units granted to the named executive officers and (iii) the applicable performance target and other material terms of such performance-based restricted stock unit awards were achieved at such levels for the above-referenced performance period. In connection with reaching these performance goals, the 2017 performance-based restricted stock unit awards received by Mr. Stice, Ms. Dick, Mr. Hollis, Mr. Pantermuehl and Mr. Molnar have vested at 200% of the target, resulting in the issuance of 22,230, 5,850, 13,650, 11,700 and 11,700 shares underlying these performance-based restricted stock units to these named executive officers, respectively, in February 2019.

The compensation committee believes that the awards made to our named executive officers under the Equity Incentive Plan will provide incentive to these executive officers to enhance our long-term success and encourage performance, and will continue to align the interests of our named executive officers with those of our stockholders.

Other Compensation and Perquisites

Consistent with our compensation philosophy, our compensation committee provides benefits to our executives that are substantially the same as those currently being offered to our other employees, including health insurance, life and disability insurance and a 401(k) plan. A description of the 401(k) plan is below.

Clawback Provisions

Under the Sarbanes-Oxley Act of 2002, our Chief Executive Officer and Chief Financial Officer may be subject to clawbacks in the event of a restatement. Under our Equity Incentive Plan, each award pursuant to that plan is conditioned on repayment or forfeiture in accordance with applicable laws, our Company policies and any relevant provisions in the related award agreements.

Anti-Hedging Policy

We have a policy prohibiting directors, executive officers and certain other designated employees from speculative trading in our securities, including hedging transactions, short selling, and trading in put options, call options, swaps or collars. In addition, we prohibit our directors and executive officers from holding our common stock in a margin account. To our knowledge, all such individuals are in compliance with the policy. Our policy is to also strongly encourage all other employees from engaging in hedging activities in our stock and any such transaction requires notice and pre-approval, and will only be considered with a valid justification. Since the adoption of the policy in 2012, we are not aware of any hedging activities by our employees.

Stock Ownership and Retention Guidelines for Non-Employee Directors and Executive Officers
The compensation committee has adopted stock ownership and retention guidelines for our non-employee directors and executive officers who are classified as Vice President and above, which we refer to as the guidelines. The guidelines were adopted to encourage our non-employee directors and executives to have a meaningful stake in the Company, which encourages a focus on our long-term success, aligns directors’ and executives’ interests with the interests of our stockholders and further promotes our commitment to sound corporate governance.
Under the stock ownership and retention guidelines, each of our non-employee directors must own an amount of our common stock equal in value to a multiple of the base annual retainer for non-employee directors and our executive officers must own an amount of our common stock equal in value to a multiple of his or her annual base salary, as set forth in the table below.

Position	Multiple of Base Annual Retainer/Annual Base Salary Required
Non-Employee Directors	5x
Chief Executive Officer	5x
Executive Vice Presidents	3x
Vice Presidents	2x

The table below provides the minimum value of stock that each of our named executive officers must retain under our stock ownership and retention guidelines.

	2019 Base Salary	Multiple of Annual Base Salary Required	Minimum Value of Stock Required to Retain
Travis D. Stice	$1,250,000	5x	$6,250,000
Teresa L. Dick	$447,000	3x	$1,341,000
Michael L. Hollis	$650,000	3x	$1,950,000
Russell Pantermuehl	$615,000	3x	$1,845,000
Paul Molnar(1)	$500,000	3x	$1,500,000

(1)	Mr. Molnar retired from the Company effective April 1, 2019.
Until the earliest of: (i) 24 months following the applicable exercise date or vesting date of equity awards; (ii) the date such executive officer is determined to be in full compliance with the guidelines; and (iii) the date such executive officer ceases to be a participant subject to the guidelines, for awards granted after the effective date of the guidelines he or she is required to hold at least 50% of the net shares received upon the exercise of stock options and 50% of the net shares received upon vesting of restricted stock or performance shares. Once the ownership requirement is met, the executive officer must continue to hold that number of shares until leaving his or her position with us.
Any participant subject to the guidelines who is not in compliance with the applicable guideline (subject to any compliance transition period) may be required to retain up to 100% of the net shares of our common stock acquired via the exercise of options or the vesting of restricted awards granted under our equity incentive programs until the applicable guideline has been met.
Participants generally are given a five-year transition period to come into full compliance with the guidelines. Participants are expected to make steady progress towards meeting the ownership levels specified in the guidelines with any stock awards or stock purchases made on or after the effective date of the guidelines. There is an exception to the holding requirements for financial hardship and other unusual situations, subject to approval by the Chief Executive Officer and the compensation committee.
For stock options, “net” shares means the number of shares delivered upon exercise of the option, net of shares used to pay the exercise price and applicable taxes. For performance shares and restricted stock, “net” shares means the number of shares held upon vesting, net of shares used to pay applicable taxes.
In addition to shares held outright, shares held directly or indirectly in trust, shares held by immediate family members residing in the same household, shares held in qualified plans (e.g., in a 401(k) plan), vested shares held in non-qualified plans, vested stock options (other than options that are underwater at the time of measurement) and unvested restricted stock subject to time based (but not performance based) vesting are all counted toward satisfaction of the ownership requirement.
All of our named executive officers were in compliance with the guidelines as of the adoption of the guidelines.

Employment Agreements

The following summarizes the material terms of the employment agreements we have with our named executive officers.

Travis D. Stice. We are party to an employment agreement with Mr. Stice, our Chief Executive Officer, which employment agreement was originally entered into on April 18, 2011. The employment agreement, as amended and restated, provided for an initial three-year term commencing on April 18, 2014, and now continues for successive one-year periods unless we or Mr. Stice elects to not extend the term. Mr. Stice’s base salary can be increased from time to time by the compensation committee, but not decreased. Mr. Stice’s annual base salary during 2018 was $990,000, and was increased by the compensation committee to $1,250,000 effective March 1, 2019. Mr. Stice is also entitled to receive a target annual bonus upon achievement of performance goals established by the compensation committee, up to a maximum of 200% of his target bonus in the event performance exceeds the target level established by the compensation committee. His target bonus for 2019 has been set at 125% of his annual base salary. Mr. Stice is entitled to participate in such life and medical insurance plans and other similar plans that we establish from time to time for our executive employees.

Mr. Stice has agreed to certain restrictive covenants in his employment agreement, including, without limitation, his agreement not to compete with us, not to interfere with any of our employees, suppliers or regulators and not to solicit our customers or employees, in each case during Mr. Stice’s affiliation with us and for a period of six months thereafter. Mr. Stice’s continued employment with us is terminable by either party. We may terminate Mr. Stice’s employment at any time, with or without advance notice. Mr. Stice may terminate the employment relationship at any time and for any reason, and is required to give us 30 days’ notice if he voluntarily resigns without good reason. However, if (i) we terminate Mr. Stice’s employment without “cause” or due to non-renewal of the term of his employment agreement (together, a “no cause termination”), (ii) Mr. Stice resigns for good reason, meaning such resignation follows a material uncured breach by us of the employment agreement or a material diminution in Mr. Stice’s position, duties or authority or relocation of principal office more than 25 miles outside of Midland, Texas, or (iii) Mr. Stice’s employment is terminated due to death or disability, then (x) we will be obligated to pay, on a monthly basis, 200% of Mr. Stice’s base annual salary until the later of 24 months or the expiration of the term of his employment agreement, provided, however, that if a no cause termination or a good reason resignation occurs within 24 months after the occurrence of a change in control (as defined in the 2012 Plan or any successor plan) and such change in control is a “change in control event” within the meaning of Internal Revenue Service’s rules and regulations, Mr. Stice will be entitled to receive such severance in a lump sum payment, and (y) 100% of the premiums to continue Mr. Stice’s or his surviving spouse’s and eligible dependents’ group health plan continuation coverage under COBRA (provided that such individuals are qualified beneficiaries who are eligible and timely elect COBRA continuation coverage), in addition to any obligations under the terms of any outstanding equity awards; provided, in each case, that Mr. Stice continues to comply with the restrictive covenants described above and Mr. Stice (or his estate or beneficiaries in the case of clause (iii) above) executes a full general release in our favor. Under the employment agreement with Mr. Stice, the terms of each equity award granted to Mr. Stice will provide that such equity award will become 100% vested upon (i) our termination of Mr. Stice without cause or non-renewal of his employment agreement, (ii) Mr. Stice’s resignation for good reason, (iii) his death or disability or (iv) our change in control (as defined in the 2012 plan or any successor plan). In the event Mr. Stice’s employment is terminated for “cause,” our obligations will terminate with respect to the payment of any base salary or bonuses. For purposes of Mr. Stice’s employment agreement, “cause” is generally defined as Mr. Stice’s (a) willful and knowing refusal or failure to perform his duties in any material respect, (b) willful misconduct or gross negligence in performing his duties, (c) material breach of his employment agreement or any other agreement with us or Company policy of Code of Conduct, (d) conviction of, or a plea of guilty or nolo contendere to, a criminal act that constitutes a felony or involves fraud, dishonesty or moral turpitude, (e) indictment for a felony involving embezzlement, theft or fraud, (f) filing of a voluntary, or consent to an involuntary, bankruptcy petition, (g) dishonesty in connection with his responsibilities as an employee or (h) failure to comply with directives of our board of directors. The benefits Mr. Stice is entitled to receive upon certain terminations, resignations and changes of control are summarized below in “Potential Payments Upon Termination, Resignation or Change of Control for Fiscal Year 2018” included elsewhere in this proxy statement.

Teresa L. Dick. Effective September 2011, we entered into an employment agreement with Ms. Dick, who prior to assuming the role of our Executive Vice President and Chief Accounting Officer, effective as of March 1, 2019, was our Chief Financial Officer. The employment agreement, as amended and restated, provided for an initial two-year term commencing on January 1, 2014, and now continues for successive one-year periods unless we or the executive elects to not extend the term. Ms. Dick’s annual base salary during 2018 was $430,000. Her base salary can be increased from time to time by the compensation committee, but not decreased. The compensation committee increased Ms. Dick’s base salary to $447,000 effective March 1, 2019. Subject to Ms. Dick’s achievement of certain performance goals as determined by our board of directors or the compensation committee, Ms. Dick is eligible to receive a target annual bonus which, for 2019, has been set at 80% of her annual base salary, provided she remains employed by us on the payment date. Ms. Dick is also entitled to participate in any life and medical insurance plans and other similar plans that we establish from time to time for our executive employees.

Under her employment agreement, Ms. Dick is eligible to participate in the Equity Incentive Plan or such other equity incentive plan or plans then in existence for the benefit of employees, and may in the discretion of the compensation committee receive an equity award in accordance with the terms of such plan or plans. The timing and amount of such equity awards, any target performance goals and the vesting terms of such awards will be determined by the compensation committee in its sole discretion. If Ms. Dick’s employment terminates prior to any scheduled vesting date, except as expressly provided in any existing or future equity award, then she will forfeit all rights and interests in and to such unvested equity awards.

Ms. Dick has agreed to certain restrictive covenants in her employment agreement, including, without limitation, her agreement not to compete with us, not to interfere with any of our employees, suppliers or regulators and not to solicit our customers or employees, in each case during Ms. Dick’s affiliation with us and for a period of six months thereafter. Ms. Dick’s continued employment with us is terminable by either party. We may terminate Ms. Dick’s employment agreement at any time, with or without advance notice. Ms. Dick may terminate the employment relationship at any time and for any reason, and is required to give us 30 days’ notice if she voluntarily resigns without good reason. However, if (i) we terminate Ms. Dick’s employment without “cause” or due to non-renewal of the term of her employment agreement, (ii) Ms. Dick resigns for good reason, meaning such resignation follows a material uncured breach by us of the employment agreement, relocation of her principal office 25 miles outside of Oklahoma City, Oklahoma or a material diminution in Ms. Dick’s position, duties or authority, or (iii) Ms. Dick’s employment is terminated due to death or disability, then Ms. Dick will be entitled to severance pay in an amount equal to 12 months’ base salary, provided, in each case, that the executive continues to comply with the restrictive covenants described above and the executive (or her estate or beneficiaries in the case of clause (iii) above) executes a full general release in our favor, except that the restriction on competition will not apply in the event the executive resigns for good reason within 12 months following our change of control. In the event Ms. Dick’s employment is terminated for “cause,” our obligations will terminate with respect to the payment of any base salary or bonuses as of the termination date. For purposes of Ms. Dick’s employment agreement, “cause” is generally defined as Ms. Dick’s (a) willful and knowing refusal or failure to perform her duties in any material respect, (b) willful misconduct or gross negligence in performing her duties, (c) material breach of her employment agreement or any other agreement with us or Company policy or Code of Conduct, (d) conviction of, or a plea of guilty or nolo contendere to, a criminal act that constitutes a felony or involves fraud, dishonesty or moral turpitude, (e) indictment for a felony involving embezzlement, theft or fraud, (f) filing of a voluntary, or consent to an involuntary, bankruptcy petition, (g) dishonesty in connection with her responsibilities as an employee or (h) failure to comply with directives of our board of directors. The benefits Ms. Dick is entitled to receive upon certain terminations, resignations and changes of control are summarized below in “Potential Payments Upon Termination, Resignation or Change of Control for Fiscal Year 2018” included elsewhere in this proxy statement.

Michael Hollis. Effective September 2011, we entered into an employment agreement with Mr. Hollis, currently our President and Chief Operating Officer. The employment agreement, as amended and restated, provided for an initial two-year term commencing on January 1, 2014, and now continues for successive one-year periods unless we or the executive elects to not extend the term. Mr. Hollis’ annual base salary for 2018 was $625,000. His base salary can be increased from time to time by the compensation committee, but not decreased. The compensation committee increased Mr. Hollis’ base salary to $650,000 effective March 1, 2019. Subject to Mr. Hollis’ achievement of certain performance goals as determined by our board of directors, Mr. Hollis is entitled to a target annual bonus which, for 2019, has been set at 90% of his annual base salary, provided he remains employed by us on the payment date. Mr. Hollis is also entitled to participate in any life and medical insurance plans and other similar plans that we establish from time to time for our executive employees.

Under his employment agreement, Mr. Hollis is eligible to participate in the Equity Incentive Plan or such other equity incentive plan or plans then in existence for the benefit of employees, and may in the discretion of the compensation committee receive an equity award in accordance with the terms of such plan or plans. The timing and amount of such equity awards, any target performance goals and the vesting terms of such awards will be determined by the compensation committee in its sole discretion. If Mr. Hollis’ employment terminates prior to any scheduled vesting date then, except as expressly provided in any existing or future equity award, then he will forfeit all rights and interests in and to such unvested equity awards.

Mr. Hollis has agreed to certain restrictive covenants in his employment agreement, including, without limitation, his agreement not to compete with us, not to interfere with any of our employees, suppliers or regulators and not to solicit our customers or employees, in each case during Mr. Hollis’ affiliation with us and for a period of six months thereafter. Mr. Hollis’ continued employment with us is terminable by either party. We may terminate Mr. Hollis’ employment at any time, with or without advance notice. Mr. Hollis may terminate the employment relationship at any time and for any reason, and is required to give us 30 days’ notice if he voluntarily resigns without good reason. However, if (i) we terminate Mr. Hollis’ employment without “cause” or due to non-renewal of the term of his employment agreement (ii) Mr. Hollis resigns for good reason, meaning such resignation follows a material uncured breach by us of the employment agreement, relocation of his principal office more than 25 miles outside of Midland, Texas, or a material diminution in Mr. Hollis’ position, duties or authority, or (iii) Mr. Hollis’ employment is terminated due to death or disability, then Mr. Hollis will be entitled to severance pay in an amount equal to 12 months’ base salary; provided, in each case, that Mr. Hollis continues to comply with the restrictive covenants described above and the executive (or his estate or beneficiaries in the case of clause (iii) above) executes a full general release in our favor, except that the restriction on competition will not apply in the event the executive resigns for good reason within 12 months following our change of control. In the event Mr. Hollis’ employment is terminated for “cause,” our obligations will terminate with respect to the payment of any base salary or bonuses effective as of the termination date. For purposes of Mr. Hollis’ employment agreement, “cause” is generally defined as Mr. Hollis’ (a) willful and knowing refusal or failure to perform his duties in any material respect, (b) willful misconduct or gross negligence in performing his duties, (c) material breach of his employment agreement or any other agreement with us or Company policy or Code of Conduct, (d) conviction of, or a plea of guilty or nolo contendere to, a criminal act that constitutes a felony or involves fraud, dishonesty or moral turpitude, (e) indictment for a felony involving embezzlement, theft or fraud, (f) filing of a voluntary, or consent to an involuntary, bankruptcy petition, (g) dishonesty in connection with his responsibilities as an employee or (h) failure to comply with directives of our board of directors. The benefits Mr. Hollis is entitled to receive upon certain terminations, resignations and changes of control are summarized below in “Potential Payments Upon Termination, Resignation or Change of Control for Fiscal Year 2018” included elsewhere in this proxy statement.

Russell Pantermuehl. Effective July 2011, we entered into an employment agreement with Mr. Pantermuehl, who prior to assuming the role of our Executive Vice President—Chief Reservoir Engineer, effective as of March 1, 2019, was our Executive Vice President—Reservoir Engineering. The employment agreement, as amended and restated, provided for an initial two-year term commencing on January 1, 2014, and now continues for successive one-year periods unless we or the executive elects to not extend the term. Mr. Pantermuehl’s annual base salary for 2018 was $590,000. His base salary can be increased from time to time by the compensation committee, but not decreased. The compensation committee increased Mr. Pantermuehl’s base salary to $615,000 effective March 1, 2019. Subject to Mr. Pantermuehl’s achievement of certain performance goals as determined by our board of directors or the compensation committee for each fiscal year, Mr. Pantermuehl is eligible to receive a target annual bonus which, for 2019, has been set at 80% of his annual base salary, provided he remains employed by us on the payment date. Mr. Pantermuehl is also entitled to participate in any life and medical insurance plans and other similar plans that we establish from time to time for our executive employees.

Under his employment agreement, Mr. Pantermuehl is eligible to participate in the Equity Incentive Plan or such other equity incentive plan or plans then in existence for the benefit of employees, and may in the discretion of the compensation committee receive an equity award in accordance with the terms of such plan or plans. The timing and amount of such equity awards, any target performance goals and the vesting terms of such awards will be determined by the compensation committee in its sole discretion. If Mr. Pantermuehl’s employment terminates prior to any scheduled vesting date then, except as expressly provided in any existing or future equity award, then he will forfeit all rights and interests in and to such unvested equity awards.

Mr. Pantermuehl has agreed to certain restrictive covenants in his employment agreement, including, without limitation, his agreement not to compete with us, not to interfere with any of our employees, suppliers or regulators and not to solicit our customers or employees, in each case during Mr. Pantermuehl’s affiliation with us and for a period of six months thereafter. Mr. Pantermuehl’s continued employment with us is terminable by either party. We may terminate Mr. Pantermuehl’s employment at any time, with or without advance notice. Mr. Pantermuehl may terminate the employment relationship at any time and for any reason, and is required to give us 30 days’ notice if he voluntarily resigns without good reason. However, if (i) we terminate Mr. Pantermuehl’s employment without “cause” or due to non-renewal of the term of his employment agreement, (ii) Mr. Pantermuehl resigns for good reason, meaning such resignation follows a material uncured breach by us of the employment agreement, relocation of his principal office 25 miles outside of Midland, Texas or a material diminution in Mr. Pantermuehl’s position, duties or authority, or (iii) Mr. Pantermuehl’s employment is terminated due to death or disability, then Mr. Pantermuehl will be entitled to severance pay in an amount equal to 12 months’ base salary; provided, in each case, that the executive continues to comply with the restrictive covenants described above and the executive (or his estate or beneficiaries in the case of clause (iii) above) executes a full general release in our favor, except that the restriction on competition will not apply in the event the executive resigns for good reason within 12 months following our change of control. In the event Mr. Pantermuehl’s employment is terminated for “cause,” our obligations will terminate with respect to the payment of any base salary or bonuses effective as of the termination date. For purposes of Mr. Pantermuehl’s employment agreement, “cause” is generally defined as Mr. Pantermuehl’s (a) willful and knowing refusal or failure to perform his duties in any material respect, (b) willful misconduct or gross negligence in performing his duties, (c) material breach of his employment agreement or any other agreement with us or Company policy or Code of Conduct, (d) conviction of, or a plea of guilty or nolo contendere to, a criminal act that constitutes a felony or involves fraud, dishonesty or moral turpitude, (e) indictment for a felony involving embezzlement, theft or fraud, (f) filing of a voluntary, or consent to an involuntary, bankruptcy petition, (g) dishonesty in connection with his responsibilities as an employee or (h) failure to comply with directives of our board of directors. The benefits Mr. Pantermuehl is entitled to receive upon certain terminations, resignations and changes of control are summarized below in “Potential Payments Upon Termination, Resignation or Change of Control for Fiscal Year 2018” included elsewhere in this proxy statement.

Paul Molnar. Effective January 1, 2014, we entered into an employment agreement with Mr. Molnar, our former Executive Vice President—Exploration and Business Development. The employment agreement provided for an initial two-year term commencing on January 1, 2014, and continued for successive one-year periods unless we or the executive elected to not extend the term. Mr. Molnar retired from all positions with us effective April 1, 2019. Mr. Molnar’s annual base salary for 2018 was $500,000. Mr. Molnar’s base salary could be increased from time to time by the compensation committee, but not decreased. Mr. Molnar’s annual base salary remained at $500,000 through the date of his retirement. Subject to Mr. Molnar’s achievement of certain performance goals as determined by our board of directors or the compensation committee for each fiscal year, Mr. Molnar was eligible to receive a target annual bonus provided he remained employed by us on the payment date. Mr. Molnar was also entitled to participate in any life and medical insurance plans and other similar plans that we establish from time to time for our executive employees.

Under his employment agreement, Mr. Molnar was eligible to participate in the 2012 Plan or such other equity incentive plan or plans then in existence for the benefit of employees and, in the discretion of the compensation committee, receive an equity award in accordance with the terms of such plan or plans. The timing and amount of such equity awards, any target performance goals and the vesting terms of such awards were determined by the compensation committee in its sole discretion.

Mr. Molnar agreed to certain restrictive covenants in his employment agreement, including, without limitation, his agreement not to compete with us, not to interfere with any of our employees, suppliers or regulators and not to solicit our customers or employees, in each case during Mr. Molnar’s affiliation with us and for a period of six months thereafter. Mr. Molnar’s employment with us was terminable by either party. Mr. Molnar’s employment was terminable by us at any time, with or without advance notice. Mr. Molnar was permitted to terminate the employment relationship at any time and for any reason, and was required to give us 30 days’ notice if he voluntarily resigned without good reason. However, if (i) we terminated Mr. Molnar’s employment without “cause” or due to non-renewal of the term of his employment agreement, (ii) Mr. Molnar resigned for good reason, meaning such resignation followed a material uncured breach by us of the employment agreement, relocation of his principal office 25 miles outside of Midland, Texas or a material diminution in Mr. Molnar’s position, duties or authority, or (iii) Mr. Molnar’s employment was terminated due to death or disability, then Mr. Molnar was entitled to severance pay in an amount equal to 12 months’ base salary; provided, in each case, that the executive continued to comply with the restrictive covenants described above and the executive (or his estate or beneficiaries in the case of clause (iii) above) executed a full general release in our favor, except that the restriction on competition did not apply in the event the executive resigned for good reason within 12 months following our change of control. In the event Mr. Molnar’s employment was terminated for “cause,” our obligations would have terminated with respect to the payment of any base salary or bonuses. For purposes of Mr. Molnar’s employment agreement, “cause” was generally defined as Mr. Molnar’s (a) willful and knowing refusal or failure to perform his duties in any material respect, (b) willful misconduct or gross negligence in performing his duties, (c) material breach of his employment agreement or any other agreement with us or Company policy or Code of Conduct, (d) conviction of, or a plea of guilty or nolo contendere to, a criminal act that constitutes a felony or involves fraud, dishonesty or moral turpitude, (e) indictment for a felony involving embezzlement, theft or fraud, (f) filing of a voluntary, or consent to an involuntary, bankruptcy petition, (g) dishonesty in connection with his responsibilities as an employee or (h) failure to comply with directives of our board of directors. The benefits Mr. Molnar was entitled to receive upon certain terminations, resignations and changes of control are summarized below in “Potential Payments Upon Termination, Resignation or Change of Control for Fiscal Year 2018” included elsewhere in this proxy statement.

Equity Incentive Plan

On April 25, 2016, the compensation committee of our board of directors, acting upon authority delegated to it by our board of directors, unanimously adopted, subject to stockholder approval, our 2016 Amended and Restated Equity Incentive Plan, amending and restating our 2012 Equity Incentive Plan. On June 8, 2016, our stockholders approved the 2016 Amended and Restated Equity Incentive Plan at our 2016 Annual Meeting of Stockholders. The compensation committee has again unanimously adopted, subject to stockholder approval at the 2019 Annual Meeting, our 2019 Amended and Restated Equity Incentive Plan, amending and restating our 2016 Amended and Restated Equity Incentive Plan, which, as so amended and restated, is referred to as the Equity Incentive Plan. A summary of the material terms of the Equity Incentive Plan is set forth under Proposal 2, beginning on page 54.

Viper’s Long-Term Incentive Plan

To incentivize Viper’s management and directors to continue to grow Viper’s business, the board of directors of Viper’s general partner adopted the Viper LTIP for employees, officers, consultants and directors of Viper’s general partner and any of its affiliates, including Diamondback, who perform services for Viper.

The purpose of the Viper LTIP is to provide a means to attract and retain individuals who are essential to Viper’s growth and profitability and to encourage them to devote their best efforts to advancing Viper’s business by affording such individuals a means to acquire and maintain ownership of awards, the value of which is tied to the performance of Viper’s common units. The Viper LTIP provides for the grant of unit options, unit appreciation rights, restricted units, unit awards, phantom units, distribution equivalent rights, cash awards, performance awards, other unit-based awards and substitute awards (collectively, “awards”). These awards are intended to align the interests of employees, officers, consultants and directors with those of Viper’s unitholders and to give such individuals the opportunity to share in Viper’s long-term performance. Any awards that are made under the Viper LTIP will be approved by the board of directors of Viper’s general partner or a committee thereof that may be established for such purpose. Viper will be responsible for the cost of awards granted under the LTIP.

Viper’s general partner has made grants under the Viper LTIP of (a) phantom units to the non-employee directors of Viper’s general partner (see “Director Compensation” included in Viper’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 15, 2019, for information regarding those awards).

Administration

The Viper LTIP is administered by the board of directors of Viper’s general partner pursuant to its terms and all applicable state, federal, or other rules or laws. The board of directors of Viper’s general partner has the power to determine to whom and when awards will be granted, determine the amount of awards (measured in cash or in shares of our common units), proscribe and interpret the terms and provisions of each award agreement (the terms of which may vary), accelerate the vesting provisions associated with an award, delegate duties under the Viper LTIP and execute all other responsibilities permitted or required under the Viper LTIP.

Change in Control

Upon a “change in control” (as defined in the Viper LTIP), the board may, in its discretion, (i) remove any forfeiture restrictions applicable to an award, (ii) accelerate the time of exercisability or vesting of an award, (iii) require awards to be surrendered in exchange for a cash payment, (iv) cancel unvested awards without payment or (v) make adjustments to awards as the committee deems appropriate to reflect the change in control.

Termination of Employment or Service

The consequences of the termination of a participant’s employment, consulting arrangement or membership on the board of directors of Viper’s general partner will be determined by the board in the terms of the relevant award agreement.

2014 Executive Annual Incentive Compensation Plan

Our executive officers and selected employees and those of our subsidiaries are eligible to receive awards under the Annual Incentive Plan, which was previously adopted by our board of directors and approved by our stockholders effective April 1, 2014. The Annual Incentive Plan provides for awards of incentive compensation that are contingent on the attainment of specific performance targets. Performance targets for each award under the Annual Incentive Plan are based on certain pre-established operational, financial, reserve, capital efficiency, market share, stock price and other performance factors that were previously approved by our stockholders. The compensation committee serves as the plan administrator and establishes the performance targets for each award and the performance period during which the performance is to be measured. These performance factors may relate to the performance of the Company or the performance of a business unit, product line, territory or any combination of these. Performance targets for employees who are not executive officers may also be based on other additional objective or subjective performance criteria established by the compensation committee. Performance targets may include a minimum level of performance below which no payment will be made, levels of performance at which specified percentages of the award will be paid, and a maximum level of performance above which no additional award will be paid. Award amounts that may be paid under the Annual Incentive Plan to our Chief Executive Officer and any other Covered Employee (as such term is defined in Section 162(m) of the Code) for any one year may not exceed the lesser of: (i) 300% of base salary at the time the award is established, or (ii) $6.0 million. Individual awards may be subject to lesser limits in the discretion of the compensation committee.

All payments in respect of awards granted under the Annual Incentive Plan will be made in cash, and will be paid within a reasonable period after the end of the performance period. Before payment of any award to a Covered Employee, the compensation committee must certify in writing that the performance target requirement for such award was met.

401(k) Plan

We participate in a 401(k) Plan. Employees may elect to defer a portion of their compensation up to the statutorily prescribed limit. Each pay period we make a matching contribution to each employee’s deferral, not to exceed 10 percent of compensation. An employee’s interests in his or her deferrals and our matching contributions are, in each case, 100% vested when contributed. The 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code. As such, contributions to the 401(k) Plan and earnings on those contributions are not taxable to the employee until distributed from the 401(k) Plan, and all timely made contributions are deductible by us for the year in which they are allocable.

Effect of Our Compensation Policies and Practices on Risk and Risk Management

The compensation committee reviews the risks and rewards associated with our compensation policies and programs. We believe that such policies and programs encourage and reward prudent business judgment and avoid encouraging excessive risk-taking over the long term. With respect to specific elements of compensation:

•
We believe that our programs balance short- and long-term incentives for our executive officers providing for an appropriate mix of fixed, discretionary and equity compensation that overall encourages long-term performance.

•
We believe that annual base salaries for our named executive officers do not encourage excessive risk-taking as they are fixed amounts that are subject to discretionary increases by our compensation committee, based, among other factors, on annual performance evaluations. We also believe that such annual base salaries are set at reasonable levels, as compared to the base salaries of similarly situated individuals at our peer group companies. The base salary represents a portion of our named executive officers’ overall compensation potential and is balanced by the other elements of their overall compensation potential, which are tied to both performance and long-term service.

•
Our annual incentive bonuses are designed to award achievement of short-term performance-driven results. The payment and amounts of the 2018 annual incentive bonuses were based upon meeting of certain performance criteria and targets established by the compensation committee for 2018, as disclosed in more detail above, which we believe were set at meaningful levels and do not encourage excessive risk taking. We also believe that performance criteria and targets established by the compensation committee for 2019 were similarly designed to encourage performance, but not excessive risk taking.

•
Restricted stock units granted to our named executive officers are subject to performance-based and time-vesting provisions. We award restricted stock units to promote performance and ensure that our executives have a continuing stake in the long-term success of the Company as the value of the award will depend on the stock price at and after the time of vesting. We believe that a mixture of performance-based and time-vesting equity awards represent a balanced approach to long-term equity compensation and do not encourage excessive risk taking that may be associated with the compensation approach focused solely on equity awards that vest strictly based on achieving certain targets. We also believe that the weight given by our compensation committee to performance-based equity awards, as compared to time-vesting equity awards, provide incentive to our named executive officers to take appropriate amount of risk to drive the Company’s performance and enhance stockholder value.

•
As described above in the discussion of the employment agreements of the named executive officers, our named executive officers are entitled to certain benefits that are payable upon the occurrence of their termination without “cause,” resignation for “good reason,” or certain change in control transactions.

Based on the foregoing, the compensation committee believes that the Company does not utilize compensation policies and programs creating risks that are reasonably likely to have a material adverse impact on the Company.

Compensation Committee Report

The compensation committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on its review and discussion with management, the compensation committee recommended that the summary of Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the compensation committee:

Michael P. Cross, Chairman
David L. Houston
Mark L. Plaumann
Melanie M. Trent

Compensation Committee Interlocks and Insider Participation

The compensation committee of our board of directors consists of David L. Houston, Michael P. Cross, Mark L. Plaumann and Melanie M. Trent. No current member of our compensation committee has ever been an officer or employee of ours. None of our executive officers serves, or has served during the past fiscal year, as a member of the board of directors or compensation committee of any other company that has or had one or more executive officers serving as member of our board of directors or compensation committee.

SUMMARY COMPENSATION TABLE

The following table provides information concerning compensation of our principal executive officer, principal financial officer and our three other highest paid executive officers, each our named executive officer, for the fiscal years ended December 31, 2018, 2017 and 2016.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)(4)
			Performance-based	Time Vested
Travis D. Stice	2018	$990,000	$5,213,213	$2,345,577	$1,955,250	$45,123	$10,549,163
Chief Executive Officer	2017	$850,000	$5,552,940	$2,423,292	$1,428,000	$28,056	$10,282,288
	2016	$830,000	$13,938,723	$5,707,698	$1,643,400	$27,940	$22,147,761
Teresa L. Dick	2018	$430,000	$1,431,098	$643,938	$543,520	$33,104	$3,081,660
Chief Accounting Officer	2017	$410,000	$1,461,300	$637,709	$551,040	$28,056	$3,088,105
(Former Chief Financial Officer)	2016	$380,000	$929,262	$380,496	$601,920	$27,940	$2,319,618
Michael L. Hollis	2018	$625,000	$3,025,658	$1,361,380	$888,750	$38,171	$5,938,959
Chief Operating Officer	2017	$590,000	$3,409,700	$1,487,987	$892,080	$28,056	$6,407,823
and President	2016	$510,000	$4,646,207	$1,902,545	$908,820	$27,940	$7,995,512
Russell Pantermuehl	2018	$590,000	$2,616,919	$1,177,447	$745,760	$36,872	$5,166,998
Executive Vice President - Chief Engineer	2017	$560,000	$2,922,600	$1,275,417	$752,640	$28,056	$5,538,713
(Former Executive Vice President - Reservoir Engineering)	2016	$500,000	$3,716,945	$1,522,049	$792,000	$27,940	$6,558,934
Paul Molnar(5)	2018	$500,000	$2,453,287	$1,103,943	$632,000	$35,186	$4,724,416
Former Executive Vice President -	2017	$475,000	$2,922,600	$1,275,417	$638,400	$28,056	$5,339,473
Exploration and Business Development	2016	$425,000	$1,858,421	$760,993	$673,200	$27,940	$3,745,554

(1)
The amounts shown in the above table reflect the grant date fair value of restricted stock units and stock options granted respectively, determined in accordance with FASB ASC Topic 718. See Note 11 to our consolidated financial statements for the fiscal year ended December 31, 2018, included in our Annual Report on Form 10-K, filed with the SEC on February 25, 2019, regarding assumptions underlying valuations of equity awards for 2018, 2017 and 2016. Details regarding equity awards that are still outstanding can be found in the “Outstanding Equity Awards at Fiscal 2018 Year-End” table. If the 2018 performance-based awards were valued at a grant date price of $115.03, the maximum value of these awards for Mr. Stice, Ms. Dick, Mr. Hollis, Mr. Pantermuehl and Mr. Molnar would be $7,036,385, $1,931,584, $4,083,795, $3,532,111 and $3,311,254, respectively.

(2)	The amounts shown reflect performance-based annual incentive bonuses granted under the Executive Annual Incentive Compensation Plan.

(3)
Amounts for 2018 include (i) our 401(k) plan contributions of $27,500, life insurance premium payments of $1,056 and dividend equivalent rights paid on restricted stock units that vested in 2018 of $16,567 for Mr. Stice, (ii) our 401(k) plan contributions of $27,500, life insurance premium payments of $1,056 and dividend equivalent rights paid on restricted stock units that were granted in 2018 of $4,548 for Ms. Dick, (iii) our 401(k) plan contributions of $27,500, life insurance premium payments of $1,056 and dividend equivalent rights paid on restricted stock units that were granted in 2018 of $9,615 for Mr. Hollis, (iv) our 401(k) plan contributions of $27,500, life insurance premium payments of $1,056 and dividend equivalent rights paid on restricted stock units that were granted in 2018 of $8,316 for Mr. Pantermuehl and (v) our 401(k) plan contributions of $26,333, life insurance premium payments of $1,056 and dividend equivalent rights paid on restricted stock units that were granted in 2018 of $7,797 for Mr. Molnar. Amounts for 2017 include (i) our 401(k) plan contributions of $27,000 and life insurance premium payments of $1,056 for Mr. Stice, (ii) our 401(k) plan contributions of $27,000 and life insurance premium payments of $1,056 for Ms. Dick, (iii) our 401(k) plan contributions of $27,000 and life insurance premium payments of $1,056 for Mr. Hollis, (iv) our 401(k) plan contributions of $27,000 and life insurance premium payments of $1,056 for Mr. Pantermuehl and (v) our 401(k) plan contributions of $27,000 and life insurance premium payments of $1,056 for Mr. Molnar. Amounts in 2016 include (i) our 401(k) plan contributions of $26,500 and life insurance premium payments of $1,440 for Mr. Stice; (ii) our 401(k) plan contributions of $26,500 and life insurance premium payments of $1,440 for Ms. Dick, (iii) our 401(k) plan contributions of $26,500 and life insurance premium payments of $1,440 for Mr. Hollis, (iv) our 401(k) plan contributions of $26,500 and life insurance premium payments of $1,440 for Mr. Pantermuehl and (v) our 401(k) plan contributions of $26,500 and life insurance premium payments of $1,440 for Mr. Molnar.

(4)
During 2018, 2017 and 2016, Mr. Stice, Ms. Dick, Mr. Hollis, Mr. Pantermuehl and Mr. Molnar also performed services as executive officers and/or directors of the general partner of Viper, our publicly traded subsidiary, as set forth in more detail in their respective biographies above, and their time was allocated between managing our business and managing the business of Viper. In accordance with the terms of Viper’s amended and restated limited partnership agreement, in 2018, 2017 and 2016, we were reimbursed for compensation related expenses attributable to the portion of the executive’s time allocated to providing services to Viper. During 2018, Viper reimbursed us approximately $421,650, $141,487, $0, $129,126 and $0 attributable to time allocated to providing services to Viper by Mr. Stice, Ms. Dick, Mr. Hollis, Mr. Pantermuehl and Mr. Molnar, respectively. During 2017, Viper reimbursed us approximately $305,930, $130,353, $0, $118,695 and $0 attributable to time allocated to providing services to Viper by Mr. Stice, Ms. Dick, Mr. Hollis, Mr. Pantermuehl and Mr. Molnar, respectively. During 2016, we did not allocate any time of our named executive officers to Viper for reimbursement.

(5)	Mr. Molnar retired from the Company effective April 1, 2019.

2018 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units		Grant Date Fair Value of Stock and Option Awards(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Travis D. Stice	2/13/2018	$618,750	$1,237,500	$2,475,000
	2/13/2018				15,293	30,585	61,170	20,391	(3)	$7,558,790
Teresa L. Dick	2/13/2018	$172,000	$344,000	$688,000
	2/13/2018				4,198	8,396	16,792	5,598	(3)	$2,075,036
Michael L. Hollis	2/13/2018	$281,250	$562,500	$1,125,000
	2/13/2018				8,876	17,751	35,502	11,835	(3)	$4,387,038
Russell Pantermuehl	2/13/2018	$236,000	$472,000	$944,000
	2/13/2018				7,677	15,353	30,706	10,236	(3)	$3,794,366
Paul Molnar	2/13/2018	$200,000	$400,000	$800,000
	2/13/2018				7,197	14,393	28,786	9,597	(3)	$3,557,230

(1)
Reflects performance-based annual incentive bonuses granted under the Annual Incentive Plan for 2018. No non-equity incentive plan awards are paid under the Annual Incentive Plan for performance below the pre-determined thresholds.

(2)
Represents performance-based restricted stock units granted under the 2012 Plan, which awards are subject to the satisfaction of certain total stockholder return performance conditions relative to our peer group for the three-year performance period commencing on January 1, 2018 and ending on December 31, 2020 and continuous service requirements. The restricted stock units will vest once the compensation committee has made a certification as to whether the performance goals have been reached. The compensation committee will make this determination following the date of publication of our quarterly earnings statement for the fourth quarter of 2020 and before March 15, 2021. The number of restricted stock units that will vest is based on the Company’s Total Stockholder Return compared to its peers. The Total Stockholder Return is calculated over the performance period by dividing (1) the sum of (a) the cumulative value of dividends received during the performance period, assuming reinvestment, plus (b) the difference between the stock price at the end and at the beginning of the performance period; by (2) the stock price at the beginning of the performance period. No equity incentive plan awards vest if the relative Total Stockholder Return for the applicable performance period is below the threshold percentile.

(3)
Represents restricted stock units granted under the 2012 Plan, of which one-third vested on each of February 13, 2018 and February 13, 2019, and the remaining units will vest on February 13, 2020. These awards are subject to continuous service requirements.

(4)
The amounts shown reflect the grant date fair value of restricted stock units granted, determined in accordance with FASB ASC Topic 718. See Note 11 to our consolidated financial statements for the fiscal year ended December 31, 2018, included in our Annual Report on Form 10-K, filed with the SEC on February 25, 2019, regarding assumptions underlying valuations of equity awards for 2018.

OUTSTANDING EQUITY AWARDS AT FISCAL 2018 YEAR-END

The following table provides information concerning equity awards outstanding for our named executive officers at December 31, 2018.

Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares or Units of Stock That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units of Stock That Have Not Vested(1)
Travis D. Stice				90,168	(3)	$8,358,574
				22,230	(4)	$2,060,721
	7,410	(2)	$686,907	44,460	(5)	$4,121,442
	13,594	(2)	$1,260,164	61,170	(6)	$5,670,459
Teresa L. Dick				6,012	(3)	$557,312
				5,850	(4)	$542,295
	1,950	(7)	$180,765	11,700	(5)	$1,084,590
	3,732	(7)	$345,956	16,792	(6)	$1,556,618
Michael L. Hollis				30,056	(3)	$2,786,191
				13,650	(4)	$1,265,355
	4,550	(8)	$421,785	27,300	(5)	$2,530,710
	7,890	(8)	$731,403	35,502	(6)	$3,291,035
Russell Pantermuehl				24,044	(3)	$2,228,879
				11,700	(4)	$1,084,590
	3,900	(9)	$361,530	23,400	(5)	$2,169,180
	6,824	(9)	$632,585	30,706	(6)	$2,846,446
Paul Molnar				12,022	(3)	$1,114,439
				11,700	(4)	$1,084,590
	3,900	(10)	$361,530	23,400	(5)	$2,169,180
	6,398	(10)	$593,095	28,786	(6)	$2,668,462

(1)
Market value of shares or units that have not vested is based on the closing price of $92.70 per share of our common stock on the Nasdaq Global Select Market on December 31, 2018, the last trading day of 2018.

(2)	The 7,410 restricted stock units vested on February 16, 2019 and, of the 13,594 restricted stock units, 6,797 vested on February 21, 2019 and the remaining 6,797 will vest on February 21, 2020.

(3)
Reflects the maximum number of performance-based restricted stock units granted. These performance-based restricted stock units were granted under the Equity Incentive Plan subject to the satisfaction of certain total stockholder return performance conditions relative to our peer group for the performance period commencing on January 1, 2016 and ending on December 31, 2018. All of these performance-based restricted stock units vested as of December 31, 2018 upon certification by the compensation committee of attainment of the applicable performance conditions and settlement of these units on February 21, 2019.

(4)
Reflects the maximum number of performance-based restricted stock units granted. These performance-based restricted stock units were granted under the Equity Incentive Plan subject to the satisfaction of certain total stockholder return performance conditions relative to our peer group for the performance period commencing on January 1, 2017 and ending on December 31, 2018. All of these performance-based restricted stock units vested as of December 31, 2018 upon certification by the compensation committee of attainment of the applicable performance conditions and settlement of these units on February 21, 2019.

(5)
Reflects the maximum number of performance-based restricted stock units granted. These performance-based restricted stock units were granted under the Equity Incentive Plan subject to the satisfaction of certain total stockholder return performance conditions relative to our peer group for the performance period commencing on January 1, 2017 and ending on December 31, 2019, as certified by the compensation committee by not later than March 15, 2020, and continuous service requirements.

(6)
Reflects the maximum number of performance-based restricted stock units granted. These performance-based restricted stock units were granted under the Equity Incentive Plan subject to the satisfaction of certain total stockholder return performance conditions relative to our peer group for the performance period commencing on January 1, 2018 and ending on December 31, 2020, as certified by the compensation committee by not later than March 15, 2021, and continuous service requirements.

(7)	The 1,950 restricted stock units vested on February 16, 2019 and, of the 3,732 restricted stock units, 1,866 vested on February 21, 2019 and the remaining 1,866 will vest on February 21, 2020.

(8)	The 4,550 restricted stock units vested on February 16, 2019 and, of the 7,890 restricted stock units, 3,945 vested on February 21, 2019 and the remaining 3,945 will vest on February 21, 2020.

(9)	The 3,900 restricted stock units vested on February 16, 2019 and, of the 6,824 restricted stock units, 3,412 vested on February 21, 2019 and the remaining 3,412 will vest on February 21, 2020.

(10)	The 3,900 restricted stock units vested on February 16, 2019 and, of the 6,398 restricted stock units, 3,199 vested on February 21, 2019 and the remaining 3,199 will vest on February 21, 2020.

STOCK VESTED DURING FISCAL YEAR 2018

The following table provides certain information for the named executive officers with respect to the number of shares acquired upon the vesting of restricted stock awards during 2018.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Travis D. Stice	194,545	$23,891,169
Teresa L. Dick	15,838	$1,943,977
Michael L. Hollis	68,607	$8,424,477
Russell Pantermuehl	55,402	$6,802,811
Paul Molnar	31,143	$3,823,472

(1)
Value realized on vesting is based on the vesting date closing price per share of our common stock on the Nasdaq Global Select Market. If the Nasdaq Global Select Market was closed on the vesting date, the calculation was made using the opening price on the next day on which the market was open.

PHANTOM UNITS VESTED UNDER THE VIPER LTIP DURING FISCAL YEAR 2018

During 2018, Mr. Stice had 16,011 phantom units which vested on February 16, 2018 with a value realized on vesting of $374,657 based on the vesting date closing price per unit of Viper’s common units on the Nasdaq Global Select Market. No phantom units or other equity awards were held by any other named executive officers during 2018 under the Viper LTIP.

Pay Ratio Disclosure

Pursuant to Item 402(u) of Regulation S-K, we are disclosing the pay ratio and supporting information comparing the median of the annual total compensation of our employees (including full-time, part-time, seasonal and temporary employees) other than Mr. Stice, our Chief Executive Officer, and the annual total compensation of our Chief Executive Officer. The pay ratio is calculated in a manner consistent with Item 402(u) of Regulation S-K.

For the year ended December 31, 2018, our last completed fiscal year:

•	The median of the annual total compensation of all of our employees, other than our Chief Executive Officer, is $122,919.

•	The annual total compensation of our Chief Executive Officer is $10,549,163.

Based on this information, the ratio of the annual total compensation of out Chief Executive Officer to the median of the annual total compensation of all other employees is 86:1.

To identify the median employee, we selected December 31, 2018 as the date upon which we identified the “median employee”. On that date, our employee population consisted of 358 employees excluding the Chief Executive Officer and 352 Energen employees who joined the Company in November 2018 as a result of the Energen acquisition. To identify the median compensated employee, we (a) used annual base pay at December 31, 2018, (b) estimated short-term incentive at target for the 2018 performance year and (c) estimated long-term incentive at target based on 2018 annual base salary.

Once we identified our median employee, we calculated that employee’s annual total compensation for 2018 in the same manner that we determined the total compensation of our named executive officers for purposes of the Summary Compensation Table set forth above. This resulted in an annual compensation of $122,919 for the identified employee for the year ended December 31, 2018. The calculation of the total compensation for our Chief Executive Officer is included in the Summary Compensation Table set forth above.

POTENTIAL PAYMENTS UPON TERMINATION, RESIGNATION OR CHANGE OF CONTROL FOR FISCAL YEAR 2018

The following tables provide information regarding potential payments to each of our named executive officers in connection with certain termination events, including a termination related to a change of control of the Company, as of December 31, 2018.

	Termination Without Cause or Resignation for Good Reason(1)
Name	Base Salary		Annual Incentive Bonus	$92.70 RSUs(3)	Total
Travis D. Stice	$3,991,580	(2)	$0	$13,799,693	$17,791,273
Teresa L. Dick	$430,000	(6)	$0	$0	$430,000
Michael L. Hollis	$625,000	(7)	$0	$0	$625,000
Russell Pantermuehl	$590,000	(8)	$0	$0	$590,000
Paul Molnar	$500,000	(9)	$0	$0	$500,000

	Change of Control
Name	Base Salary	Annual Incentive Bonus (10)	$92.70 RSUs(3)		Total
Travis D. Stice	$0	$1,237,500	$13,799,693	(4)(5)	$15,037,193
Teresa L. Dick	$0	$344,000	$3,710,225	(4)(5)	$4,054,225
Michael L. Hollis	$0	$562,500	$8,240,288	(4)(5)	$8,802,788
Russell Pantermuehl	$0	$472,000	$7,094,331	(4)(5)	$7,566,331
Paul Molnar	$0	$400,000	$6,876,857	(4)(5)	$7,276,857

	Termination upon Death or Disability(1)
Name	Base Salary		Annual Incentive Bonus (11)	$92.70 RSUs(3)		Total
Travis D. Stice	$3,991,580	(2)	$1,955,250	$13,799,693	(4)(5)(12)	$19,746,523
Teresa L. Dick	$430,000	(6)	$543,520	$3,710,225	(4)(5)(12)	$4,683,745
Michael L. Hollis	$625,000	(7)	$888,750	$8,240,288	(4)(5)(12)	$9,754,038
Russell Pantermuehl	$590,000	(8)	$745,760	$7,094,331	(4)(5)(12)	$8,430,091
Paul Molnar	$500,000	(9)	$632,000	$6,876,857	(4)(5)(12)	$8,008,857

(1)
In the event a named executive officer is terminated upon death or disability or is terminated without cause, or if the executive officer resigns for good reason, the receipt of the payments and benefits described in this table is subject to such executive’s or his estate’s (i) full general release of all known and unknown claims against us related to the executive officer’s termination or employment and (ii) continued compliance with the confidentiality, non-interference, proprietary information, return of property, non-solicitation, non-disparagement, cooperation and, except in certain cases described below, non-competition provisions of such executive’s employment agreement. The executive officer is bound by the non-competition, non-interference and non-solicitation provisions for six months after his or her employment ends. Mr. Stice is bound by the cooperation provisions of his employment agreement for 12 months after his employment ends.

(2)
Represents the amount payable under Mr. Stice’s employment agreement, which was amended and restated effective April 18, 2014 to provide for a three-year term commencing on April 18, 2014, and now continues for successive one-year periods unless we or the executive elects to not extend the term. Under the employment agreement, as amended and restated to date, if (i) we terminate Mr. Stice’s employment without “cause” or due to non-renewal of the term of his employment agreement, (ii) Mr. Stice resigns for good reason, meaning such resignation follows a material uncured breach by us of the employment agreement, relocation of his principal office 25 miles outside of Midland, Texas or a material diminution in Mr. Stice’s position, duties or authority, or (iii) Mr. Stice’s employment is terminated due to death or disability, then Mr. Stice will be entitled to (y) monthly severance pay in an amount equal to twice his monthly base salary for the longer of 24 months or the number of months remaining in the term of his employment agreement and (z) full coverage for health care benefits for Mr. Stice and his family for 18 months or until they are covered by another employer’s benefits. To receive this severance pay and benefits, Mr. Stice must comply with the restrictive covenants described above and execute a full general release in our favor, except that the restriction on competition will not apply in the event the executive resigns for good reason within 12 months following our change of control. In the event Mr. Stice’s employment is terminated for “cause,” our obligations will terminate with respect to the payment of any base salary or bonuses effective as of the termination date, except for accrued but unpaid base salary. Mr. Stice’s severance pay will be paid in the same manner and at the same time as it would have if Mr. Stice employment had not ended, except that if, within 24 months after a change in control, Mr.

Stice resigns for good reason or is terminated without cause his severance pay under clause (y) above will be paid in a lump sum amount. The $3,991,580 base amount includes $31,580 attributable to full coverage health care benefits for Mr. Stice and his family for 18 months.

(3)	The value of restricted stock units was calculated based on the closing price of our common stock of $92.70 per share on December 31, 2018.

(4)
Under the terms of the applicable award agreement with each of Mr. Stice, Ms. Dick, Mr. Hollis, Mr. Pantermuehl and Mr. Molnar, restricted stock units granted in January 2016 under our 2012 Plan will vest immediately (a) upon the sale, transfer or conveyance of substantially all of our assets, (b) if there is a significant change to the composition of our board of directors, (c) we adopt a plan of dissolution or liquidation, (d) in the event that more than 50% of the combined voting power of our then outstanding stock is controlled by one or more parties that is not us or (e) upon such executive officer’s death or disability.

(5)
Under the terms of the applicable award agreement with each of Mr. Stice, Ms. Dick, Mr. Hollis, Mr. Pantermuehl and Mr. Molnar, restricted stock units granted in February 2017 under our Equity Incentive Plan will vest immediately (a) upon the sale, transfer or conveyance of substantially all of our assets, (b) if there is a significant change to the composition of our board of directors, (c) we adopt a plan of dissolution or liquidation, (d) in the event that more than 50% of the combined voting power of our then outstanding stock is controlled by one or more parties that is not us or (e) upon such executive officer’s death or disability.

(6)
Represents the amount payable under Ms. Dick’s employment agreement, which was amended and restated effective January 1, 2014 to provide for a two-year term commencing on January 1, 2014, and now continues for successive one-year periods unless we or the executive elects to not extend the term. Under the employment agreement, as amended and restated to date, if (i) we terminate Ms. Dick’s employment without “cause” or due to non-renewal of the term of her employment agreement, (ii) Ms. Dick resigns for good reason, meaning such resignation follows a material uncured breach by us of the employment agreement, relocation of her principal office 25 miles outside of Oklahoma City, Oklahoma or a material diminution in Ms. Dick’s position, duties or authority, or (iii) Ms. Dick’s employment is terminated due to death or disability, then Ms. Dick will be entitled to severance pay in an amount equal to 12 months’ base salary, provided, in each case, that the executive continues to comply with the restrictive covenants described above and executes a full general release in our favor, except that the restriction on competition will not apply in the event the executive resigns for good reason within 12 months following our change of control. This severance pay will be paid in the same manner and at the same time as it would have if Ms. Dick’s employment had not ended. In the event Ms. Dick’s employment is terminated for “cause,” our obligations will terminate with respect to the payment of any base salary or bonuses effective as of the termination date, except for accrued but unpaid base salary.

(7)
Represents the amount payable under Mr. Hollis’ employment agreement, which was amended and restated effective January 1, 2014 to provide for a two-year term commencing on January 1, 2014, and now continues for successive one-year periods unless we or the executive elects to not extend the term. Under the employment agreement, as amended and restated to date, if (i) we terminate Mr. Hollis’ employment without “cause” or due to non-renewal of the term of his employment agreement, (ii) Mr. Hollis resigns for good reason, meaning such resignation follows a material uncured breach by us of the employment agreement, relocation of his principal office 25 miles outside of Midland, Texas or a material diminution in Mr. Hollis’ position, duties or authority, or (iii) Mr. Hollis’ employment is terminated due to death or disability, then Mr. Hollis will be entitled to severance pay in an amount equal to 12 months’ base salary, provided, in each case, that the executive continues to comply with the restrictive covenants described above and executes a full general release in our favor, except that the restriction on competition will not apply in the event the executive resigns for good reason within 12 months following our change of control. This severance pay will be paid in the same manner and at the same time as it would have if Mr. Hollis’ employment had not ended. In the event Mr. Hollis’ employment is terminated for “cause,” our obligations will terminate with respect to the payment of any base salary or bonuses effective as of the termination date, except for accrued but unpaid base salary.

(8)
Represents the amount payable under Mr. Pantermuehl’s employment agreement, which was amended and restated effective January 1, 2014 to provide for a two-year term commencing on January 1, 2014, and now continues for successive one-year periods unless we or the executive elects to not extend the term. Under the employment agreement, as amended and restated to date, if (i) we terminate Mr. Pantermuehl’s employment without “cause” or due to non-renewal of the term of his employment agreement, (ii) Mr. Pantermuehl resigns for good reason, meaning such resignation follows a material uncured breach by us of the employment agreement, relocation of his principal office 25 miles outside of Midland, Texas or a material diminution in Mr. Pantermuehl’s position, duties or authority, or (iii) Mr. Pantermuehl’s employment is terminated due to death or disability, then Mr. Pantermuehl will be entitled to severance pay in an amount equal to 12 months’ base salary, provided, in each case, that the executive continues to comply with the restrictive covenants described above and executes a full general release in our favor, except that the restriction on competition will not apply in the event the executive resigns for good reason within 12 months following our change of control. This severance pay will be paid in the same manner and at the same time as it would have if Mr. Pantermuehl’s employment had not ended. In the event Mr. Pantermuehl’s employment is terminated for “cause,” our obligations will terminate with respect to the payment of any base salary or bonuses effective as of the termination date, except for accrued but unpaid base salary.

(9)
Represents the amount payable under Mr. Molnar’s employment agreement, which was entered into effective January 1, 2014 and provides for a two-year term commencing on January 1, 2014, and now continues for successive one-year periods unless we or the executive elects to not extend the term. Under the employment agreement, if (i) we terminate Mr. Molnar’s employment without “cause” or due to non-renewal of the term of his employment agreement, (ii) Mr. Molnar resigns for good reason, meaning such resignation follows a material uncured breach by us of the employment agreement, relocation of his principal office 25 miles outside of Midland, Texas or a material diminution in Mr. Molnar’s position, duties or authority, or (iii) Mr. Molnar’s employment is terminated due to death or disability, then Mr. Molnar will be entitled to severance pay in an amount equal to 12 months’ base salary, provided, in each case, that the executive continues to comply with the restrictive covenants described above and executes a full general release in our favor, except that the restriction on competition will not apply in the event the executive resigns for good reason within 12 months following our change of control. This severance pay will be paid in the same manner and at the same time as it would have if Mr. Molnar’s employment had not ended. In the event Mr. Molnar’s employment is terminated for “cause,” our obligations will terminate with respect to the payment of any base salary or bonuses effective as of the termination date, except for accrued but unpaid base salary.

(10)
Under the terms of the Annual Incentive Plan, the awards granted under the Annual Incentive Plan will be paid at the target award amount based on the assumption that the performance target was attained at the target level for the entire performance period if a “change of control” occurs. A “change of control” under the Annual Incentive Plan is defined as (a) the sale, transfer or conveyance of substantially all of our assets, other than to Wexford Capital or its affiliates, (b) a significant change to the composition of our board of directors, (c) the adoption of a plan of dissolution or liquidation or (c) anyone other than Wexford Capital or its affiliates becoming the owner of more than 50% of the voting power of the Company. This amount will be paid within ten days following the triggering event.

(11)
Under the terms of the Annual Incentive Plan, if the executive officer is terminated due to his or her death or disability, the officer is entitled to a prorated amount of the granted award based on the number of days the officer was employed by us during the applicable performance period. These awards will be paid at the same time as they would have had the officer remained employed.

(12)
Under the terms of the applicable award agreement, upon each named executive officer’s death or disability the number of performance-based restricted stock units the officer is entitled to is not determined until the end of the performance period and is settled at the same time it would have had the officer remained employed.  For purposes of calculating the number of performance-based restricted stock units that each named executive officer would be entitled to upon his or her death or disability, the Company assumed that its performance during the 2017-2019 and 2018-2020 fiscal years relative to its peers would be substantially similar to its performance during the 2016-2018 fiscal years.  As a result, the chart reflects that each named executive officer would be entitled to the maximum award amount under the award agreement for such named executive officer.

2018 EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, as of December 31, 2018, certain information with respect to all compensation plans under which equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(1)	Weighted average exercise price of outstanding options, warrants and rights (b)(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	996,642	$0.00	872,676
Equity compensation plans not approved by security holders (3)	125,053	$0.00	8,842,492
Equity compensation plans not approved by security holders (4)	616,663	$95.04	—

(1)	Refers to the Equity Incentive Plan.

(2)	The weighted average exercise price does not take into account restricted stock units because they have no exercise price.
(3) Refers to the options to purchase common units of Viper and phantom units of Viper, in each case granted under the Viper LTIP.

(4)	Refers to the options to purchase common shares of Diamondback granted in connection with the merger with Energen.

2018 DIRECTOR COMPENSATION

The following table contains information with respect to 2018 compensation of our directors who served in such capacity during that year, except that the 2018 compensation of those directors who are also our named executive officers is disclosed in the 2018, 2017 and 2016 Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Steven E. West (4)	$200,000	$179,625	$394	$380,019
Michael P. Cross	$95,000	$179,625	$394	$275,019
David L. Houston	$95,000	$179,625	$394	$275,019
Mark L. Plaumann	$95,000	$179,625	$394	$275,019
Melanie M. Trent	$63,750	$179,625	$394	$243,769

(1)
Of these amounts, $50,000, $23,750, $23,750, $23,750 and $21,250 were payments made in December 2018 to Mr. West, Mr. Cross, Mr. Houston, Mr. Plaumann and Ms. Trent, respectively, for services to be performed in the first quarter of 2019.

(2)
The amounts shown reflect the grant date fair value of restricted stock units granted, determined in accordance with FASB ASC Topic 718. See Note 11 to our consolidated financial statements for the fiscal year ended December 31, 2018, included in our Annual Report on Form 10-K, filed with the SEC on February 25, 2019, regarding assumptions underlying valuations of equity awards for 2018. Each non-employee director was awarded 1,574 restricted stock units in 2018, which will vest on the earlier of the one-year anniversary of the date of grant and the date of the 2019 annual meeting of stockholders. No additional equity awards were received by our non-employee directors to date in 2019.

(3)	The amounts shown reflect cash paid for dividend equivalent rights on restricted stock units that were granted in 2018.

(4)
Excludes the compensation awarded to Mr. West for his service as the Executive Chairman and a director of the general partner of Viper in 2018, which consisted of $60,000 in cash and a grant of 3,063 phantom unit awards on July 10, 2018, valued at $105,153, for a total compensation of $165,153. The phantom units granted will vest on July 10, 2019.

Director Compensation

During 2018, non-employee directors of the Company received a base annual retainer of $65,000 in cash plus additional annual payments of $135,000 for the Chairman of the Board, $20,000 for the chairperson of the audit committee, $10,000 for each other member of the audit committee, $15,000 for the chairperson of all other committees and $5,000 for each other member of each other committee, with such amounts paid in quarterly installments.

We provide our non-employee directors with equity compensation under our equity incentive plan. The value of such annual equity compensation granted to non-employee directors in restricted stock units is $180,000 based on the average closing price per share of our common stock on the Nasdaq Global Select Market for the five trading days immediately preceding the date of grant. The annual grant of restricted stock will be made to non-employee directors at the close of business on the date of each annual meeting of our stockholder. On June 7, 2018, each non-employee director was granted 1,574 restricted stock units which will vest on the earlier of the first anniversary of the date of grant and the next annual meeting of our stockholders following the date of grant.

Stock Ownership
Holdings of Major Stockholders

The following table sets forth certain information regarding the beneficial ownership as of April 8, 2019 of shares of our common stock by each person or entity known to us to be a beneficial owner of 5% or more of our common stock.

MAJOR STOCKHOLDER TABLE

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
The Vanguard Group	17,230,318	(2)	10.5%
100 Vanguard Blvd. Malvern, PA 19355
JPMorgan Chase & Co.	12,180,165	(3)	7.4%
270 Park Ave New York, NY 10017
Capital World Investors	11,604,081	(4)	7.0%
333 South Hope Street Los Angeles, CA 90071
BlackRock, Inc.	10,172,829	(5)	6.2%
55 East 52nd Street New York, NY 10055
Wellington Management Group LLP	10,109,306	(6)	6.1%
c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02210
State Street Corporation	8,428,403	(7)	5.1%
One Lincoln Street Boston, MA 02111

(1)	Beneficial ownership is determined in accordance with SEC rules. The percentage of shares beneficially owned is based on 164,617,181 shares of common stock outstanding as of April 8, 2019.

(2)
Based solely on Schedule 13G/A filed with the SEC on February 11, 2019 by The Vanguard Group (“Vanguard”). Vanguard reported sole voting power over 196,124 shares of common stock, sole dispositive power over 17,016,866 shares of common stock, shared voting power over 34,273 shares of common stock, and shared dispositive power over 213,452 shares of common stock. Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., both wholly owned subsidiaries of Vanguard, are the beneficial owners of 132,736 and 142,166 shares, respectively, of common stock.

(3)
Based solely on Schedule 13G/A filed with the SEC on January 22, 2019 by JPMorgan Chase & Co. (“JPMorgan”). JPMorgan reported sole voting power over 11,002,357 shares of common stock, sole dispositive power over 12,117,943 shares of common stock, shared voting power over 12,126 shares of common stock and shared dispositive power over 51,209 shares of common stock. JPMorgan is the beneficial owner of such shares of common stock on behalf of other persons, none of which is known to have an interest in more than five percent of the class of such securities.

(4)
Based solely on Schedule 13G/A filed with the SEC on February 14, 2019 by Capital World Investors, divisions of Capital Research and Management Company (“CRMC”) and Capital International Limited that collectively provide investment management services under the name Capital World Investors. Capital World Investors reported sole voting power over 11,604,081 shares of common stock and sole dispositive power over 11,604,081 shares of common stock. Based solely on a Schedule 13G filed with the SEC on February 14, 2019 by Capital Research Global Investors, a division of CRMC, Capital Research Global Investors is the beneficial owner of 8,913,411 shares of common stock, with sole voting power over 8,913,411 shares of common stock and sole dispositive power of 8,913,411 shares of common stock. Based solely on a Schedule 13G filed with the SEC on February 14, 2019 by The Growth Fund of America, which is advised by CRMC, The Growth Fund of America is the beneficial owner of 9,156,955 shares of common stock.

(5)
Based solely on Schedule 13G filed with the SEC on January 10, 2019 by BlackRock, Inc. (“BlackRock”). BlackRock reported sole voting power over 9,005,002 shares of common stock and sole dispositive power over 10,172,829 shares of common stock.

(6)
Based solely on Schedule 13G/A jointly filed with the SEC on February 12, 2019 by Wellington Management Group LLP (“Wellington Management”), Wellington Group Holdings LLP (“Wellington Holdings”), Wellington Investment Advisors Holdings LLP (“Wellington Advisors”) and Wellington Management Company LLP (“ Wellington Company”). These shares are owned of record by clients of Wellington Company, Wellington Management Canada LLC, Wellington Management Singapore Pte Ltd., Wellington

Management Hong Kong Ltd, Wellington Management International Ltd., Wellington Management Japan Pte Ltd., Wellington Management Australia Pty Ltd. (collectively, the “Wellington Investment Advisors”). Wellington Advisors controls directly, or indirectly through Wellington Management Global Holdings Ltd., the Wellington Investment Advisors. Wellington Advisors is owned by Wellington Holdings, which is in turn owned by Wellington Management. The clients of the Wellington Investment Advisors have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of, such securities. No such client is known to have such right or power with respect to more than five percent of this class of securities. Each of Wellington Management, Wellington Holdings and Wellington Advisors reported shared voting power over 5,679,171 shares and shared dispositive power over 10,109,306 shares. Wellington Company reported shared voting power over 4,832,145 shares and shared dispositive power over 8,918,027 shares.

(7)
Based solely on Schedule 13G filed with the SEC on February 14, 2019 by State Street Corporation (“State Street”). State Street reported shared voting power over 7,888,155 shares of common stock and shared dispositive power over 8,241,733 shares of common stock.

Holdings of Officers and Directors
The following table sets forth certain information regarding the beneficial ownership as of April 8, 2019 of shares of our common stock by each of our directors, by each named executive officer and by all directors and executive officers as a group:

Name of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (9)	Percent of Class
Travis D. Stice (2)	374,834	*
Teresa L. Dick(3)	32,751	*
Michael L. Hollis (4)	124,751	*
Russell Pantermuehl (5)	108,441	*
Paul Molnar (6)	51,050	*
Steven E. West	7,461	*
Michael P. Cross (7)	16,034	*
David L. Houston	9,534	*
Mark L. Plaumann (8)	10,134	*
Melanie M. Trent	1,574	*
Directors and Executive Officers as a Group (14 persons)	768,711	*
*Less than 1%.

(1)
Beneficial ownership is determined in accordance with SEC rules. In computing percentage ownership of each person, (i) shares of common stock subject to options held by that person that are exercisable as of April 8, 2019 and (ii) shares of common stock subject to options or restricted stock units held by that person that are exercisable or vesting within 60 days of April 8, 2019, are all deemed to be beneficially owned. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares beneficially owned is based on 164,617,181 shares of common stock outstanding as of April 8, 2019. Unless otherwise indicated, all amounts exclude shares issuable upon the exercise of outstanding options and vesting of restricted stock units that are not exercisable and/or vested as of April 8, 2019 or within 60 days of April 8, 2019.

(2)
All of these shares are held by Stice Investments, Ltd., which is managed by Stice Management, LLC, its general partner. Mr. Stice and his spouse hold 100% of the membership interests in Stice Management, LLC, of which Mr. Stice is the manager. Excludes (i) 6,797 restricted stock units, which will vest on February 21, 2020, and (ii) 21,972 restricted stock units, which will vest in two equal annual installments beginning on March 1, 2020. Also excludes (i) 22,230 performance-based restricted stock units awarded to Mr. Stice on February 16, 2017, which are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending December 31, 2019, (ii) 30,585 performance-based restricted stock units awarded to Mr. Stice on February 13, 2018, which are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2020, and (iii) 49,436 performance-based restricted stock units awarded to Mr. Stice on March 1, 2019, which are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2021.

(3)
Excludes (i) 1,866 restricted stock units, which will vest on February 21, 2020, and (ii) 5,860 restricted stock units, which will vest in two equal annual installments beginning on March 1, 2020. Also excludes (i) 5,850 performance-based restricted stock units awarded to Ms. Dick on February 16, 2017, which are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending December 31, 2019, (ii) 8,396 performance-based restricted stock units awarded to Ms. Dick on February 13, 2018, which are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2020, and (iii) 13,183 performance-based restricted stock units awarded to Ms. Dick on March 1, 2019, which are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2021.

(4)
All of these shares are held by MBH Investments, Ltd., which is managed by MBH Financial, LLC, its general partner. Mr. Hollis, his spouse and the Hollis 2014 Irrevocable Trust hold 100% of the membership interests in MBH Financial, LLC, of which Mr. Hollis is the manager. Excludes (i) 3,945 restricted stock units, which will vest on February 21, 2020, and (ii) 11,718 restricted stock units, which will vest in two equal annual installments beginning on March 1, 2020. Also excludes (i) 13,650 performance-based restricted stock units awarded to Mr. Hollis on February 16, 2017, which are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending December 31, 2019, (ii) 17,751 performance-based restricted stock units awarded to Mr. Hollis on February 13, 2018, which are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2020, and (iii) 26,366 performance-based restricted stock units awarded to Mr. Hollis on March 1, 2019, which are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2021.

(5)
Excludes (i) 3,412 restricted stock units, which will vest on February 21, 2020, and (ii) 10,254 restricted stock units, which will vest in two equal annual installments beginning on March 1, 2020. Also excludes (i) 11,700 performance-based restricted stock units awarded to Mr. Pantermuehl on February 16, 2017, which are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending December 31, 2019, (ii) 15,353 performance-based restricted stock units awarded to Mr. Pantermuehl on February 13, 2018, which are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2020, and (iii) 23,070 performance-based restricted stock units awarded to Mr. Pantermuehl on March 1, 2019, which are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2021.

(6)
Excludes (i) 3,199 restricted stock units, which will vest on February 21, 2020, and (ii) 8,789 restricted stock units, which will vest in two equal annual installments beginning on March 1, 2020. Also excludes (i) 11,700 performance-based restricted stock units awarded to Mr. Molnar on February 16, 2017, which are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending December 31, 2019, (ii) 14,393 performance-based restricted stock units awarded to Mr. Molnar on February 13, 2018, which are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2020, and (iii) 19,775 performance-based restricted stock units awarded to Mr. Molnar on March 1, 2019, which are subject to the satisfaction of certain stockholder return performance conditions relative to Diamondback’s peer group during the three-year performance period ending on December 31, 2021.

(7)	All these shares have been transferred to a trust, of which Mr. Cross and his spouse are co-trustees.

(8)
These shares are held by Greyhawke Capital Advisors LLC (“Greyhawke”) of which Mr. Plaumann is the managing member. Mr. Plaumann holds a 50% ownership interest in Greyhawke and may be deemed to have a pecuniary interest in these securities.

(9)
In addition to the Company common stock reported in the table, as of January 25, 2019, our directors and executive officers beneficially owned common units of Viper Energy Partners LP, or Viper, as follows: Mr. Stice - 100,333; Ms. Dick - 11,540; Mr. Pantermuehl - 48,487, Mr. Hollis - 81,461 and Mr. Molnar - 18,487. As of January 25, 2019 Mr. West beneficially owned 56,487 common units of Viper, which number excludes 3,063 unvested phantom units that will vest on July 10, 2019. As of January 25, 2019, our executive officers other than the named executive officers owned 44,159 common units of Viper. As of January 25, 2019, we owned 73,150,000 of the total units outstanding of Viper, or 59%. As of January 31, 2019, there were 51,653,956 common units of Viper outstanding and 72,418,500 Class B units of Viper outstanding. As of January 25, 2019, our directors and executive officers, individually and as a group, beneficially owned less than one percent of Viper’s outstanding common units and, as a group, beneficially owned 360,954 of Viper’s outstanding common units.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of the forms they file. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations of our officers and directors, all Section 16(a) reports for the year ended December 31, 2018 applicable to our officers and directors and such other persons were filed on a timely basis.

Certain Relationships and Related Transactions
Review and Approval of Related Party Transactions

Our board of directors has adopted a written policy regarding related party transactions. Under the policy, the audit committee reviews and approves all relationships and transactions in which we and our directors, director nominees and executive officers and their immediate family members, as well as holders of more than 5% of any class of our voting securities and their immediate family members, have a direct or indirect material interest. The policy provides that, the following do not create a material direct or indirect interest on behalf of the related party and are therefore not related party transactions:

•	a transaction involving compensation of directors;

•
a transaction involving compensation of an executive officer or involving an employment agreement, severance arrangement, change in control provision or agreement or special supplemental benefit of an executive officer;

•	a transaction with a related party involving less than $120,000;

•
a transaction in which the interest of the related party arises solely from the ownership of a class of our equity securities and all holders of that class receive the same benefit on a pro rata basis;

•
a transaction involving indemnification payments and payments under directors and officers indemnification insurance policies made pursuant to our certificate of incorporation or bylaws or pursuant to any policy, agreement or instrument of the Company or to which the Company is bound; and

•	a transaction in which the interest of the related party arises solely from indebtedness of a 5% stockholder or an “immediate family member” of a 5% stockholder.

The policy supplements the conflict of interest provisions in our Code of Business Conduct and Ethics.

Although our management believes that the terms of the related party transactions described below are reasonable, it is possible that we could have negotiated more favorable terms for such transactions with unrelated third parties.

Viper Energy Partners LP

Viper is a publicly traded Delaware limited partnership, the common units of which are listed on the Nasdaq Global Market under the symbol “VNOM.” We control the general partner of Viper and, as of December 31, 2018, owned approximately 59% of all of the outstanding common units in Viper.

Payments from Viper under its Partnership Agreement. Under the terms of Viper’s partnership agreement, Viper is required to reimburse its general partner for all direct and indirect expenses incurred or paid on its behalf and all other expenses allocable to Viper or otherwise incurred by its general partner, which we control, in connection with operating Viper’s business. The partnership agreement does not set a limit on the amount of expenses for which the general partner and its affiliates may be reimbursed. These expenses include salary, bonus, incentive compensation and other amounts paid to persons who perform services for Viper or on its behalf and expenses allocated to the general partner by its affiliates. The general partner is entitled to determine the expenses that are allocable to Viper. During the year ended December 31, 2018, the general partner received from the Partnership reimbursements of $2.5 million.

Distributions paid to us by Viper. We are entitled to receive our pro rata portion of the distributions Viper makes in respect of its common units. During the years ended December 31, 2018 and 2017, we received such distributions in the amount of $155.1 million and $89.5 million, respectively.

Registration Rights Agreement. On June 23, 2014, in connection with the Viper IPO, we entered into a registration rights agreement with Viper in which Viper agreed to file a registration statement to register the Viper common units that we own. The registration rights agreement also includes provisions dealing with holdback agreements, indemnification and contribution and allocation of expenses. These registration rights are transferable to affiliates and, in certain circumstances, to third parties. In July 2015, Viper registered our common units for resale in its registration statement on Form S-3 filed with the SEC.

Advisory Services Agreement. On June 23, 2014, in connection with the closing of the Viper IPO, Viper entered into an advisory services agreement with Wexford Capital, the holder of more than 5% of our common stock during 2014, under which Wexford Capital provides Viper and its general partner with general financial and strategic advisory services related to Viper’s business in return for an annual fee of $0.5 million, plus reimbursement of reasonable out-of-pocket expenses. The Advisory Services Agreement was terminated on November 12, 2018 with an effective date of December 31, 2018. During the year ended December 31, 2018, Viper did not incur any costs under the advisory services agreement.

Tax Sharing Agreement. On June 23, 2014, in connection with the closing of the Viper IPO, we entered into a tax sharing agreement with Viper pursuant to which Viper is required to reimburse us for its share of state and local income and other taxes borne by us as a result of Viper’s results being included in a combined or consolidated tax return filed by us with respect to taxable periods including or beginning on the closing date of the Viper IPO. The amount of any such reimbursement is limited to the tax that Viper would have paid had it not been included in a combined group with us. We may use our tax attributes to cause our combined or consolidated group, of which Viper may be a member for this purpose, to owe no tax. However, Viper would nevertheless reimburse us for the tax it would have owed had the attributes not been available or used for Viper’s benefit, even though we had no cash expense for that period. During the year ended December 31, 2018, Viper accrued state income tax expense of $0.2 million for its share of Texas margin tax for which the Partnership’s results are included in a combined tax return filed by Diamondback.

Viper-Lease Bonus. During the year ended December 31, 2018, we paid Viper $2.5 million in lease bonus payments to extend the term of 13 leases, reflecting an average bonus of $4,149 per acre and $0.6 million in lease bonus payments for one new lease, reflecting an average bonus of $18,002 per acre.

Proposal to Approve Our 2019 Amended and Restated Equity Incentive Plan

(Proposal 2 on the Proxy Card)

After careful consideration, on April 24, 2019, the compensation committee of our board of directors, acting upon authority delegated to it by our board of directors, unanimously adopted, subject to stockholder approval, our 2019 Amended and Restated Equity Incentive Plan, amending and restating our 2016 Amended and Restated Equity Incentive Plan, which we refer to as the Equity Incentive Plan, or the Plan. If approved by our stockholders, the amendment and restatement of the Plan will do the following:

•	Increase the share reserve under the Plan by an additional 4,000,000 shares.

•	Increase the total annual limit on all compensation to our non-employee directors from $300,000 to $500,000, effective June 6, 2018.

•	Update the Plan to reflect changes in accounting rules by permitting withholding of shares for tax withholding to the maximum statutory tax rates in a participant’s applicable jurisdictions.

•	Extend the expiration date of the Plan from April 26, 2026 to April 23, 2029.

Rationale for Approval

The Equity Incentive Plan was originally adopted by our board of directors on October 10, 2012, before the initial public offering of our common stock. On April 25, 2016, the compensation committee adopted the 2016 amendment and restatement of the Plan, which was approved by our stockholders on June 8, 2016. The purpose of the Plan is to promote the interests of our Company and our affiliates by aiding us in attracting and retaining employees, officers, consultants, advisors and non-employee directors, which we refer to as eligible participants, who we expect will contribute to our growth and financial performance for the benefit of our stockholders.

At March 31, 2019, approximately 452,356 shares remained available for issuance under the Equity Incentive Plan. Our average total adjusted shares issued under the Plan during the past three years was approximately 954,480 shares. We anticipate that the average number of additional equity awards to be issued in the future will increase due to the recent significant increase in our employee count. At December 31, 2017, we had approximately 251 employees. At December 31, 2018, we had approximately 711 employees primarily as a result of the completion of the Energen acquisition in November 2018 and our organic growth. We anticipate adding additional employees to fill open positions. The Plan is the only plan pursuant to which we can grant equity awards, and the limited number of shares remaining restricts our ability to grant future equity awards. The amendment and restatement of the Plan will add 4,000,000 shares to the Plan’s share reserve by increasing the maximum number of shares available for issuance from 4,300,000 shares to 8,300,000 shares. We believe this increase in the number of shares available for issuance is necessary to accommodate the needs associated with our recent and anticipated growth.

Potential Dilution

The amendment and restatement of the Plan provides that the total number of shares of common stock available for issuance under the Plan will include (a) the 4,000,000 newly authorized shares of common stock plus (b) the 452,356 shares available for future issuance under the Plan at March 31, 2019, which would represent approximately 2.7% percent of our 164,615,642 shares of common stock outstanding as of March 31, 2019.

Burn Rate

The “burn rate” measures the potential dilutive effect of our annual equity awards. The annual burn rate expresses the amount of stock awards a company grants annually relative to its shares of common stock outstanding, by dividing the number of shares granted during the applicable fiscal year by the weighted average number of shares outstanding for that year. We note that the number of shares awarded as disclosed in the table below does not reflect the recent increase in our employee count as a result of the completion of the Energen acquisition in November 2018 and our organic growth.

The following table provides information on the annual burn rate and the three-year burn rate for the past three fiscal years:

Shares Awarded Under 2016 Amended and Restated Equity Incentive Plan

Year	Shares Subject to Options	Shares Subject to RSU Awards	Total Adjusted Shares(1)	Weighted Average Number of Shares Outstanding	Burn Rate (%)
2018	—	477,230	1,193,075	104,622,000	1.14%
2017	—	356,752	891,880	97,458,000	0.92%
2016	—	311,394	778,485	75,077,000	1.04%
Average			954,480		1.03%
(1) Applying the ISS assigned premium multiplier of 2.5x to full value awards granted under the Equity Incentive Plan.

Summary of the Plan as Amended and Restated

The following is a summary of the material terms of the Equity Incentive Plan as amended and restated. This summary is qualified in its entirety by reference to the Plan as amended. A copy of the 2019 Amended and Restated Equity Incentive Plan is attached as Appendix A to this proxy statement.

Effective Date and Duration. If the stockholders approve the amendment and restatement of the Plan, it will become effective as of April 24, 2019, the date adopted by the compensation committee of our board of directors, and remain in effect until April 23, 2029, unless otherwise terminated earlier by the board of directors or the compensation committee. No awards may be granted under the Plan after its termination date, but awards granted before the Plan’s termination will continue to be effective in accordance with their respective terms and conditions.

Administration. The Equity Incentive Plan is administered by the compensation committee of our board of directors, or the “committee.” Among other responsibilities, the committee selects individuals to receive awards, establishes the terms of awards, and administers and takes whatever action it determines to be necessary or advisable in administering the Plan. The committee may amend, suspend or terminate the Plan at any time. Amendments will not be effective without stockholder approval if stockholder approval is required by applicable law or stock exchange requirements.

Eligibility. The committee may grant awards under the Equity Incentive Plan to employees, consultants and directors of our Company and its affiliates. Incentive stock options may be granted only to our employees. Awards other than incentive stock options may be granted to employees, consultants and directors.

Share Reserve. Subject to adjustments for certain changes in corporate capitalization, the maximum number of shares of common stock authorized for issuance under awards granted under the Equity Incentive Plan (the “share reserve”) is 8,300,000 shares. All such shares are available for incentive stock options. Shares covered by awards that expire or otherwise terminate without having been exercised in full or that are forfeited or repurchased by us will again be available for future awards under the Plan. However, awards settled in cash instead of shares are counted against the maximum share reserve in the same manner as if they were settled in shares of common stock.

Limitations on Awards. No participant may receive awards under the Equity Incentive Plan covering more than 1,000,000 shares in the aggregate during any calendar year. In addition, effective June 6, 2018, each non-employee director’s total annual compensation, including awards under the Plan and cash paid under the Plan or otherwise, is limited to $500,000.

Types of Awards under the Equity Incentive Plan

Stock Options. The committee may grant incentive stock options intended to comply with Section 422 of the Code or “nonstatutory” stock options that are not intended to qualify as incentive stock options. Employees, directors and consultants may be granted nonstatutory stock options, but only employees may be granted incentive stock options. The committee determines the exercise price of a stock option, which generally cannot be less than 100% (or 110% in the case of an incentive stock option granted to a more than 10% stockholder) of the fair market value of our common stock on the date of grant, except when assuming or substituting options in limited situations such as an acquisition. Generally, options granted under the Plan will vest ratably over a five-year period and have a term of ten years (or five years in the case of an incentive stock option granted to a more than 10% stockholder), unless otherwise specified by the committee in the option agreement. The committee determines the methods and form of payment for the exercise price per share on exercise of a stock option. Stock options generally are not transferable except by will or the laws of descent and distribution, unless the committee provides otherwise with respect to a nonstatutory stock option (and solely with respect to transfers to certain family members and estate planning vehicles).

Restricted Awards. Restricted awards may be in the form of restricted stock awards or restricted stock units. A restricted stock award consists of shares of our common stock that generally are non-transferable and subject to forfeiture or other restrictions imposed by the committee. Any certificates representing shares of restricted stock that are registered in a participant’s name will bear an appropriate legend referring to the applicable terms, conditions and restrictions, and may be retained in the Company’s possession until all applicable restrictions have lapsed. A restricted stock unit award represents the right to receive a specified number of shares of our common stock, or a cash payment equal to the fair market value of a specified number of shares of our common stock as of a specified date, subject to any vesting or other restrictions deemed appropriate by the committee. Restrictions on restricted awards may lapse separately or in combination, at such times, in such circumstances, in installments or otherwise as determined by the committee. If a participant terminates employment or services during the restricted period, then any unvested restricted award will be forfeited except as otherwise provided in the award agreement. The committee may waive any restrictions or forfeiture conditions relating to a restricted award. Restricted stock units will be settled at the time designated by the committee in the award agreement, in the form of cash or shares of common stock, or in a combination of both, as provided by the committee in the award agreement.

Performance Awards. Performance awards entitle the recipient to vest in or acquire shares of common stock or in the right to receive a specified number of shares of common stock, a cash payment equal to the fair market value of a specified number of shares as of a specified date, or a combination of shares and cash, upon the attainment of specified performance goals. Performance awards may be granted independent of or in connection with the granting of any other award under the Plan.

Performance goals are established by the committee based on one or more of the following business criteria that apply to the participant, a business unit, or us and our affiliates:

•	revenue;

•	sales;

•	earnings before all or any of interest expense, taxes, depreciation and/or amortization (“EBIT,” “EBITA,” or “EBITDA”);

•	funds from operations;

•	funds from operations per share;

•	operating income;

•	operating income per share;

•	pre-tax or after-tax income;

•	net cash provided by operating activities;

•	cash available for distribution;

•	cash available for distribution per share;

•	working capital and components thereof;

•	sales (net or gross) measured by product line, territory, customer or customers, or other category;

•	return on equity or average stockholders’ equity, including total stockholder return on equity based on the net stock price change over a given period plus the dividends paid during that period;

•	return on assets;

•	return on capital;

•	enterprise value or economic value added;

•	share price performance;

•	improvements in the Company’s attainment of expense levels;

•	implementation or completion of critical projects;

•	improvement in cash-flow (before or after tax);

•	net earnings;

•	earnings per share;

•	earnings from continuing operations;

•	net worth;

•	credit rating;

•	levels of expense, cost, or liability by category, operating unit, or any other delineation;

•	any increase or decrease of one or more of the foregoing over a specified period; or

•	the occurrence of a Change in Control.

Performance goals will be objective and determined before 25% of the service period has elapsed, and in any event not later than 90 days after the beginning of the service period. No payout will be made on a performance award granted to a named executive officer unless all applicable performance goals and service requirements are achieved. Performance awards are non-transferable and generally terminate on a participant’s termination of service during the service period.

Stock Appreciation Rights. Stock appreciation rights may be granted independent of or in tandem with any option under the Plan. The strike price of a stock appreciation right is determined by the committee, but as a general rule will not be less than the fair market value of our common stock on the date of grant. The strike price of a stock appreciation right granted in tandem with an option is the same as the exercise price of the option. A stock appreciation right generally entitles the holder to receive, on exercise, the excess of the fair market value of a share of our common stock on the date of exercise over the strike price, multiplied by the number of shares for which the right is exercised. Payment may be made in cash, delivery of stock or a combination of cash and stock as determined by the committee.

Other Provisions of the Equity Incentive Plan

Capitalization Adjustments. In the event of certain corporate events or changes in our common stock, the committee will proportionally adjust awards, the number and class of shares available under the Plan and the maximum number of shares that may be granted under awards to any participant in a calendar year as it determines to be appropriate.

Change in Control and other Corporate Transactions. In the event of a change in control transaction or other corporate transaction such as a dissolution or liquidation of our Company, or any corporate separation or division, all outstanding awards under the Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company), or may be cancelled either with or without consideration for the vested portion of the awards, all as determined by the committee. If an award would be cancelled without payment of consideration to the extent vested, the participant may exercise the award in full or in part for a period of ten days.

Tax Withholding. We may deduct or withhold, or require a participant to remit, an amount sufficient to satisfy any taxes required by law or regulation to be withheld with respect to any award under the Plan. This includes the authority to withhold or receive shares of common stock and to make cash payments or require participants to make cash payments in satisfaction of participant tax obligations.

Clawback or Recoupment. Awards granted under the Plan are subject to the Company’s clawback policy, which allows us to recover incentive compensation based on misconduct or, in certain circumstances, if our financial results are restated.

U.S. Federal Tax Consequences of Awards under the 2019 Amended and Restated Equity incentive Plan

The following is a brief summary of certain federal income tax consequences relating to awards granted under the Equity Incentive Plan. This summary does not purport to address all aspects of federal income taxation and does not describe state, local, or foreign tax consequences. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder, and judicial and administrative interpretations under the Code and regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

Stock Options. Stock options may be intended to qualify as incentive stock options under Code Section 422 or may be nonstatutory stock options governed by Code Section 83. A participant generally will not recognize any taxable income, and we will not be entitled to a tax deduction, on the grant of an option. On exercise of a nonstatutory stock option a participant generally will recognize ordinary taxable income equal to the excess of the fair market value of the acquired common stock on the exercise date over the exercise price paid for those shares. Subject to satisfying applicable reporting requirements and any deduction limitations under the Code (discussed below), we should be entitled to a corresponding income tax deduction. A participant generally will not recognize taxable income on exercise of an incentive stock option and we will not be entitled to a deduction. However, the excess of the fair market value of the acquired common stock on the exercise date over the exercise price for those shares could result in alternative minimum tax liability for the participant. A participant’s disposition of shares acquired on exercise of any option will ordinarily result in capital gain or loss. However, a disposition of shares acquired on exercise of an incentive stock option less than two years after the grant date or one year after the exercise date (referred to as a “disqualifying disposition”) generally will result in ordinary taxable income equal to the excess of the fair market value of the acquired common stock on the exercise date and the exercise price for those shares, with any excess of the amount received by the participant over the fair market value of the stock on the exercise date being treated as capital gain. We may be entitled to a deduction corresponding to the participant’s ordinary taxable income in the case of such a disqualifying disposition.

Restricted Stock and Performance Stock. A participant who receives a restricted stock award, including performance stock generally will recognize ordinary income only when the shares are no longer subject to forfeiture or restrictions, generally equal to the fair market value of the shares of restricted stock at the time of vesting. However, a participant may make an election under Code section 83(b) at the time of grant to recognize ordinary income on the grant date equal to the fair market value of such shares (determined without regard to the restrictions on such shares) on the grant date. If a participant does not make a Section 83(b) election, the participant will recognize as ordinary income any dividends received with respect to shares of restricted stock. Subject to satisfying applicable income reporting requirements and any applicable deduction limitation under the Code, we should be entitled to a corresponding income tax deduction at the same time as the participant recognizes ordinary income. When the participant sells the shares, any gain (or loss) realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income for such shares.

Restricted Stock Units and Performance Units. The grant of a restricted stock unit award, including performance units, will not result in taxable income to the participant. The participant generally will recognize ordinary income when the award is settled in an amount equal to the fair market value of the shares or the amount of any cash received on the date of settlement. Subject to satisfying applicable income reporting requirements and any deduction limitations under the Code, we should be entitled to a corresponding income tax deduction. The participant’s disposition of any shares received on settlement of a restricted stock unit will result in capital gain (or loss) on the difference between the disposition price and the amount recognized as income at settlement, and will be long-term or short-term depending on the holding period.

Stock Appreciation Rights. The grant or vesting of a stock appreciation right generally will not result in taxable income to a participant. The participant will recognize ordinary taxable income on exercise of the right equal to the amount of cash received or the fair market value of shares received. Subject to satisfying applicable income reporting requirements and any deduction limitations under the Code, we should be entitled to a corresponding income tax deduction. The participant’s disposition of any shares received on exercise of a stock appreciation right will result in capital gain (or loss) on the difference between the disposition price and the amount recognized as income at exercise, and will be long-term or short-term depending on the holding period.

Million Dollar Deduction Limit and Other Tax Matters.

Section 162(m) of the Code generally prohibits us from deducting annual compensation exceeding $1 million per person to our Chief Executive Officer and other “covered employees” as defined in Section 162(m). Prior to 2018, an exception to this deduction limitation was available for compensation qualifying as “performance-based compensation,” which required compliance with certain requirements under Section 162(m) of the Code and the applicable regulations. The Equity Incentive Plan was designed, and prior to 2018 the Company generally granted awards under the Plan, to satisfy these requirements for qualified performance-based compensation and thereby to be fully deductible by the Company. As a result of tax legislation enacted at the end of 2017, the exception for performance-based compensation is no longer available for taxable years beginning after December 31, 2017, unless such compensation qualifies for transition relief for written binding contracts that were in effect as of November 2, 2017. Accordingly, compensation paid to a covered employee under awards granted under the Plan after November 2, 2017, will count towards the $1 million deduction limit, and may thereby be partially or fully nondeductible.

Section 409A of the Code imposes complex rules on nonqualified deferred compensation arrangements. Generally, Code section 409A should not apply to awards under the Equity Incentive Plan, but may apply in some cases to restricted stock units and performance units. For such awards subject to Code section 409A, certain key employees of the Company may experience a six-month delay in the settlement of such awards.

Under certain circumstances, the granting or enhancement of awards, the accelerated vesting or exercise of stock options or the accelerated lapse of restrictions with respect to other awards in connection with a change in control (as defined in the Equity Incentive Plan) could be deemed an “excess parachute payment” under the golden parachute tax provisions of Code section 280G. To the extent this happens, the participant could be subject to a 20% excise tax and the Company could be denied a federal income tax deduction.

New Plan Benefits

Because future awards under the Equity Incentive Plan will be granted in amounts and to persons in the sole discretion of the committee, the type, number, recipients and other terms of such awards cannot be determined at this time. Therefore, we have omitted the tabular disclosure of the benefits or amounts allocated under the Equity Incentive Plan.

Board Voting Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2019 AMENDED AND RESTATED EQUITY INCENTIVE PLAN.

Proposal to Approve, on an Advisory Basis, the Company’s Executive Compensation

(Proposal 3 on the Proxy Card)

In accordance with Section 14A of the Exchange Act, our board of directors is providing our stockholders with a non-binding advisory vote on the Company’s executive compensation as reported in this proxy statement, or “say on pay” vote. The Company’s stockholders are being asked to vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

While the vote on executive compensation is non-binding and solely advisory in nature, our board of directors and the compensation committee will review and consider the “say on pay” voting results when making future decisions regarding our executive compensation program. Our stockholders have a “say on pay” vote each year. The next “say on pay” vote will take place at our 2020 Annual Meeting.
Stockholders are encouraged to carefully review the “Compensation Discussion and Analysis” section of this proxy statement, which discusses in detail the Company’s compensation policy and compensation arrangements which the Company believes are appropriate and reasonably consistent with market practice and with the long-term interests of the Company and its stockholders. In furtherance of the Company’s goals and objectives, the compensation committee, among other things, ensures that the Company’s executive compensation arrangements (i) do not incentivize executives to take unnecessary risks, (ii) do not include excessive change in control provisions, (iii) include long-term vesting provisions in the awards of restricted stock units to encourage executives to focus on long-term performance and (iv) offer performance-based compensation, consisting of cash compensation with performance goals tied to our Company’s performance and performance-based equity awards, based on total stockholder return relative to the peer group, in each case to motivate our executives to contribute to the growth, profitability and increased value of the Company.

Board Voting Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPANY’S EXECUTIVE COMPENSATION AS REPORTED IN THIS PROXY STATEMENT.

Proposal to Ratify the Appointment of Our Independent Auditors

(Proposal 4 on the Proxy Card)

What am I voting on?

You are voting on a proposal to ratify the appointment of Grant Thornton LLP, or Grant Thornton, as our independent auditors for fiscal year 2019. The audit committee has appointed Grant Thornton to serve as independent auditors.

What services do the independent auditors provide?

Audit services of Grant Thornton for fiscal 2018 included an audit of our consolidated financial statements and services related to periodic filings made with the SEC. Additionally, Grant Thornton provided certain services related to the consolidated quarterly reports and annual and other periodic reports, registration statements and comfort letters and other services as described below.

How much were the independent auditors paid in 2018, 2017 and 2016?

The following table summarizes the aggregate fees of Grant Thornton for professional services:

	2018	2017	2016
Audit fees(1)(2)	$1,569,750	$688,800	$551,250
Audit related fees(3)	—	—	—
Tax fees(4)	—	—	—
All other fees(5)	—	—	—
	$1,569,750	$688,800	$551,250

(1)	Audit fees represent aggregate fees for audit services, which relate to the fiscal year consolidated audit, quarterly reviews, registration statements, and comfort letters.

(2)
Represents fees for the audit of our annual financial statements and internal controls, review of our quarterly financial statements, and professional audit services provided in connection with our regulatory filings. Includes such professional fees related to Rattler Midstream Operating LLC and Rattler Midstream LP of $210,000, and audit fees related to Viper Energy Partners LP of $234,150.

(3)	Audit related fees represent aggregate fees for audit-related services.

(4)	Tax fees represent aggregate fees for tax services, consisting of tax return compliance, tax advice and tax planning.

(5)	All other fees represent aggregate fees for all other services.

Does the Audit Committee approve the services provided by Grant Thornton?

It is our audit committee’s policy to pre-approve all audit, audit related and permissible non-audit services rendered to us by our independent auditor. Consistent with such policy, all of the fees listed above that we incurred for services rendered by Grant Thornton subsequent to our initial public offering in October 2012 and the formation of our audit committee were pre-approved by our audit committee.

Will a representative of Grant Thornton be present at the meeting?

Yes, one or more representatives of Grant Thornton will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions from the stockholders.

What vote is required to approve this proposal?

Stockholder ratification of the appointment of our independent auditors is not required by the Company’s bylaws or otherwise. However, we are submitting this proposal to the stockholders as a matter of good corporate practice. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal. If the appointment of Grant Thornton is not ratified, the audit committee will reconsider the appointment. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such change would be in best interests of the Company and its stockholders.

Has Grant Thornton always served as Diamondback’s independent auditors?

Grant Thornton has served as our independent auditors since 2011.

What does the board of directors recommend?

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR 2019.

Solicitation by Board; Expenses of Solicitation

Our board of directors has sent you this proxy statement. Our directors, officers and employees may solicit proxies by mail, by telephone or in person. Those persons will receive no additional compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of common stock held of record by those entities, and we will, upon the request of those record holders, reimburse reasonable forwarding expenses. We will pay the costs of preparing, printing, assembling and mailing the proxy material used in the solicitation of proxies.

Submission of Future Stockholder Proposals

Under SEC rules, a stockholder who intends to present a proposal, including the nomination of directors, at the 2020 Annual Meeting of Stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to our Corporate Secretary. The proposal must be received no later than December 28, 2019.

Stockholders who wish to propose a matter for action at the 2020 Annual Meeting, including the nomination of directors, but who do not wish to have the proposal or nomination included in the proxy statement, must notify the Company in writing of the information required by the provisions of our bylaws dealing with stockholder proposals. The notice must be delivered to our Corporate Secretary between February 7, 2020 and March 8, 2020. You can obtain a copy of our bylaws by writing the Corporate Secretary at the address below.

All written proposals should be directed to Corporate Secretary, Diamondback Energy, Inc., 500 West Texas Ave, Suite 1200, Midland, TX 79701.

The board of directors is responsible for selecting and recommending director candidates and will consider nominees recommended by stockholders. If you wish to have the board of directors consider a nominee for director, you must send a written notice to our Corporate Secretary at the address provided above and include the information required by our bylaws and discussed on page 10 of this proxy statement.

Availability of Form 10-K and Annual Report to Stockholders

SEC rules require us to provide an Annual Report to stockholders who receive this proxy statement. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal years ended December 31, 2017 and 2016, including the financial statements and the financial statement schedules, are available without charge to stockholders upon written request to Corporate Secretary, Diamondback Energy, Inc., 500 West Texas Ave, Suite 1200, Midland, TX 79701 or via the Internet at http://ir.diamondbackenergy.com/financials.cfm. We will furnish the exhibits to our Annual Report on Form 10-K upon payment of our copying and mailing expenses.

Householding

The SEC permits a single set of Notice of Internet Availability of Proxy Materials or annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card, if a proxy card is provided. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces our mailing and printing expenses.

If you and other residents at your mailing address own shares of our common stock, you may have only received one Notice of Internet Availability of Proxy Materials or Annual Report and proxy statement, unless we have received contrary instructions from you. If you would like to receive your own set of Notice of Internet Availability of Proxy Materials or the annual report and proxy statement this year or in future years, follow the instructions described below. We will promptly send a separate copy of the Notice of Internet Availability of Proxy Materials or Annual Report and proxy statement, as applicable. Similarly, if you share an address with another Diamondback stockholder and together both of you would like to receive in the future only a single Notice of Internet Availability of Proxy Materials or annual report and proxy statement, follow these instructions:

•
If your shares of our common stock are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A., and inform them of your request by calling their toll-free number: (800) 962-4284 or by mail: Computershare Trust Company, N.A., 250 Royall Street, Canton, MA 02021.

•	If a broker or other nominee holds your shares, please contact your broker or nominee.

Other Matters

The board of directors does not intend to present any other items of business other than those stated in the Notice of Annual Meeting of Stockholders. If other matters are properly brought before the meeting, the persons named as your proxies will vote the shares represented by it in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

Schedule A

Reconciliation of Adjusted EBITDA to Net Income

Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as net income plus non-cash (gain) loss on derivative instruments, net, net interest expense, depreciation, depletion and amortization, non-cash equity-based compensation expense, capitalized equity-based compensation expense, asset retirement obligation accretion expense, loss on revaluation of investment, merger and integration expense and income tax (benefit) provision. Adjusted EBITDA is not a measure of net income as determined by United States’ generally accepted accounting principles, or GAAP. Management believes Adjusted EBITDA is useful because it allows it to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company adds the items listed above to net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA.

The following tables present a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to the GAAP financial measure of net income.

Diamondback Energy, Inc.
Reconciliation of Adjusted EBITDA to Net Income
(in thousands)

	Year Ended December 31,
	2018	2017
Net income	$944,895	$516,757
Non-cash (gain) loss on derivative instruments, net	(221,732)	84,240
Interest expense, net	87,276	40,554
Non-cash equity-based compensation expense	36,798	34,178
Capitalized equity-based compensation expense	(10,034)	(8,641)
Asset retirement obligation accretion expense	2,132	1,391
Loss on revaluation of investment	550	—
Merger and integration expense	36,831	—
Income tax (benefit) provision	168,362	(19,568)
Consolidated Adjusted EBIT	$1,045,078	$648,911
Depreciation, depletion and amortization	623,039	326,759
Consolidated Adjusted EBITDA	$1,668,117	$975,670
Less: EBITDA attributable to noncontrolling interest	(129,086)	(47,631)
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$1,539,031	$928,039

Appendix A
2019 Amended and Restated
Diamondback Energy, Inc.
Equity Incentive Plan
1.     Purpose; Eligibility.
(a)    General Purpose. The name of this plan is the 2019 Amended and Restated Diamondback Energy, Inc. Equity Incentive Plan (the “Plan”). The purpose of the Plan is to enable Diamondback Energy, Inc., a Delaware corporation (the “Company”), and any Affiliate to obtain and retain the services of the types of Employees, Consultants and Directors who will contribute to the Company’s long range success and to provide incentives that are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company. This is an amendment and restatement of the 2016 Amended and Restated Diamondback Energy, Inc. Equity Incentive Plan adopted by the Company on April 25, 2016, which amended and restated the Diamondback Energy, Inc. 2012 Equity Incentive Plan originally adopted October 10, 2012.
(b)    Eligible Award Recipients. The persons eligible to receive Awards are the Employees, Consultants and Directors of the Company and its Affiliates.
(c)    Available Awards. The purpose of the Plan is to provide a means by which eligible recipients of Awards may be given an opportunity to benefit from increases in value of the Common Stock through the granting of one or more of the following Awards: (a) Incentive Stock Options, (b) Nonstatutory Stock Options, (c) Restricted Awards (Restricted Stock and Restricted Stock Units), (d) Performance Awards and (e) Stock Appreciation Rights.
2.     Definitions.
(a)    “Administrator” means the Board or the Committee appointed by the Board in accordance with Section 3(e).
(b)    “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code and any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture or unincorporated organization that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company. For this purpose “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of another, whether through ownership of voting securities, by contract or otherwise.
(c)    “Award” means any right granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Award (Restricted Stock and Restricted Stock Units), a Performance Award, and a Stock Appreciation Right.
(d)    “Award Agreement” means a written agreement between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement will be subject to the terms and conditions of the Plan and need not be identical.
(e)    “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular Person, such Person will be deemed to have beneficial ownership of all securities that such Person has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time, the satisfaction of performance goals, or both. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
(f)    “Board” means the Board of Directors of the Company.
(g)    “Cashless Exercise” has the meaning set forth in Section 6(c).
(h)    “Cause” means, (a) with respect to any Participant who is a party to an employment or service agreement or employment policy manual with the Company or its Affiliates and such agreement or policy manual provides for a definition of Cause, as defined therein and (b) with respect to all other Participants, (i) the commission of, or plea of guilty or no contest to, a felony or a crime involving moral turpitude or the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or an Affiliate, (ii) conduct tending to bring the Company into substantial public disgrace, or disrepute, (iii) gross negligence or willful misconduct with respect to the Company or an Affiliate or (iv) material violation of state or federal securities laws. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

(i)    “Change in Control” means:
(i)    The direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions occurring within a 12-month period, of all or substantially all of the assets of the Company to any Person, where “substantially all” means assets of the Company having a total gross fair market value equal to 40% or more of the total gross fair market value of all of the Company’s assets immediately before such transaction or series of transactions;
(ii)    The Incumbent Directors cease for any reason to constitute a majority of the Board;
(iii)    The adoption of a plan relating to the liquidation or dissolution of the Company;
(iv)    Any Person acquires stock of the Company that results in such Person holding Beneficial Ownership of stock of the Company possessing more than 50% of the total fair market value or the total voting power of the Company; or
(v)    Any Person acquires, over a 12-month period, Beneficial Ownership of stock of the Company possessing 30% or more of the total voting power of the Company.
The foregoing notwithstanding, a transaction will not constitute a Change in Control if (i) its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the Persons who held the Company’s securities immediately before such transaction; (ii) it constitutes an initial public offering or a secondary public offering that results in any security of the Company being listed (or approved for listing) on any securities exchange or designated (or approved for designation) as a security on an interdealer quotation system; (iii) it constitutes a change in Beneficial Ownership that results from a change in ownership of an existing stockholder; or (iv) solely because 50% or more of the total voting power of the Company’s then outstanding securities is acquired by (A) a trustee or other fiduciary holding securities under one or more employee benefit Plans of the Company or any Affiliate, or (B) any company that, immediately before such acquisition, is owned directly or indirectly by the stockholders of the Company in substantially the same proportion as their ownership of stock in the Company immediately before such acquisition.
(j)    “Code” means the Internal Revenue Code of 1986, as amended.
(k)    “Committee” means a committee of one or more members of the Board appointed by the Board to administer the Plan in accordance with Section 3(e).
(l)    “Common Stock” means the common stock, $0.01 par value per share of the Company.
(m)    “Company” means Diamondback Energy, Inc., a Delaware corporation.
(n)    “Consultant” means any natural person who provides bona fide consulting or advisory services and who is compensated for such services or who provides or has provided bona fide services to the Company or an Affiliate pursuant to a written agreement, so long as such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
(o)    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service will not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, so long as there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service will be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence.
(p)    “Covered Employee” means an Employee who, on the last day of the taxable year of the Company, is a “covered employee” within the meaning of Code Section 162(m)(3) and the regulations and interpretive guidance promulgated thereunder.
(q)    “Date of Grant” means, if the key terms and conditions of the Award are communicated to the Participant within a reasonable period following the Administrator’s action, the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Common Stock or, if a subsequent date is set forth in such resolution, or determined by the Administrator, as the Date of Grant, then such date as is set forth in such resolution.

In any situation where the terms of the Award are subject to negotiation with the Participant, the Date of Grant will not be earlier than the date the key terms and conditions of the Award are communicated to the Participant.
(r)    “Detrimental Activity” means: (a) violation of the terms of any agreement with the Company concerning non-disclosure, confidentiality, intellectual property, privacy or exclusivity; (b) disclosure of the Company’s confidential information to anyone outside the Company, without prior written authorization from the Company, or in conflict with the interests of the Company, whether the confidential information was acquired or disclosed by the Participant during or after employment by the Company; (c) failure or refusal to disclose promptly or assign to the Company all right, title and interest in any invention, work product or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the interests of the Company or, the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries; (d) activity that is discovered to be grounds for or results in termination of the Participant's employment for Cause; (e) any breach of a restrictive covenant contained in any employment or service agreement, Award Agreement or other agreement between the Participant and the Company, during any period for which a restrictive covenant prohibiting Detrimental Activity, or other similar conduct or act, is applicable to the Participant during or after employment by the Company; (f) any attempt directly or indirectly to induce any Employee of the Company to be employed or perform services or acts in conflict with the interests of the Company; (g) any attempt, in conflict with the interests of the Company, directly or indirectly, to solicit the trade or business of any current or prospective customer, client, supplier or partner of the Company; (h) the conviction of, or guilty plea entered by, the Participant for any felony or a crime involving moral turpitude whether or not connected with the Company; or (i) the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company.
(s)    “Director” means a member of the Board.
(t)    “Disability” means the Participant’s inability to substantially perform his or her duties to the Company or any Affiliate by reason of a medically determinable physical or mental impairment that is expected to last for a period of six months or longer or to result in death; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6(i) hereof, the term Disability has the meaning ascribed to it under Code Section 22(e)(3). The Administrator will determine whether an individual has a Disability under procedures established by the Administrator. Except in situations where the Administrator is determining Disability within the meaning of Code Section 22(e)(3) for purposes of the term of an Incentive Stock Option pursuant to Section 6(i) hereof, the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.
(u)    “Effective Date” means October 10, 2012, the original date the Board adopted the Plan. This amendment and restatement of the Plan is effective April 24, 2019, the date of its adoption by the Compensation Committee, acting on behalf of the Board.
(v)    “Employee” means any person employed by the Company or an Affiliate. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate is not sufficient to constitute “employment” by the Company or an Affiliate.
(w)    “Established Securities Market” means a national securities exchange that is registered under Section 6 of the Exchange Act; a foreign national securities exchange that is officially recognized, sanctioned, or supervised by governmental authority; and any over-the-counter market that is reflected by the existence of an interdealer quotation system.
(x)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(y)    “Exercise Price” has the meaning set forth in Section 6(b) of the Plan.
(z)    “Fair Market Value” means, as of any date, the value of the Common Stock determined using a method consistent with the definition of fair market value found in Treas. Regs. §1.409A-1(b)(5)(iv) and any regulatory interpretations promulgated thereunder and will be determined using a method that is a presumptively reasonable valuation method there under, as determined below.
(i)    On any date on which shares of Common Stock are readily tradable on an Established Securities Market, if the Common Stock is admitted to trading on an exchange or market for which closing prices are reported on any date, Fair Market Value may be determined based on the last sale before or the first sale after the Date of Grant of an Award, the closing price on the trading day before the Date of Grant of an Award or on the Date of Grant; or may be based on an average selling price during a specified period that is within 30 days before or 30 days after the Date of Grant of an Award, provided that the commitment to grant an Award based on such valuation method must be irrevocable before the beginning of the specified period, and such valuation method must be used consistently for grants of Awards under the same and substantially similar programs.
(ii)    If the Common Stock is readily tradable on an Established Securities Market but closing prices are not reported, Fair Market Value may be determined based upon the average of the highest bid and lowest asked prices of the Common Stock reported on the trading day before the Date of Grant of an Award or on the Date of Grant; or may be based upon an average of the highest bid and lowest asked prices during a specified period that is within 30 days before or 30 days after the Date of Grant of an Award, provided that the commitment to grant an Award based on such valuation method must be irrevocable before the beginning of the specified period, and such valuation method must be used consistently for grants of Awards under the same and substantially similar programs.
(iii)    If the Common Stock is not readily tradable on an Established Securities Market, the Administrator will determine the Fair Market Value through the reasonable application of a reasonable valuation method based on the facts and circumstances as of the valuation date, including, at the election of the Administrator, by an independent appraisal that meets the requirements of Code Section 401(a)(28)(C) and the regulations promulgated thereunder as of a date that is no more than 12 months before the relevant transaction to which the valuation is applied (for example, an Option’s Date of Grant) and such determination will be conclusive and binding on all persons.
(aa)    “Free Standing SAR” has the meaning set forth in Section 7(c)(i).
(bb)    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
(cc)    “Incumbent Directors” means individuals who, on the Effective Date, constitute the Board, provided that any individual becoming a Director subsequent to the Effective Date whose election or nomination for election to the Board was approved by a vote of a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) will be an Incumbent Director. No individual initially elected or nominated as a Director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board will be an Incumbent Director.
(dd)    “Insider” means an individual subject to Section 16 of the Exchange Act and includes an Officer, a Director, or any other person who is directly or indirectly the Beneficial Owner of more than 10% of any class of any equity security of the Company (other than an exempted security) that is registered pursuant to Section 12 of the Exchange Act.
(ee)    “Market Stand-Off” has the meaning set forth in Section 14.
(ff)    “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.
(gg)    “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
(hh)    “Officer” means (i) before the first date on which any Security of the Company is registered under Section 12 of the Exchange Act, any person designated by the Company as an officer and (ii) on and after the first date on which any Security of the Company is registered under Section 12 of the Exchange Act, a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
(ii)    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.
(jj)    “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan and need not be identical.
(kk)    “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(ll)    “Outside Director” means a Director who is an “outside director” within the meaning of Section 162(m) of the Code and Treas. Regs. § 1.162-27(e)(3) (as each was in effect on December 31, 2017).
(mm)    “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(nn)    “Performance Award” means an Award granted pursuant to Section 7(b).
(oo)    “Permitted Transferee” means (i) any spouse, parents, siblings (by blood, marriage or adoption) or lineal descendants (by blood, marriage or adoption) of a Participant; (ii) any trust or other similar entity for the benefit of a Participant or the Participant’s spouse, parents, siblings or lineal descendants; provided, however, that any transfer made by a Participant to a Permitted Transferee may only be made if the Permitted Transferee, prior to the time of transfer of stock, agrees in writing to be bound by the terms of the Plan and provides written notice to the Company of such transfer.
(pp)    “Person” means an individual, partnership, limited liability company, corporation, association, joint stock company, trust, joint venture, labor organization, unincorporated organization, governmental entity or political subdivision thereof, or any other entity, and includes a syndicate or group as such terms are used in Section 13(d)(3) or 14(d)(2) of the Exchange Act.
(qq)    “Plan” means this 2019 Amended and Restated Diamondback Energy, Inc. Equity Incentive Plan. Prior to the 2019 amendment and restatement of the Plan, the Plan was known as the 2016 Amended and Restated Diamondback Energy, Inc. Equity Incentive Plan.
(rr)    “Prohibited Personal Loan” means any direct or indirect extension of credit or arrangement of an extension of credit to a Director or executive officer (or equivalent thereof) by the Company or an Affiliate that is prohibited by Section 402(a) of the Sarbanes-Oxley Act (codified as Section 13(k) of the Exchange Act).
(ss)    “Restricted Award” means any Award granted pursuant to Section 7(a), including Restricted Stock and Restricted Stock Units.
(tt)    “Restricted Period” has the meaning set forth in Section 7(a).
(uu)    “Restricted Stock” has the meaning set forth in Section 7(a).
(vv)    “Restricted Stock Unit” means a hypothetical Common Stock unit having a value equal to the Fair Market Value of an identical number of shares of Common Stock as determined in Section 7(a).
(ww)    “Right of Repurchase” means the Company’s option to repurchase unvested Common Stock acquired under the Plan upon the Participant’s termination of Continuous Service pursuant to Section 10(f).
(xx)    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3.
(yy)    “Rule 701” means Rule 701 promulgated under the Securities Act.
(zz)    “Securities Act” means the Securities Act of 1933, as amended.
(aaa)    “Stock Appreciation Right” or “SAR” means the right pursuant to an Award granted under Section 7(c) to receive an amount equal to the excess, if any, of (i) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Common Stock covered by such right or such portion thereof, over (ii) the aggregate Strike Price of such right or such portion thereof.
(bbb)    “Stock for Stock Exchange” has the meaning set forth in Section 6(c).
(ccc)    “Strike Price” means the threshold value per share of Common Stock, the excess over which will be payable upon exercise of a Stock Appreciation Right, as determined by the Administrator pursuant to Section 7(c)(iv) and set forth in the Award Agreement for a Stock Appreciation Right.
(ddd)    “Surviving Entity” means the Company if immediately following any merger, consolidation or similar transaction, the holders of outstanding voting securities of the Company immediately prior to the merger or consolidation own equity securities possessing more than 50% of the voting power of the entity existing following the merger, consolidation or similar transaction. In all other cases, the other entity to the transaction and not the Company will be the Surviving Entity. In making the determination of ownership by the stockholders of an entity immediately after the merger, consolidation or similar transaction, equity securities that the stockholders owned immediately before the merger, consolidation or similar transaction as stockholders of another party to the transaction will be disregarded. Further, outstanding voting securities of an entity will be calculated by assuming the conversion of all equity securities convertible (immediately or at some future time whether or not contingent on the satisfaction of performance goals) into shares entitled to vote.
(eee)    “Tandem SAR” has the meaning set forth in Section 7(c)(i).
(fff)    “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

3.     Administration.
(a)    Administration by Board. The Plan will be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section (e).
(b)    Authority of Administrator. The Administrator will have the power and authority to select Participants and grant Awards pursuant to the terms of the Plan.
(c)    Specific Authority. In particular, the Administrator will have the authority to: (a) construe and interpret the Plan and apply its provisions; (b) promulgate, amend, and rescind rules and regulations relating to the administration of the Plan; (c) authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; (d) delegate its authority to one or more Officers of the Company with respect to Awards that do not involve Covered Employees or Insiders, provided such delegation is pursuant to a resolution that specifies the total number of shares of Common Stock that may be subject to Awards by such Officer and such Officer may not make an Award to himself or herself; (e) determine when Awards are to be granted under the Plan; (f) select, subject to the limitations set forth in the Plan, those Participants to whom Awards will be granted; (g) determine the number of shares of Common Stock to be made subject to each Award; (h) determine whether each Option is to be an Incentive Stock Option or a Nonstatutory Stock Option; (i) prescribe the terms and conditions of each Award, including, without limitation, the Strike Price or Exercise Price and medium of payment, vesting provisions and Right of Repurchase provisions, and to specify the provisions of the Award Agreement relating to such grant or sale; (j) subject to restrictions applicable under Section 12(d), amend any outstanding Awards, including for the purpose of modifying the time or manner of vesting, the purchase price, Exercise Price or Strike Price, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award, such amendment shall also be subject to the Participant’s consent (for the avoidance of doubt, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options or SARs, the difference between the Fair Market Value of the Common Stock subject to an Option or SAR and the Exercise Price or Strike Price, will not constitute an impairment of the Participant’s rights that requires consent); (k) determine the duration and purpose of leaves of absences that may be granted to a Participant without constituting termination of their Continuous Service for purposes of the Plan, which periods will be no shorter than the periods generally applicable to Employees under the Company’s employment policies or as required under applicable law; (l) make decisions with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers capital adjustments; and (m) to exercise discretion to make any and all other determinations that it may determine to be necessary or advisable for administration of the Plan.
(d)    Decisions Final. All decisions made by the Administrator pursuant to the provisions of the Plan will be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious.
(e)    The Committee.
(i)    General. The Board may delegate administration of the Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” will apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in the Plan to the Board or the Administrator will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, consistent with the provisions of the Plan, as the Board may adopt. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. The members of the Committee will be appointed by and serve at the pleasure of the Board. The Board may increase or decrease the size of the Committee, add additional members to, remove members (with or without cause) from, appoint new members in substitution therefor, and fill vacancies, however caused, in the Committee. The Committee shall act pursuant to a vote of the majority of its members or, in the case of a Committee comprised of only two members, the unanimous consent of its members, whether present or not, or by the written consent of the majority of its members and will keep minutes of all of its meetings. Subject to the limitations prescribed by the Plan and the Board, the Committee will establish and follow such rules and regulations for the conduct of its business as it may determine to be advisable.
(ii)    Committee Composition when Common Stock is Registered. Whenever the Common Stock is required to be registered under Section 12 of the Exchange Act, in the discretion of the Board, a Committee may consist solely of two or more Non-Employee Directors who are also Outside Directors. The Board will have discretion to determine whether or not it intends to comply with the exemption requirements of Rule 16b-3, Code Section 162(m), or both. If, however, the Board intends to satisfy such exemption requirements, with respect to Awards to any Covered Employee and with respect to any Officer, Director or other Insider, the Committee must at all times consist solely of two or more Non-Employee Directors who are also Outside Directors. Within the scope of such authority, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Awards to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (B) not persons with respect to whom the Company wishes to comply with Code Section 162(m) or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then Insiders. Nothing herein is intended to create an inference that an Award is not validly granted under the Plan in the event Awards are granted under the Plan by a committee of the Board that does not at all times consist solely of two or more Non-Employee Directors who are also Outside Directors.
(f)    Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Company shall indemnify the Administrator against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Administrator in settlement thereof (subject, however, to the Company’s approval of the settlement, which approval the Company shall not unreasonably withhold) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it is adjudged in such action, suit or proceeding that the Administrator did not act in good faith, did not act in a manner that such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was lawful; provided, however, that within 60 days after institution of any such action, suit or proceeding, such Administrator or Committee member shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.
4.     Shares Subject to the Plan.
(a)    Share Reserve. Subject to the provisions of Section 11(a) relating to adjustments upon changes in Common Stock, the shares that may be issued pursuant to Awards will consist of the Company’s authorized but unissued Common Stock, and the maximum aggregate amount of such Common Stock that may be issued upon exercise of all Awards under the Plan will not exceed 8,300,000 shares of Common Stock, all of which may be used for Incentive Stock Options or any other Awards. Awards for fractional shares of Common Stock may not be issued under the terms of the Plan. Prior to this amendment and restatement, an aggregate of 4,300,000 shares were reserved for issuance under the Plan. This amendment and restatement authorizes an additional 4,000,000 shares that may be issued in connection with Awards under the Plan.
(b)    Reversion of Shares to the Share Reserve. If any Award for any reason expires or otherwise terminates, in whole or in part, the shares of Common Stock not acquired under such Award will revert to and again become available for issuance under the Plan. If the Company reacquires shares of Common Stock issued under the Plan pursuant to the terms of any forfeiture provision, including the Right of Repurchase of unvested Common Stock under Section 10(f), such shares will again be available for purposes of the Plan. Each share of Common Stock subject to any Award granted hereunder will be counted against the share reserve set forth in Section (a) on the basis of one share for every share subject thereto. Notwithstanding anything herein to the contrary, shares of Common Stock used to pay the required Exercise Price or tax obligations, or shares not issued in connection with settlement of an Option or SAR or that are used or withheld to satisfy tax obligations of the Participant will not be available again for other Awards under the Plan. Awards or portions thereof that are settled in cash and not in shares of Common Stock will be counted against the foregoing maximum share limitations.
(c)    Source of Shares. The shares of Common Stock subject to the Plan may be authorized but unissued Common Stock or reacquired Common Stock, bought on the market, pursuant to any forfeiture provision, Right of Repurchase or otherwise.
5.     Eligibility.
(a)    Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.
(b)    Ten Percent Stockholders. An Incentive Stock Option Ten Percent Stockholder granted to a Ten Percent Stockholder must have an Exercise Price no less than 110% of the Fair Market Value of the Common Stock at the Date of Grant and must not be exercisable after the expiration of five years from the Date of Grant.
(c)    Award Limitation.
(i)    Subject to the provisions of Section 11(a) relating to adjustments upon changes in the shares of Common Stock, no Person will be eligible to be granted Awards (including, without limitation, Options, SARs and hypothetical Common Stock units) covering more than 1,000,000 shares in the aggregate during any calendar year.
(ii)    Section 5(c)(i) shall not apply before the first date on which any class of the Company’s common equity securities is required to be registered under Section 12 of the Exchange Act, determined based solely on whether, as of the last day of its taxable year, the Company is subject to the reporting obligations of Section 12 of the Exchange Act (other than due to a voluntary registration).
(iii)    On and after the first date on which any class of the Company’s common equity securities is required to be registered under Section 12 of the Exchange Act, Section (c)(a) shall not apply to Options, SARs or Awards of Restricted Stock until:
(1)    the earliest of: (i) the first material modification of the Plan (including any increase in the number of shares of Common Stock reserved for issuance under the Plan in accordance with Section 4(a)); (ii) the issuance of all of the shares of Common Stock reserved for issuance under the Plan; (iii) the expiration of the Plan; or (iv) the first meeting of stockholders at which Directors are to be elected that occurs after the close of the third calendar year following (x) the calendar year in which the Company’s initial public offering (within the meaning of Section 12(f)(1)(G) of the Exchange Act) occurs, or (y) if the Company first becomes subject to the registration requirements of Section 12 of the Exchange Act without an initial public offering, the first calendar year following the calendar year in which the Company is first required to register any equity security under Section 12 of the Exchange Act; or
(2)    such other date required by Code Section 162(m) and the rules and regulations promulgated thereunder. Notwithstanding the foregoing, if the Company first becomes subject to Section 12 of the Exchange Act in connection with an initial public offering, then this Section (c)(iii) will apply only to the extent that the prospectus covering the initial public offering discloses information concerning the Plan in satisfaction of all applicable securities laws then in effect.
(d)    Directors Awards.
(i)    Each Director of the Company will be eligible to receive grants of Awards under the Plan pursuant to the terms of the Director Compensation Program approved by Board of Directors. If the Board or the compensation committee of the Board separately has adopted or in the future adopts a compensation policy covering some or all Directors that provides for a predetermined formula grant that specifies the type of Award, the timing of the Date of Grant and the number of shares to be awarded under the terms of the Plan, such formula grant will be incorporated by reference and will be administered as if such terms were provided under the terms of the Plan without any requirement that the Administrator separately take action to determine the terms of such Awards.
(ii)    Effective for Awards granted on or after June 6, 2018, subject to the provisions of Section 11(a) relating to adjustments upon changes in the shares of Common Stock, the aggregate dollar value of Awards (calculated as the Date of Grant fair value of such Awards for financial reporting purposes) granted under this Plan and cash compensation granted under this Plan or otherwise paid by the Company during any calendar year to any one Non-Employee Director shall not exceed $500,000, rounded up to the nearest full Share. The foregoing limit shall not count any Tandem SARs (as defined in Section 7(c)(i)).
6.     Option Provisions.
Each Option will be in such form and will contain such terms and conditions as the Administrator deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. Notwithstanding the foregoing, the Company will have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time. The provisions of separate Options need not be identical, but each Option will include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:
(a)    Term. Subject to the provisions of Section 5(b) regarding Ten Percent Stockholders, no Option will be exercisable after the expiration of 10 years from the Date of Grant.
(b)    Exercise Price. The exercise price per share of Common Stock for each Option (the “Exercise Price”) will not be less than 100% of the Fair Market Value of such share on the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the Exercise Price will be no less than 110% of the Fair Market Value per share of Common Stock on the Date of Grant. Notwithstanding the foregoing, an Option granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code, as if the Option was a statutory stock option, may be granted with an Exercise Price lower than the Fair Market Value per share on the Date of Grant.
(c)    Consideration. The Optionholder will pay the Exercise Price of Common Stock acquired pursuant to an Option, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or (b) in the Administrator’s discretion, and upon such terms as the Administrator approves: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the Exercise Price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock held by the Participant that have a Fair Market Value on the date of attestation equal to the Exercise Price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”); (ii) during any period for which the Common Stock is readily tradable on an Established Securities Market, by a copy of instructions to a broker directing such broker to sell the Common Stock for which such Option is exercised, and to remit to the Company the aggregate Exercise Price of such Options (a “Cashless Exercise”); (iii) subject to the discretion of the Administrator, upon such terms as the Administrator shall approve, by notice of exercise including a statement directing the Company to retain such number of shares of Common Stock from any transfer to the Optionholder (“Stock Withholding”) that otherwise would have been delivered by the Company upon exercise of the Option having a Fair Market Value equal to all or part of the exercise price of such Option exercise, or (iv) in any other form of legal consideration that may be acceptable to the Administrator, including without limitation with a full-recourse promissory note; provided, however, if applicable law requires, the Optionholder shall pay the par value (if any) of Common Stock, if newly issued, in cash or cash equivalents. The interest rate payable under the terms of the promissory note may not be less than the minimum rate (if any) necessary to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Administrator (in its sole discretion) shall specify the term, interest rate, amortization requirements (if any) and other provisions of such note. Unless the Administrator determines otherwise, the holder shall pledge to the Company shares of Common Stock having a Fair Market Value at least equal to the principal amount of any such loan as security for payment of the unpaid balance of the loan and such pledge must be evidenced by a pledge agreement, the terms of which the Administrator shall determine, in its discretion; provided, however, that each loan must comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction. Unless the Administrator determines otherwise, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other shares of Common Stock acquired, directly or indirectly from the Company, will be paid only by shares of Common Stock of the Company that have been held for more than six months (or such other period of time as may be required to avoid a charge to earnings for financial accounting purposes). Notwithstanding the foregoing, during any period for which the Company has any class of its securities listed on a national securities exchange in the United States, has securities registered under Section 12 of the Exchange Act, is required to file reports under Section 13(a) or 15(d) of the Exchange Act, or has a registration statement pending under the Exchange Act, an exercise with a promissory note or other transaction by an Optionholder that involves or may involve a Prohibited Personal Loan is prohibited with respect to any Option under the Plan. Unless otherwise provided in the terms of an Option Agreement, payment of the Exercise Price by a Participant who is an Insider in the form of a Stock for Stock Exchange is subject to pre-approval by the Administrator, in its sole discretion. The Administrator shall document any such pre-approval in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Options involved in the transaction.
(d)    Transferability of an Incentive Stock Option. An Incentive Stock Option will not be transferable except by will or by the laws of descent and distribution and will be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, upon the death of the Optionholder, will thereafter be entitled to exercise the Option.
(e)    Transferability of a Nonstatutory Stock Option. A Nonstatutory Stock Option may, in the sole discretion of the Administrator, be transferable to a Permitted Transferee upon written approval by the Administrator to the extent provided in the Option Agreement. A Permitted Transferee includes: (a) a transfer by gift or domestic relations order to a member of the Optionholder’s immediate family (child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships), any person sharing the Optionholder’s household (other than a tenant or employee), a trust in which these persons (or the Optionholder) have more than 50% of the beneficial interest, a foundation in which these persons (or the Optionholder) control the management of assets, and any other entity in which these persons (or the Optionholder) own more than 50% of the voting interests; (b) third parties designated by the Administrator in connection with a program established and approved by the Administrator pursuant to which Participants may receive a cash payment or other consideration in consideration for the transfer of such Nonstatutory Stock Option; and (c) such other transferees as may be permitted by the Administrator in its sole discretion. If the Nonstatutory Stock Option does not provide for transferability, then the Nonstatutory Stock Option will not be transferable except by will or by the laws of descent and distribution and will be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, will thereafter be entitled to exercise the Option.
(f)    Vesting Generally. The Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Administrator may deem appropriate. The vesting provisions of individual Options may vary. The Administrator may, but will not be required to provide that no Option may be exercised for a fraction of a share of Common Stock. The Administrator may, but will not be required to, provide for an acceleration of vesting and exercisability in the terms of any Option Agreement upon the occurrence of a specified event. Unless otherwise specified in the terms of any Option Agreement, each Option granted pursuant to the terms of the Plan will become exercisable at a rate of 20% per year over the five year period commencing on the Date of Grant of the Option.
(g)    Termination of Continuous Service. Unless otherwise provided in an Option Agreement or in an employment or service agreement the terms of which have been approved by the Administrator, if an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability or termination by the Company for Cause), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period ending on the earlier of (a) the date three months following the termination of the Optionholder’s Continuous Service, or (b) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the Option Agreement, the Option will terminate. Unless otherwise provided in an Option Agreement or in an employment or service agreement the terms of which have been approved by the Administrator, or as otherwise provided in Sections (h), (i) and (j) of this Plan, outstanding Options that are not exercisable at the time an Optionholder’s Continuous Service terminates for any reason other than for Cause (including an Optionholder’s death or Disability) will be forfeited and expire at the close of business on the date of such termination. If the Optionholder’s Continuous Service terminates for Cause, all outstanding Options (whether or not vested) will be forfeited and expire as of the beginning of business on the date of such termination for Cause.
(h)    Extension of Termination Date. An Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service for any reason (other than upon the Optionholder’s death or Disability or termination by the Company for Cause) would violate any applicable federal, state or local law, the Option will terminate on the earlier of (a) the expiration of the term of the Option in accordance with Section 6(a) or 6(b) the date that is 30 days after the exercise of the Option would no longer violate any applicable federal, state or local law.
(i)    Disability of Optionholder. Unless otherwise provided in an Option Agreement, or in an employment or service agreement the terms of which have been approved by the Administrator, if an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date 12 months following such termination or (b) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option will terminate.
(j)    Death of Optionholder. Unless otherwise provided in an Option Agreement, or in an employment or service agreement the terms of which have been approved by the Administrator, if an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the Option upon the Optionholder’s death, but only within the period ending on the earlier of (a) the date 12 months following the date of death or (b) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option will terminate.
(k)    Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value of Common Stock on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds $100,000, the Options or portions thereof which exceed such limit (according to the order in which they were granted) will be treated as Nonstatutory Stock Options.
(l)    Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option. In such case, the shares of Common Stock acquired on exercise shall be subject to the vesting schedule that otherwise would apply to determine the exercisability of the Option. Any unvested shares of Common Stock so purchased may be subject to any other restriction the Administrator determines to be appropriate.
(m)    Transfer, Approved Leave of Absence. For purposes of Incentive Stock Options, no termination of employment by an Employee will be deemed to result from either (a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; or (b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the period of such leave does not exceed three months or, if longer, the Employee’s right to re-employment is guaranteed either by a statute or by contract.
(n)    Disqualifying Dispositions. Any Participant who makes a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two years from the Date of Grant of such Incentive Stock Option or within one year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option will be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.

7.     Provisions of Awards Other Than Options.
(a)    Restricted Awards. A Restricted Award is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units (“Restricted Stock Units”) having a value equal to the Fair Market Value of an identical number of shares of Common Stock, which may, but need not, provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”) as the Administrator shall determine. Each Restricted Award will be in such form and will contain such terms, conditions and Restricted Periods as the Administrator deems appropriate, including the treatment of dividends or dividend equivalents, as the case may be. The Administrator in its discretion may provide for an acceleration of the end of the Restricted Period in the terms of any Restricted Award, at any time, including in the event a Change in Control occurs. The terms and conditions of the Restricted Award may change from time to time, and the terms and conditions of separate Restricted Awards need not be identical, but each Restricted Award must include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)    Purchase Price. The purchase price of Restricted Awards, if any, will be determined by the Administrator, and may be stated as cash, property, prior or future services. Shares of Common Stock acquired in connection with any Restricted Award may be issued for such consideration, having a value not less than the par value thereof, as determined from time to time by the Administrator.
(ii)    Consideration. The Participant shall pay the consideration for Common Stock acquired pursuant to the Restricted Award either: (i) in cash at the time of purchase; or (ii) in any other form of legal consideration that may be acceptable to the Administrator in its discretion including, without limitation, a recourse promissory note, property a Stock for Stock Exchange, or prior or future services that the Administrator determines have a value at least equal to the Fair Market Value of such Common Stock. Notwithstanding the foregoing, during any period for which the Company has any class of its securities listed on a national securities exchange in the United States, has securities registered under Section 12 of the Exchange Act, is required to file reports under Section 13(a) or 15(d) of the Exchange Act, or has a registration statement pending under the Securities Act, payment with a promissory note or other transaction by a Participant that involves or may involve a Prohibited Personal Loan is prohibited with respect to any Restricted Award under the Plan.
(iii)    Vesting. The Restricted Award and any shares of Common Stock acquired under the Restricted Award may, but need not, be subject to a Restricted Period that specifies a Right of Repurchase in favor of the Company, or forfeiture in the event the consideration was in the form of services, in accordance with a vesting schedule to be determined by the Administrator. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Restricted Award, at any time, including upon a Change in Control. The Administrator in its discretion may grant a Restricted Award that is, in whole or in part, vested upon grant and not subject to a Restricted Period.
(iv)    Termination of Participant’s Continuous Service. Unless otherwise provided in a Restricted Award or in an employment or service agreement the terms of which have been approved by the Administrator, if a Participant’s Continuous Service terminates for any reason, the Company may exercise its Right of Repurchase or otherwise reacquire, or the Participant shall forfeit the unvested portion of a Restricted Award acquired in consideration of services, and any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Award will be forfeited and the Participant will have no rights with respect to the Award.
(v)    Transferability. Rights to acquire shares of Common Stock under the Restricted Award will be transferable by the Participant only upon such terms and conditions as are set forth in the Award Agreement, as the Administrator shall determine in its discretion, so long as Common Stock awarded under the Restricted Award remains subject to the terms of the Award Agreement.
(vi)    Concurrent Tax Payment. The Administrator, in its sole discretion, may (but will not be required to) provide for payment of a concurrent cash award in an amount equal, in whole or in part, to the estimated after tax amount required to satisfy applicable federal, state or local tax withholding obligations arising from the receipt and deemed vesting of Restricted Stock for which an election under Code Section 83(b) may be required.
(vii)    Lapse of Restrictions. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Administrator (including, without limitation, the Participant’s satisfaction of applicable tax withholding obligations attributable to the Award), the restrictions applicable to the Restricted Award will lapse and a stock certificate for the number of shares of Common Stock with respect to which the restrictions have lapsed will be delivered, free of any restrictions except those that may be imposed by law, the terms of the Plan or the terms of a Restricted Award, to the Participant or the Participant’s beneficiary or estate, as the case may be, unless such Restricted Award is subject to a deferral condition that complies with Code Section 409A and the regulations and interpretive authority issued thereunder as may be allowed or required by the Administrator in its sole discretion. The Company will not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the Fair Market Value of such fractional share in cash to the Participant or the Participant’s beneficiary or estate, as the case may be. With respect only to Restricted Stock Units, unless otherwise subject to a deferral condition that complies with Code Section 409A requirements, the Common Stock certificate will be issued and delivered and the Participant will be entitled to the beneficial ownership rights of such Common Stock not later than (i) the later of (x) the date that is 2 ½ months after the end of the Participant’s taxable year for which the Restricted Period ends and the Restricted Stock Unit is no longer subject to a substantial risk of forfeiture; (y) the date that is 2 ½ months after the end of the Company’s taxable year for which the Restricted Period ends and Restricted Stock Unit is no longer subject to a substantial risk of forfeiture; or (ii) such earlier date as may be necessary to avoid application of Code Section 409A to such Award.
(b)    Performance Awards.
(i)    Nature of Performance Awards. A Performance Award is an Award entitling the recipient to vest in or acquire shares of Common Stock or hypothetical Common Stock units having a value equal to the Fair Market Value of an identical number of shares of Common Stock that will be settled in the form of shares of Common Stock upon the attainment of specified performance goals. The Administrator may make Performance Awards independent of or in connection with the granting of any other Award under the Plan. Performance Awards may be granted under the Plan to any Participant, including those who qualify for awards under other performance plans of the Company. The Administrator in its sole discretion shall determine whether and to whom Performance Awards will be made, the performance goals applicable under each Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded shares; provided, however, that the Administrator may rely on the performance goals and other standards applicable to other performance plans of the Company in setting the standards for Performance Awards under the Plan.
(ii)    Performance Goals.
(1)    Performance goals will be based on a pre-established objective formula or standard that specifies the manner of determining the number of shares of Common Stock under the Performance Award that will be granted or will vest if the performance goal is attained. The Administrator will determine the performance goals before the time that 25% of the service period has elapsed, but not later than 90 days after the commencement of the service period to which the performance goal relates.
(2)    Performance goals may be based on one or more business criteria that apply to a Participant, a business unit or the Company and its Affiliates. Such business criteria include the following: revenue; sales; earnings before all or any of interest expense, taxes, depreciation and/or amortization (“EBIT,” “EBITA,” or “EBITDA”); funds from operations; funds from operations per share; operating income; operating income per share; pre-tax or after-tax income; net cash provided by operating activities; cash available for distribution; cash available for distribution per share; working capital and components thereof; sales (net or gross) measured by product line, territory, customer or customers, or other category; return on equity or average stockholders’ equity, including total stockholder return on equity based on the net stock price change over a given period plus the dividends paid during that period; return on assets; return on capital; enterprise value or economic value added; share price performance; improvements in the Company’s attainment of expense levels; implementation or completion of critical projects; improvement in cash-flow (before or after tax); net earnings; earnings per share; earnings from continuing operations; net worth; credit rating; levels of expense, cost, or liability by category, operating unit, or any other delineation; or any increase or decrease of one or more of the foregoing over a specified period; or the occurrence of a Change in Control.
(3)    A performance goal may be measured over a performance period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures. More than one performance goal may be incorporated in a performance objective, in which case achievement with respect to each performance goal may be assessed individually or in combination with each other. The Administrator may, in connection with the establishment of performance goals for a performance period, establish a matrix setting forth the relationship between performance on two or more performance goals and the amount of the Performance Award payable for that performance period. The level or levels of performance specified with respect to a performance goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Administrator may determine.
(4)    Performance goals will be objective and may differ for Performance Awards granted to any one Participant or to different Participants. A Performance Award to a Participant who is a Covered Employee will (unless the Administrator determines otherwise) provide that if the Participant’s Continuous Service ceases prior to the end of the performance period for any reason, such Award will be payable only (i) if the applicable performance objectives are achieved and (ii) to the extent, if any, determined by the Administrator. Such objective performance goals are not required to be based on increases in a specific business criterion, but may be based on maintaining the status quo or limiting economic losses. With respect to Participants who are not Covered Employees, the Administrator may establish additional objective or subjective performance goals.

(iii)    Restrictions on Transfer. Performance Awards and all rights with respect to such Performance Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.
(iv)    Satisfaction of Performance Goals. A Participant will be entitled to receive a stock certificate evidencing the acquisition of shares of Common Stock under a Performance Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Award (or in a performance plan adopted by the Administrator), including, without limitation, the Participant’s satisfaction of applicable tax withholding obligations attributable to the Award. With respect only to a Performance Award that is denominated in hypothetical Common Stock units, the Common Stock certificate will be issued and delivered and the Participant will be entitled to the beneficial ownership rights of such Common Stock (i) not later than (x) the date that is 2 ½ months after the end of the Participant’s taxable year for which the Administrator certifies that the Performance Award conditions have been satisfied and the Performance Award is no longer subject to a substantial risk of forfeiture; or (y) the date that is 2 ½ months after the end of the Company’s taxable year for which the Administrator certifies that the Performance Award conditions have been satisfied and the Performance Award is no longer subject to a substantial risk of forfeiture; or (ii) such other date as may be necessary to avoid application of Code Section 409A to such Award.
(v)    Termination. Except as may otherwise be provided by the Administrator at any time, a Participant’s rights in all Performance Awards will automatically terminate upon the Participant’s termination of employment (or business relationship) with the Company and its Affiliates for any reason.
(vi)    Acceleration, Waiver, Etc. Before the first date on which any class of the Company’s common equity securities is required to be registered under Section 12 of the Exchange Act or after such date with respect to Participants who are not Covered Employees, at any time before the Participant’s termination of Continuous Service by the Company and its Affiliates, the Administrator may in its sole discretion accelerate, waive or, subject to Section 12 hereof, amend any or all of the goals, restrictions or conditions imposed under any Performance Award. The Administrator in its discretion may provide for an acceleration of vesting in the terms of any Performance Award at any time, including upon a Change in Control. Notwithstanding the foregoing, with respect to a Covered Employee, after the first date on which any class of the Company’s common equity securities is required to be registered under Section 12 of the Exchange Act, no amendment or waiver of the performance goal will be permitted, and no acceleration of payment (other than in the form of Common Stock) will be permitted unless the performance goal has been attained and the Award is discounted to reasonably reflect the time value of money attributable to such acceleration.
(vii)    Certification. Following the completion of each performance period, the Administrator shall certify in writing whether the performance objectives and other material terms of a Performance Award have been achieved or met. Unless the Administrator determines otherwise, Performance Awards will not be settled until the Administrator has made the certification specified under this Section 7(b)(vii).
(c)    Stock Appreciation Rights.
(i)    General. Stock Appreciation Rights may be granted either alone (“Free Standing SARs”) or, provided the requirements of Section 7(c)(ii) are satisfied, in tandem with all or part of any Option granted under the Plan (“Tandem SARs”). In the case of a Nonstatutory Stock Option, Tandem SARs may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Tandem SARs may be granted only at the time of the grant of the Incentive Stock Option.
(ii)    Grant Requirements. A Stock Appreciation Right may only be granted if it does not provide for the deferral of compensation within the meaning of Code Section 409A. A Stock Appreciation Right does not provide for a deferral of compensation if: (A) the Strike Price may never be less than the Fair Market Value per share of the underlying Common Stock on the Date of Grant, (B) the compensation payable under the Stock Appreciation Right can never be greater than the difference between the Strike Price and the Fair Market Value of the Common Stock on the date the Stock Appreciation Right is exercised, (C) the number of shares of Common Stock subject to the Stock Appreciation Right is fixed on the Date of Grant of the Stock Appreciation Right, and (D) the Stock Appreciation Right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the SAR.
(iii)    Exercise and Payment. Upon delivery to the Administrator of a written request to exercise a Stock Appreciation Right the holder of such SAR will be entitled to receive from the Company, an amount equal to the product of (i) the excess of the Fair Market Value, on the date of such exercise, of one share of Common Stock over the Strike Price per share specified in such Stock Appreciation Right or its related Option; multiplied by (ii) the number of shares for which such Stock Appreciation Right is exercised. Payment with respect to the exercise of a Stock Appreciation Right will be paid on the date of exercise and made in shares of Common Stock valued at Fair Market Value on the date of exercise. Payment may be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), cash or a combination thereof, as determined by the Administrator in its sole discretion.

(iv)    Strike Price. The Administrator will determine the Strike Price of a Free Standing SAR, which may not be less than 100% of the Fair Market Value per share of Common Stock on the Date of Grant of such Stock Appreciation Right. The Strike Price of a Tandem SAR granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto will be the Exercise Price of the related Option. A Tandem SAR will be transferable only upon the same terms and conditions as the related Option, and will be exercisable only to the same extent as the related Option; provided, however, that a Tandem SAR, by its terms, will be exercisable only when the Fair Market Value per share of Common Stock subject to the Tandem SAR and related Option exceeds the Strike Price per share thereof.
(v)    Reduction in the Underlying Option Shares. Upon any exercise of a Stock Appreciation Right, the number of shares of Common Stock for which any related Option will be exercisable will be reduced by the number of shares for which the Stock Appreciation Right will have been exercised. The number of shares of Common Stock for which a Stock Appreciation Right will be exercisable will be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option has been exercised.
(vi)    Written Request. Unless otherwise determined by the Administrator in its sole discretion, Stock Appreciation Rights will be settled in the form of Common Stock. If permitted in the Award Agreement, a Participant may request that any exercise of a Stock Appreciation Right be settled for cash, but a Participant will not have any right to demand a cash settlement. A request for cash settlement may be made only by a written request filed with the Corporate Secretary of the Company during the period beginning on the third business day following the date of release for publication by the Company of quarterly or annual summary statements of earnings and ending on the twelfth business day following such date. Within 30 days of the receipt by the Company of a written request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, the Administrator shall, in its sole discretion, either consent to or disapprove, in whole or in part, such written request. A written request to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise a Stock Appreciation Right for cash may provide that, if the Administrator disapproves such written request, such written request will be deemed to be an exercise of such Stock Appreciation Right for shares of Common Stock.
(vii)    Disapproval by Administrator. If the Administrator disapproves in whole or in part any request by a Participant to receive cash in full or partial settlement of a Stock Appreciation Right or to exercise such Stock Appreciation Right for cash, such disapproval will not affect such Participant’s right to exercise such Stock Appreciation Right at a later date, to the extent that such Stock Appreciation Right will be otherwise exercisable, or to request a cash form of payment at a later date, provided that a request to receive cash upon such later exercise will be subject to the approval of the Administrator. Additionally, such disapproval will not affect such Participant’s right to exercise any related Option.
(viii)    Restrictions on Transfer. Stock Appreciation Rights and all rights with respect to such Awards may not be sold, assigned, transferred, pledged, or otherwise encumbered.
8.     Covenants of the Company.
(a)    Availability of Shares. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.
(b)    Securities Law Compliance. Each Award Agreement will provide that no shares of Common Stock may be purchased or sold thereunder unless and until any then applicable requirements of state, federal or applicable foreign laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.
9.     Use of Proceeds from Stock.
Proceeds from the sale of Common Stock pursuant to Awards will constitute general funds of the Company.

10.    Miscellaneous.
(a)    Acceleration of Exercisability and Vesting. The Administrator will have the power to accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Award stating the time at which it may first be exercised or the time during which it will vest.
(b)    Stockholder Rights. Except as provided in Section 11(a) hereof or as otherwise provided in an Award Agreement, no Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until the Participant has satisfied all requirements for exercise, payment or delivery of the Award, as applicable, pursuant to its terms and no adjustment will be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date of issue of a Common Stock certificate.
(c)    No Employment or Other Service Rights. Nothing in the Plan or any instrument executed or Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause, (b) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (c) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(d)    Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (a) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (b) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (i) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(e)    Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold a number of shares of Common Stock from the shares otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, the Fair Market Value of which does not exceed the maximum statutory tax rates in the applicable jurisdictions (subject to the Participant’s written request to withhold more than the required regular tax withholding in the applicable jurisdictions) and in which case the Award will be surrendered and cancelled with respect to the number of shares of Common Stock retained by the Company; (c) delivering to the Company previously owned and unencumbered shares of Common Stock; or (d) by execution of a recourse promissory note by a Participant. Notwithstanding the foregoing, during any period for which the Company has any class of its securities listed on a national securities exchange in the United States, has securities registered under Section 12 of the Exchange Act, is required to file reports under Section 13(a) or 15(d) of the Exchange Act, or has a registration statement pending under the Securities Act, payment of the tax withholding with a promissory note or other transaction by a Participant that involves or may involve a Prohibited Personal Loan is prohibited with respect to any Award. Unless otherwise provided in the terms of an Award Agreement, payment of the tax withholding by a Participant who is an Insider by delivering previously owned and unencumbered shares of Common Stock or in the form of share withholding is subject to pre-approval by the Administrator, in its sole discretion. The Administrator will document any such pre-approval in the case of a participant who is an Officer, Director or other Insider in a manner that complies with the specificity requirements of Rule 16b-3, including the name of the Participant involved in the transaction, the nature of the transaction, the number of shares to be acquired or disposed of by the Participant and the material terms of the Award involved in the transaction.
(f)    Right of Repurchase. Each Award Agreement may provide that, following a termination of the Participant’s Continuous Service, the Company may repurchase the Participant’s unvested Common Stock acquired under the Plan as provided in this Section (f) (the “Right of Repurchase”). The Right of Repurchase for unvested Common Stock will be exercisable at a price equal to the lesser of the purchase price at which such Common Stock was acquired under the Plan or the Fair Market Value of such Common Stock (if an Award is granted solely in consideration of past services without payment of any additional consideration, the unvested Common Stock will be forfeited without any repurchase). The Award Agreement may specify the period following a termination of the Participant’s Continuous Service during which the Right of Repurchase may be exercised.
11.    Adjustments Upon Changes in Stock.
(a)    Capitalization Adjustments. If any change is made in the Common Stock subject to the Plan, or subject to any Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), then the Administrator shall proportionately adjust (a) the aggregate number of shares of Common Stock or class of shares that may be purchased pursuant to Awards granted hereunder; (b) the aggregate number of shares of Common Stock or class of shares that may be purchased pursuant to Incentive Stock Options granted hereunder; (c) the number and/or class of shares of Common Stock covered by outstanding Options and Awards; (d) the maximum number of shares of Common Stock with respect to which Options and Stock Appreciation Rights may be granted to any single holder during any calendar year; and (e) the Exercise Price of any Option and the Strike Price of any Stock Appreciation Right in effect prior to such change shall be proportionately adjusted by the Administrator to reflect any increase or decrease in the number of issued shares of Common Stock or change in the Fair Market Value of such Common Stock resulting from such transaction; provided, however, that any fractional shares resulting from the adjustment may be eliminated by a cash payment. The Administrator shall make such adjustments in a manner that will provide an appropriate adjustment that neither increases nor decreases the value of such Award as in effect immediately prior to such corporate change, and its determination will be final, binding and conclusive. The conversion of any securities of the Company that are by their terms convertible will not be treated as a transaction “without receipt of consideration” by the Company.
(b)    Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then, subject to Section (c), all outstanding Awards will terminate immediately prior to such event.
(c)    Change in Control - Asset Sale, Merger, Consolidation or Reverse Merger. In the event of a Change in Control, a dissolution or liquidation of the Company, an exchange of shares, or any corporate separation or division, including, but not limited to, a split-up, a split-off or a spin-off, or a sale, in one or a series of related transactions, of all or substantially all of the assets of the Company; a merger or consolidation in which the Company is not the Surviving Entity; or a reverse merger in which the Company is the Surviving Entity, but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then the Company, to the extent permitted by applicable law, but otherwise in the sole discretion of the Administrator may provide for: (a) the continuation of outstanding Awards by the Company (if the Company is the Surviving Entity); (b) the assumption of the Plan and such outstanding Awards by the Surviving Entity or its parent; (c) the substitution by the Surviving Entity or its parent of awards with substantially the same terms (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section (c)) for such outstanding Awards and, if appropriate, subject to the equitable adjustment provisions of Section (a) hereof; (d) the cancellation of such outstanding Awards in consideration for a payment (in the form of stock or cash) equal in value to the Fair Market Value of vested Awards, or in the case of an Option, the difference between the Fair Market Value and the Exercise Price for all shares of Common Stock subject to exercise (i.e., to the extent vested) under any outstanding Option; or (e) the cancellation of such outstanding Awards without payment of any consideration. If such Awards would be canceled without consideration for vested Awards, the Participant will have the right, exercisable during the latter of the 10-day period ending on the fifth day prior to such merger or consolidation or 10 days after the Administrator provides the Award holder a notice of cancellation, to exercise such Awards in whole or in part without regard to any installment exercise provisions in the Option Agreement.
12.    Amendment of the Plan and Awards.
(a)    Amendment of Plan. The Board at any time may amend or terminate the Plan. However, except as provided in Section 11(a) relating to adjustments upon changes in Common Stock, no amendment will be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law or any securities exchange listing requirements. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.
(b)    Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.
(c)    Contemplated Amendments. It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to the nonqualified deferred compensation provisions of Section 409A of the Code and to bring the Plan and Awards granted hereunder into compliance therewith. Notwithstanding the foregoing, neither the Board nor the Company nor any Affiliate will have any liability to any Participant or any other Person as to (a) any tax consequences expected, but not realized, by a Participant or any other person due to the receipt, exercise, or settlement of any Award granted hereunder; or (b) the failure of any Award to comply with Section 409A of the Code.
(d)    Amendment of Awards; No Impairment of Rights.
(i)    The Administrator at any time may amend the terms of any one or more Awards. However, subject to Section 12(d)(ii), no amendment may impair rights under any Award granted before such amendment. Except as otherwise permitted under Section 11, unless stockholder approval is obtained: (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR; (ii) the Committee may not cancel any outstanding Option or SAR and replace it with a new Option or SAR, another Award or cash if such action will be considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted; and (iii) the Committee may not take any other action that is considered a “repricing” for purposes of the shareholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted.
(ii)    No amendment of the Plan or an Award may impair rights under any Award granted before such amendment unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing. For the avoidance of doubt, a cancellation of an Award where the Participant receives a payment equal in value to the Fair Market Value of the vested Award or, in the case of vested Options or Stock Appreciation Rights, the difference between the Fair Market Value and the Exercise Price or Strike Price, is not an impairment of the Participant’s rights that requires consent of the Participant.
13.    General Provisions.
(a)    Other Compensation Arrangements. Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
(b)    Recapitalizations. Each Award Agreement will contain provisions required to reflect the provisions of Section 11(a).
(c)    Delivery. Upon exercise of a right granted pursuant to an Award under the Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of the Plan, 30 days will be considered a reasonable period.
(d)    Other Provisions. The Award Agreements authorized under the Plan may contain such other provisions not inconsistent with the Plan, including, without limitation, restrictions upon the exercise of the Awards, as the Administrator may deem advisable.
(e)    Cancellation and Rescission of Awards for Detrimental Activity.
(i)    Upon exercise, payment or delivery pursuant to an Award, the Administrator may require a Participant to certify in a manner acceptable to the Company that the Participant has not engaged in any Detrimental Activity.
(ii)    Unless the Award Agreement specifies otherwise, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Awards at any time if the Participant engages in any Detrimental Activity.
(iii)    If a Participant engages in Detrimental Activity after any exercise, payment or delivery pursuant to an Award, during any period for which any restrictive covenant prohibiting such activity is applicable to the Participant, such exercise, payment or delivery may be rescinded within one year thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required by the Company. The Company will be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company.
(f)    Clawback or Forfeiture. Notwithstanding any provision in this Plan or any Award Agreement to the contrary, if required by Company policy, by the Dodd-Frank Wall Street Reform and Consumer Protection Act or the Sarbanes-Oxley Act of 2002 or by other applicable law, each Participant’s Award under this Plan shall be conditioned on repayment or forfeiture in accordance with such applicable laws, Company policy, or any relevant provision of the related Award Agreement. By accepting an Award under this Plan, a Participant will have consented to any such clawback, repayment or forfeiture condition, regardless of whether or not such condition is expressly stated in the Award Agreement.

14.    Market Stand-Off.
Each Option Agreement and Award Agreement will provide that, in connection with any underwritten public offering by the Company of its equity securities, the Participant shall agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the repurchase of, transfer the economic consequences of ownership or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any Common Stock without the prior written consent of the Company or its underwriters, for such period from and after the effective date of such registration statement as may be requested by the Company or such underwriters (the “Market Stand-Off”). In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the shares of Common Stock acquired under the Plan until the end of the applicable stand-off period. If there is any change in the number of outstanding shares of Common Stock by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, dissolution or liquidation of the Company, any corporate separation or division (including, but not limited to, a split-up, a split-off or a spin-off), a merger or consolidation; a reverse merger or similar transaction, then any new, substituted or additional securities that are by reason of such transaction distributed with respect to any shares of Common Stock subject to the Market Stand-Off, or into which such shares of Common Stock thereby become convertible, will immediately be subject to the Market Stand-Off.
15.    Effective Date of Plan.
The Plan shall become effective as of the Effective Date. No Award in excess of the 4,300,000 share limit that is granted on or after the date (specified in Section 2(u))) on which this amendment and restatement is effective may be exercised (or in the case of a stock Award, may be granted) unless and until the amendment and restatement of the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date this amendment and restatement of the Plan is adopted by the Board. If the stockholders fail to approve the Plan within 12 months after the date on which the amendment and restatement of the Plan is adopted by the Board, any Awards in excess of 4,300,000 shares that are contingent on stockholder approval shall be rescinded and no additional Awards in excess of 4,300,000 shares may be made under the Plan and the Plan will terminate on the day before the 10th anniversary of April 25, 2016, the effective date of the prior amendment and restatement of the Plan.
16.    Termination or Suspension of the Plan.
The Plan will terminate automatically on the day before the 10th anniversary of the date (specified in Section 2(u)) on which this amendment and restatement is effective. No Award may be granted pursuant to the Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate the Plan at any earlier date pursuant to Section 12(a) hereof. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
17.    Choice of Law.
The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of the Plan, without regard to such state’s conflict of law rules.
18.    Limitation on Liability.
The Company and any Affiliate that is in existence or that hereinafter comes into existence will have no liability to any Participant or any other person as to (a) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by counsel to the Company necessary to the lawful issuance and sale of any shares hereunder; (b) any tax consequences expected, but not realized, by a Participant or any other person due to the receipt, exercise, or settlement of any Award granted hereunder; or (c) the failure of any Award that is determined to constitute “nonqualified deferred compensation” to comply with Section 409A of the Code and the regulations thereunder.
19.    Execution.
To record the adoption of the Plan by the Board, the Company has caused its authorized officer to execute the Plan as of the date specified below.
SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, upon authorization of the Board of Directors, the undersigned has caused this 2019 Amended and Restated Diamondback Energy, Inc. Equity Incentive Plan to be executed effective as of the 24th day of April, 2019.

DIAMONDBACK ENERGY, INC.

By:	/s/ Matt Zmigrosky
Matt Zmigrosky, Executive Vice President

DIAMONDBACK Energy

VOTE

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DESIGNATION (IF ANY)
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Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The board of directors recommends a vote FOR each nominee listed in Proposal 1 and FOR Proposals 2, 3 and 4.

1. Election of Directors:

	For	Against	Abstain
01 - Steven E. West	☐	☐	☐
02 - Travis D. Stice	☐	☐	☐
03 - Michael L. Hollis	☐	☐	☐
04 - Michael P. Cross	☐	☐	☐
05 - David L. Houston	☐	☐	☐
06 - Mark L. Plaumann	☐	☐	☐
07 - Melanie M. Trent	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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Proxy – Diamondback Energy, Inc.
You are cordially invited to attend the Annual Meeting of Stockholders
To be held on June 6, 2019, at
11:30 a.m. Oklahoma City time, at
1200 North Walker Avenue, Oklahoma City, Oklahoma 73103.

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Diamondback Energy, Inc.

Annual Meeting of Stockholders

This Proxy Is Solicited On Behalf Of The Board Of Directors

The undersigned hereby appoints Travis Stice, Kaes Van't Hof, Teresa Dick and Matt Zmigrosky (together, the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Diamondback Energy, Inc. (the "Company") to be held on June 6, 2019 at 11:30 a.m. Oklahoma City time and at any adjournments and postponements thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies' discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

The undersigned acknowledges receipt of the 2019 Notice of Annual Meeting and accompanying Proxy Statement and revokes all prior proxies for said meeting.

THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO SPECIFIC DIRECTION IS GIVEN AS TO THE PROPOSALS ON THE REVERSE SIDE, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND FOR EACH OF THE PROPOSALS 2, 3 AND 4 IN ACCORDANCE WITH THE BOARD OF DIRECTOR'S RECOMMENDATION.

IMPORTANT – PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. THANK YOU FOR VOTING.

(Continued and to be marked, dated and signed on reverse side.)

C Non-Voting Items

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